UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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DYCOM INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYCOM INDUSTRIES, INC.

11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, Florida 33408

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 21, 2017

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Dycom Industries, Inc. (the “Company”) will be held at 11:00 a.m., Eastern Time, on Tuesday, November 21, 2017, at the corporate offices of Dycom Industries, Inc., 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408.

At the Annual Meeting, you will be asked to:

1.	Elect the two directors named in the Proxy Statement;
2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the six-month transition period of July 30, 2017 to January 27, 2018;
3.	Approve, by non-binding advisory vote, executive compensation;
4.	Recommend, by non-binding advisory vote, the frequency of future advisory votes on executive compensation;
5.	Approve an amendment and restatement of the Company’s 2012 Long-Term Incentive Plan, including an increase in the number of authorized shares and the reapproval of performance goals under the plan;
6.	Approve the Company’s 2017 Non-Employee Directors Equity Plan; and
7.	Transact such other business as may properly be brought before the Annual Meeting, and any adjournments or postponements of the Annual Meeting.

The Board of Directors has fixed the close of business on Monday, October 2, 2017, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Richard B. Vilsoet
Vice President, General Counsel and Secretary

Palm Beach Gardens, Florida
October 12, 2017

YOUR VOTE IS IMPORTANT

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the envelope provided. Instructions for each type of voting are included in the Notice Regarding the Availability of Proxy Materials that you received and in this Proxy Statement. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

If you choose to attend the Annual Meeting, you will be asked to present valid picture identification, and if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of October 2, 2017. Shareholders without appropriate documentation may not be admitted to the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, NOVEMBER 21, 2017

The Notice, Proxy Statement and 2017 Annual Report to Shareholders are available on the Internet at www.proxyvote.com.

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DYCOM INDUSTRIES, INC.
11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, Florida 33408

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Tuesday, November 21, 2017

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dycom Industries, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, November 21, 2017, at the corporate offices of Dycom Industries, Inc., 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408, at 11:00 a.m. Eastern Time, or at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are being distributed or otherwise furnished to shareholders on or about October 12, 2017.

Why did I receive a one-page Notice in the mail regarding the Availability of Proxy Materials instead of printed proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to furnish its proxy materials to shareholders on the Internet, rather than mailing paper copies to each shareholder. Accordingly, on October 12, 2017, the Company sent a Notice Regarding the Availability of Proxy Materials (the “Notice”) to shareholders of record. You have the ability to access the proxy materials on a website referred to in the Notice or you may request to receive a paper copy of the proxy materials free of charge by following the instructions in the Notice.

What will I be voting on?

The proposals to be voted on at the Annual Meeting are the following:

•	Election of the two directors named in this Proxy Statement;
•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the six-month transition period of July 30, 2017 to January 27, 2018;
•	A non-binding advisory vote to approve executive compensation (“say-on-pay”);
•	A non-binding advisory vote on the frequency of future advisory votes on executive compensation;
•	Approval of an amendment and restatement of the Company’s 2012 Long-Term Incentive Plan, including an increase in the number of authorized shares and the reapproval of performance goals under the plan; and
•	Approval of the Company’s 2017 Non-Employee Directors Equity Plan.

Other than the matters set forth in this Proxy Statement and matters incidental to the conduct of the Annual Meeting, the Company does not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from shareholders give the proxy holders the authority to vote on the matter at their discretion.

Who may vote?

The Board of Directors has set October 2, 2017 as the record date for the Annual Meeting. You may vote at the Annual Meeting if you owned shares of the Company’s common stock as of the close of business on October 2, 2017. Each outstanding share of the Company’s common stock is entitled to one vote on each matter to be voted on. As of the record date, there were 31,108,838 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting based on the records of the Company’s registrar and transfer agent, American Stock Transfer & Trust Company.

Who may attend the Annual Meeting?

All shareholders of record at the close of business on October 2, 2017, or their duly appointed proxies, may attend the Annual Meeting. Please be prepared to present valid photo identification for admission to the Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

If you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to attend the Annual Meeting, you will need to bring a copy of a statement reflecting your share ownership as of the October 2, 2017 record date for the Annual Meeting and check in at the registration desk at the Annual Meeting.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares:

•	“FOR” the two director nominees named in this Proxy Statement for election to the Board of Directors;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the six-month transition period of July 30, 2017 to January 27, 2018;
•	“FOR”, on a non-binding advisory basis, the vote to approve executive compensation;
•	“FOR”, on a non-binding advisory basis, “1 YEAR” (i.e., annual) on the frequency of future advisory votes on executive compensation;
•	“FOR” the approval of the amendment and restatement of the Company’s 2012 Long-Term Incentive Plan, including an increase in the number of authorized shares and the reapproval of performance goals under the plan; and
•	“FOR” the approval of the Company’s 2017 Non-Employee Directors Equity Plan.

How do I vote?

You may vote your shares of Company common stock in any of the following manners:

•	In person. Shareholders of record and beneficial shareholders with shares held in “street name” may vote in person at the meeting. If you hold shares in “street name,” you must also obtain a legal proxy, executed in your favor, from your broker or nominee to vote in person at the meeting. You must bring this proxy to the Annual Meeting;
•	By telephone or via the Internet. You may vote by telephone or via the Internet by following the instructions provided in the Notice, proxy card or voting instruction card provided; or
•	By mail. If you request paper copies of the proxy materials by mail, you may vote by proxy by signing, dating and returning the proxy card or voting instruction card provided. Please sign the proxy card or voting instruction card exactly as your name appears on the card.

If you are a shareholder of record and you attend the Annual Meeting, you may deliver your completed proxy card or voting instruction card in person. If you hold your shares in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy, executed in your favor, from the broker or nominee that holds your shares and bring this proxy to the Annual Meeting.

What if I hold my shares in “street name”?

Many shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. This is often called holding shares in “street name.” As summarized below, there are some distinctions between record shareholders and “street name” holders.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record for those shares, and these proxy materials are being provided directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares and you hold your shares in “street name.” In this case, proxy materials are being forwarded to you by your broker, bank or other nominee. You should follow the voting directions provided by your bank, broker or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a proxy, executed in your favor, from your broker, bank or other nominee.

If you hold your shares in “street name,” it is critical that you provide instructions to, or obtain a proxy from, the record holder if you want your shares to count in the election of directors (Proposal 1); the non-binding advisory vote to approve executive compensation (Proposal 3); the non-binding advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4); the amendment and restatement of the Company’s 2012 Long-Term Incentive Plan, including an increase in the number of authorized shares and the reapproval of performance goals (Proposal 5); and the approval of the Company’s 2017 Non-Employee Directors Equity Plan (Proposal 6).

Can I change my decision after I vote?

Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Submitting another proxy card bearing a later date than the proxy being revoked prior to the Annual Meeting;
•	Voting again by Internet or telephone prior to the Annual Meeting as described on the proxy card; or
•	Voting again in person at the Annual Meeting.

If you hold your shares in “street name” and wish to change your vote at the Annual Meeting, you will need to obtain a proxy, executed in your favor, from the broker, bank or other nominee that holds your shares and bring the proxy to the Annual Meeting. Without a proxy from the broker, bank or other nominee that holds your shares, you may not vote shares held in “street name” by returning a proxy card or by voting in person at the Annual Meeting.

You also may revoke your proxy prior to the Annual Meeting without submitting a new vote by filing an instrument of revocation with the Secretary of the Company by 5:00 p.m. Eastern Time on Monday, November 20, 2017.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the Company’s common stock will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The Annual Meeting may not commence if a quorum is not present.

Will my shares be voted if I do not provide my proxy?

If you are a shareholder of record and you do not vote or provide a proxy, your shares will not be voted.

Your shares may be voted if they are held in “street name,” even if you do not provide the brokerage firm, bank or other nominee with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions at least 15 days before the date of the Annual Meeting on ratification of the appointment of the Company’s independent auditor and certain other “routine” matters, but not for non-“routine” matters. As a result, if your shares are held in “street name” and you do not submit voting instructions to your brokerage firm, your shares will be treated as “broker non-votes” with respect to the election of directors (Proposal 1); the non-binding advisory vote to approve executive compensation (Proposal 3); the non-binding advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4); the amendment and restatement of the Company’s 2012 Long-Term Incentive Plan, including an increase in the number of authorized shares and the reapproval of performance goals (Proposal 5); and the approval of the Company’s 2017 Non-Employee Directors Equity Plan (Proposal 6), and will not be counted in determining the outcome of those proposals.

Therefore, we urge you to give voting instructions to your brokerage firm, bank or other nominee on all proposals.

What is the effect of an “abstain” vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal.

What if I return my proxy card but do not mark it to show how I am voting?

If you sign and return your proxy card but do not indicate instructions for voting, your shares will be voted “FOR” each of Proposals 1, 2, 3, 5 and 6 and for “1 Year” for Proposal 4. With respect to any other matter which may properly come before the Annual Meeting, your shares will be voted at the discretion of the proxy holders.

What vote is required to approve each proposal?

The Company has adopted a majority voting standard for uncontested director elections and a plurality voting standard for contested director elections. Under this voting standard, in an uncontested election, a director nominee will be elected if the affirmative vote of shares of common stock represented and entitled to vote at the Annual Meeting exceeds the votes cast opposing that nominee. This majority voting standard is further described below under the section entitled “Board of Directors and Corporate Governance Information—Majority Voting Standard” on page 12 of this Proxy Statement.

The affirmative vote of shares of common stock represented and entitled to vote at the Annual Meeting and exceeding the votes cast opposing the action is required (i) to ratify the appointment of the Company’s independent auditor; (ii) to adopt the non-binding advisory vote to approve executive compensation; (iii) to approve the amendment and restatement of the Company’s 2012 Long-Term Incentive Plan, including an increase in the number of authorized shares and the reapproval of performance goals; and (iv) to approve the Company’s 2017 Non-Employee Directors Equity Plan. The affirmative vote of a plurality of the shares of common stock represented and entitled to vote at the Annual Meeting is required for the advisory vote on the frequency of future advisory votes on executive compensation.

Will any other matters be voted on at the Annual Meeting?

As of the date of this Proxy Statement, management of the Company knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement and matters incidental to the conduct of the Annual Meeting. If any other matters are proposed and properly come before the Annual Meeting and call for a vote of shareholders, your proxy will be voted in the discretion of the proxy holders.

Can I receive future proxy materials electronically?

You can help the Company conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please go to the website www.proxyvote.com, with your proxy card in hand, and follow the instructions.

Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card

Shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by the Company no later than 11:59 p.m., Eastern Time, on Monday, November 20, 2017. If you appoint your proxy by telephone or the Internet, the Company must receive your appointment no later than 11:59 p.m., Eastern Time, on Monday, November 20, 2017. If your shares of common stock are held in “street name,” you should follow the voting directions provided by your bank, broker or other nominee.

* * * *

A copy of the Company’s 2017 Annual Report to Shareholders, including financial statements for the fiscal years ended July 29, 2017 and July 30, 2016, is enclosed with this Proxy Statement, but such documentation does not constitute a part of the proxy soliciting material.

PROXY STATEMENT SUMMARY

This summary highlights certain information about Dycom Industries, Inc. contained in this Proxy Statement. As it is only a summary, please review the entire Proxy Statement before voting.

2017 Annual General Meeting of Shareholders

• Time and Date:	Tuesday, November 21, 2017, at 11:00 a.m. Eastern Time.
• Location:	Corporate offices of Dycom Industries, Inc., 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408.
• Record Date:	Shareholders of record as of the close of business on October 2, 2017 are entitled to vote.
• Voting:	Each outstanding share of common stock is entitled to one vote. You may vote by telephone; Internet; mail; or by attending the Annual Meeting. Please see “How Do I Vote?” on page 2.
• Attendance:	To be admitted, please follow the instructions contained in “Who may attend the Annual Meeting?” on page 2.

Annual Meeting Agenda and Voting Recommendations

Proposal		Board’s Voting Recommendation	Vote Required For Approval	Page References (for more detail)
Proposal 1 –	Election of Director Nominees	FOR EACH NOMINEE	Majority of Votes Cast	8
Proposal 2 –	Appointment of the Independent Auditor	FOR	Majority of Votes Cast	61
Proposal 3 –	Advisory Vote to Approve Executive Compensation	FOR	Majority of Votes Cast	62
Proposal 4 –	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	1 YEAR	Plurality Vote	63
Proposal 5 –	Amendment and Restatement of the Company’s 2012 Long-Term Incentive Plan, including an Increase in the Number of Authorized Shares and the Reapproval of Performance Goals under the Plan	FOR	Majority of Votes Cast	64
Proposal 6 –	Approval of the Company’s 2017 Non-Employee Directors Equity Plan	FOR	Majority of Votes Cast	71

Director Nominees

The Board of Directors has nominated two independent directors for reelection to the Board. The following table provides summary information about each nominee.

Name	Age	Director Since	Committee Memberships
Dwight B. Duke	65	2011	Compensation (Chair) Governance

Laurie J. Thomsen	60	2015	Audit Compensation

2017 Financial Highlights and Strategic Developments

In fiscal 2017, the Company continued its strong year-over-year growth in the following key financial benchmarks:

•	Contract revenues increased 14.8% to $3.067 billion for fiscal 2017 as compared to $2.673 billion for fiscal 2016. Contract revenues for fiscal 2017 increased 14.1% on an organic basis[1]after excluding revenues from businesses acquired that were not included for the full period in both fiscal 2017 and fiscal 2016 and adjusting for the additional week of operations during the fourth quarter of fiscal 2016 as a result of the Company’s 52/53-week fiscal year.
•	Adjusted EBITDA[1] increased 13.2% to $441.6 million for fiscal 2017 as compared to $390.0 million for fiscal 2016.
•	Adjusted Net Income[1] increased 13.4% to $168.3 million for fiscal 2017 as compared to $148.4 million for fiscal 2016.
•	Adjusted Diluted Earnings per Common Share[1] increased 17.4% to $5.26 as compared to $4.48 for fiscal 2016.

The Company continued to take action to create long-term value for shareholders by executing its strategy and operating plans. In fiscal 2017, the Company accomplished the following:

•	Provided services for 1 gigabit full deployments across the United States to a number of customers in multiple metropolitan areas and grew its core market share.
•	Secured and began work on a number of converged wireless/wireline multi-use networks.
•	Maintained strong operating cash flow which supported growth with its top customers.
•	Repurchased 713,006 shares of its common stock for approximately $62.9 million, thereby increasing its ability to leverage growth opportunities to the benefit of future shareholders.
•	Reduced its general and administrative expenses as a percentage of contract revenue to 7.8% in fiscal 2017 from 8.1% in fiscal 2016 due to operating leverage on its increased level of operations and cost controls.
[1]	Organic contract revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Common Share are not measures recognized under generally accepted accounting principles (“GAAP”). The Company has defined organic contract revenues as contract revenues from businesses that are included for the entire period in both the current and prior year periods, adjusted for the additional week in the fourth quarter of fiscal 2016 as a result of the Company’s 52/53-week fiscal year. The Company has defined Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. The Company has defined Adjusted Net Income as net income before loss on debt extinguishment, non-cash amortization of debt discount, certain non-recurring items and any tax impact related to these items. The Company has defined Adjusted Diluted Earnings per Common Share as Adjusted Net Income divided by weighted average diluted shares outstanding. See “Supplemental Information about Fiscal 2017 Financial Overview and Strategic Developments” set forth on Appendix C of this Proxy Statement for a reconciliation of these Non-GAAP financial measures to the corresponding GAAP financial measures.

Corporate Governance Highlights

Key Compensation Governance Practices

•	Robust stock ownership guidelines for the Chief Executive Officer (265,000 shares) and non-employee directors (10,000 shares).
•	Shareholding requirements for Named Executive Officers (other than the CEO) and key employees who receive awards of time vesting restricted stock and time vesting restricted stock units.
•	Standardized timing of annual equity award grants.
•	Executive compensation program designed to discourage risk.
•	Double-trigger change of control benefits applicable only in the event of both a change of control and the termination of a Named Executive Officer’s employment under certain circumstances.
•	Full disclosure of incentive plan performance goals.
•	Prohibition of repricing or cash buyouts of stock options without shareholder approval and one-year minimum vesting period for performance-based awards.
•	Retention of an independent compensation consultant to advise compensation committee.
•	No golden parachute excise tax gross-ups.
•	Standard defined contribution retirement plan applicable to all employees, with no supplemental arrangements for Named Executive Officers.
•	Perquisites and executive benefits limited to Company-paid premiums for term life insurance and long-term disability insurance.

Key Board Governance Practices

•	Independence of each non-employee director.
•	Majority voting for directors in uncontested elections.
•	Executive session meetings for independent directors.
•	Risk oversight by full Board and committees.
•	Robust director nomination process.
•	Comprehensive annual Board and committee evaluations and self-assessments.
•	Quarterly Board review of Company business strategy.
•	Mandatory retirement age for directors pursuant to Company’s By-laws.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, with each class having as equal a number of directors as possible. The Board of Directors currently consists of eight members.

Two director nominees have been nominated for election at the Annual Meeting. The nominees are Dwight B. Duke and Laurie J. Thomsen. Each nominee was selected by the Corporate Governance Committee and approved by the Board of Directors for submission to shareholders of the Company. Mr. Duke and Ms. Thomsen are each currently serving a term that expires at the Annual Meeting and each has been nominated for a term expiring at the Company’s fiscal 2020 annual meeting. Charles B. Coe, a director whose term also expires at the Annual Meeting, has reached the mandatory retirement age for Board members under the Company’s Amended and Restated By-laws and will therefore be deemed to have resigned at the expiration of his current term. In connection with Mr. Coe’s retirement, the Board of Directors has determined to reduce the size of the Board of Directors from eight members to seven members, effective upon Mr. Coe’s retirement, and has therefore nominated for election at the Annual Meeting only Mr. Duke and Ms. Thomsen. The remaining five directors’ terms will continue, as described below.

The Company’s Amended and Restated By-laws provide for a majority voting standard for the election of directors in uncontested elections of directors, such as that being conducted at the Annual Meeting. Under this standard, a director nominee will be elected only if the number of shares of common stock represented and entitled to vote at the Annual Meeting that vote “for” the nominee exceeds the number of votes “against” that nominee. Pursuant to the standard, a director is required to tender his or her resignation to the Board of Directors if the director fails to receive the required number of votes. The Corporate Governance Committee, composed entirely of independent directors, will evaluate and make a recommendation to the Board of Directors with respect to the tendered resignation, taking into consideration any factors that they deem relevant. The Board of Directors must take action on the Corporate Governance Committee’s recommendation within 90 days following certification of the shareholders’ vote and publicly disclose its decision within four business days after its decision is made. If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve as a director until the next succeeding annual meeting and until his or her successor is duly elected or until the director’s earlier resignation, removal from office or death. This majority voting standard is further described below under the section entitled “Board of Directors and Corporate Governance Information—Majority Voting Standard” on page 12 of this Proxy Statement.

Each nominee has consented to serve if elected to the Board of Directors. If any director nominee becomes unable to accept nomination or election, which is not anticipated, the persons named as proxies will vote for the election of such other person as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The names of the nominees for election as a director of the Company and of those directors of the Company continuing in office, their ages, their principal occupations during the past five years, certain other directorships held, their length of service on our Board of Directors, and a summary of their specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should serve as a director of the Company are set forth below.

NOMINEES FOR ELECTION AT THIS MEETING

Dwight B. Duke Director since 2011 Age 65
Mr. Duke served as Senior Vice President, Business Operations, Service Provider Video Technology Group of Cisco Systems, Inc. from 2006 until his retirement in 2012. From 1998 to 2005, Mr. Duke was Senior Corporate Vice President of Scientific-Atlanta, Inc. and President of its Transmission Networks Systems business. During this period, Mr. Duke was a member of Scientific-Atlanta’s corporate management and corporate operating committees which developed and implemented corporate strategy. Prior to 1998, Mr. Duke was Vice President of the Network Systems Group of Scientific-Atlanta and responsible for that company’s digital video system business.

Mr. Duke has substantial experience in operations management, distribution and marketing for the cable television industry. Mr. Duke also has experience in organization-wide strategic planning, as well as product and major program management. Mr. Duke’s executive-level experience in the telecommunications and cable television industry, and his experience in integrating acquired businesses, allow Mr. Duke to bring to the Board of Directors significant knowledge of corporate strategy, technology, and mergers and acquisitions, particularly within industries closely related to the Company’s business.

Laurie J. Thomsen Director since 2015 Age 60
Ms. Thomsen served as an Executive Partner of New Profit, Inc., a venture philanthropy firm, from 2006 to 2010, and she served on its board from 2001 to 2006. Prior to that, from 1995 to 2004, Ms. Thomsen was a co-founder and General Partner of Prism Venture Partners, a venture capital firm investing in healthcare and technology companies. From 1984 until 1995, Ms. Thomsen worked at the venture capital firm Harbourvest Partners in Boston, where Ms. Thomsen was a General Partner from 1988 until 1995. Ms. Thomsen was in commercial lending at U.S. Trust Company of New York from 1979 until 1984. Ms. Thomsen is currently a director of MFS Mutual Funds and The Travelers Companies, Inc.

Ms. Thomsen has extensive experience as a General Partner of a venture capital firm and significant experience and expertise in investments, finance and the development of emerging businesses. In addition, Ms. Thomsen has board experience at publicly traded companies. This experience allows Ms. Thomsen to bring to the Board of Directors substantial knowledge of accounting and financial controls, corporate finance structure and strategy, and governance practices, as well as significant experience with the growth and development of businesses and mergers and acquisitions. Ms. Thomsen’s expertise in investments and private equity also allows her to bring insight into public company management from an investor’s perspective.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote “FOR” the election of Dwight B. Duke and Laurie J. Thomsen as directors.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING

Stephen C. Coley Director since 2003 Term Expires 2018 Age 72
Mr. Coley is a Director Emeritus of McKinsey & Company, Inc. Mr. Coley was a Management Consultant with McKinsey & Company, Inc. from July 1975 to his retirement in January 2004. During this period, Mr. Coley led a wide variety of business strategy and organization efforts, principally serving technology and basic industrial clients. Mr. Coley also led McKinsey’s corporate growth practice.

A recognized expert and published author on corporate growth, Mr. Coley has extensive general business management experience in corporate strategy and finance for companies in the technology industry, as well as in-depth knowledge of corporate finance structure and strategies, and corporate governance. This experience and knowledge allow Mr. Coley to bring to the Board of Directors meaningful and valuable insight into strategic, financial and capital-related issues.

Patricia L. Higgins Director since 2008 Term Expires 2018 Age 67
Ms. Higgins was President, Chief Executive Officer, and a director of Switch & Data Facilities Company, Inc., a provider of neutral interconnection and colocation services, from September 2000 to her retirement in February 2004. Prior to that, Ms. Higgins served as Chairman and Chief Executive Officer of The Research Board, a consulting and research services company for information technology from May 1999 to August 2000. Prior to 1999, Ms. Higgins also served as Corporate Vice President and Chief Information Officer of Alcoa Inc. and also held senior management positions at UNISYS Corporation, Verizon (NYNEX) and AT&T Inc. Ms. Higgins was a director at Visteon Corporation from 2004 to 2010, Delta Air Lines, Inc. from 2005 to 2007 and SpectraSite Communications, Inc. from 2004 to 2005, and is currently a director of Barnes & Noble, Inc., Internap Network Services Corporation and The Travelers Companies, Inc.

Ms. Higgins held senior executive-level positions in telecommunications, computing and information technology. Ms. Higgins has also had extensive board experience as a director of numerous public companies, including serving as lead director and as a member of a number of audit committees (chairing two), compensation committees (chairing one), governance/nominating committees (chairing one) and chairing one finance committee. This wide-ranging experience allows Ms. Higgins to bring to the Board of Directors substantial knowledge of accounting and financial controls, corporate finance and strategy, and governance practices, as well as a significant depth of understanding into the operation and management of public companies.

Steven E. Nielsen Director since 1996 Term Expires 2018 Age 54
Mr. Nielsen has been the President and Chief Executive Officer of the Company since March 1999; President and Chief Operating Officer from August 1996 to March 1999; and Vice President from February 1996 to August 1996. Mr. Nielsen was a director of SBA Communications Corporation from 2001 to 2009.

Mr. Nielsen’s service as the Company’s Chief Executive Officer and in other leadership roles within the Company allows Mr. Nielsen to bring to the Board of Directors a deep insight into the operations, challenges and complex issues facing the Company itself and the Company’s industry in general.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING(continued)

Eitan Gertel Director since 2016 Term Expires 2019 Age 55
Mr. Gertel served as the Chief Executive Officer and a director of Finisar Corporation from 2008 to 2015 as a result of the completion of the merger between Finisar and Optium Corporation. Prior to that, Mr. Gertel served as Chief Executive Officer and Chairman of the Board of Optium from 2004 to 2008 and as the President and a director of Optium from 2001 to 2004. From 1995 to 2001, Mr. Gertel served as Corporate Vice President and General Manager of the former transmission systems division of JDS Uniphase Corporation, a provider of broadband test and management solutions and optical products.

Mr. Gertel has significant executive-level experience in the telecommunications industry, including experience in business leadership, operations and strategy, and technical experience. This experience allows Mr. Gertel to bring to the Board of Directors knowledge of corporate strategy, corporate finance, and mergers and acquisitions, as well as significant operational knowledge of the industry as a result of the various management positions which he has held.

Anders Gustafsson Director since 2013 Term Expires 2019 Age 57
Mr. Gustafsson has served as the Chief Executive Officer and a director of Zebra Technologies Corporation since 2007. From 2004 until 2007, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly traded telecommunications company. From 2000 until 2004, Mr. Gustafsson was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc., a communications networking company, having previously served as President, Tellabs International, as well as President, Global Sales, and Vice President and General Manager, Europe, Middle East and Africa. Earlier in his career, Mr. Gustafsson held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc.

Mr. Gustafsson has extensive executive-level experience in the telecommunications industry covering many areas, including operations, strategy and finance. This experience allows Mr. Gustafsson to bring to the Board of Directors a broad range of skills related to the Company’s industry, including knowledge of corporate strategy, financial controls and accounting, corporate finance, and mergers and acquisitions.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

The Company is committed to sound corporate governance and to full compliance with New York Stock Exchange (“NYSE”), SEC and other regulatory and legal requirements. In furtherance of these goals, the Board of Directors has adopted a Code of Business Conduct and Ethics, a Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines and written charters for each of its Audit Committee, Compensation Committee, Corporate Governance Committee and Finance Committee, all of which are available on the Company’s website at www.dycomind.com. Copies of each may also be obtained, without charge, upon written request to the Secretary of the Company at 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408. These documents are periodically reviewed in light of corporate governance developments and modified as appropriate. Please note that the information contained in or connected to the Company’s website is not intended to be part of this Proxy Statement.

Majority Voting Standard

The Company’s Amended and Restated By-laws provide for a majority voting standard for uncontested director elections. This standard states that in uncontested elections of directors, a director nominee will be elected only if the affirmative vote of shares of common stock represented and entitled to vote at an annual meeting exceeds the votes cast opposing that nominee. Pursuant to the standard, a director will tender his or her resignation to the Board of Directors if the director fails to receive the required number of votes. The Board of Directors shall nominate for election or re-election only those candidates who agree to tender, promptly following the person’s failure to receive the required vote for election or re-election at the next annual meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon the Board of Directors’ acceptance of the resignation. In addition, the standard requires the Board of Directors to fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of irrevocable resignation tendered by incumbent directors.

The Corporate Governance Committee, composed entirely of independent directors, will evaluate and make a recommendation to the Board of Directors with respect to the tendered resignation. In its review, the Corporate Governance Committee will consider any factors that it deems relevant.

The Board of Directors must take action on the Corporate Governance Committee’s recommendation within 90 days following certification of the shareholders’ vote and publicly disclose its decision and the rationale for the decision on a Current Report on Form 8-K with the SEC within four business days after its decision. Absent a determination by the Board of Directors that it is in the best interests of the Company for an unsuccessful incumbent to remain as a director (based on such factors that the Board of Directors deems relevant), the Board of Directors shall accept the resignation. In accordance with the Company’s Corporate Governance Guidelines, an unsuccessful incumbent director will not participate in any deliberations of the Corporate Governance Committee or the Board of Directors with respect to the tendered resignation. The Corporate Governance Guidelines also provide procedures to address a situation in which all members of the Corporate Governance Committee are unsuccessful incumbents.

If the Board of Directors accepts the resignation of an unsuccessful nominee for director, it may fill the resulting vacancy or decrease the size of the Board of Directors in accordance with the Company’s Amended and Restated By-laws or the Company’s Articles of Incorporation. If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve as a director until the next succeeding annual meeting and until his or her successor is duly elected and has qualified, unless otherwise provided in the Company’s Articles of Incorporation, or until the director’s earlier resignation, removal from office or death. In contested elections, the plurality voting standard will apply. A contested election is an election in which the Secretary of the Company determines that the number of director nominees exceeds the number of directors to be elected to the Board of Directors.

Board Leadership Structure

Steven E. Nielsen serves as our Chairman of the Board of Directors and our Chief Executive Officer. The Board of Directors believes that the Company is best served by having one person serve as both Chairman of the Board of Directors and Chief Executive Officer because this structure provides unified leadership and direction. In his capacity as Chief Executive Officer, Mr. Nielsen possesses an intimate knowledge of the daily operations of the Company and its relationships with customers and employees. Calling upon this knowledge, Mr. Nielsen is able to provide the Board of Directors with leadership in setting its agenda and focusing its discussions. As the individual with primary responsibility for managing the Company’s day-to-day operations, Mr. Nielsen is also best positioned to chair regular meetings of the Board of Directors and ensure that key business issues are brought to the attention of the Board of Directors. His in-depth knowledge of the industry, and the issues, opportunities and challenges facing the Company enable decisive leadership with clear accountability. The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, employees, customers and other stakeholders with a unified, single voice.

Board independence and oversight of the senior management of the Company are enabled by the presence of independent directors who have substantive knowledge of the Company’s business and have oversight over critical functions of the Company, such as the integrity of the Company’s financial statements, the evaluation and compensation of executive management and the nomination of directors. In accordance with the Company’s Corporate Governance Guidelines, independent directors meet without management present at regularly scheduled executive sessions (at least quarterly). As described below under “—Executive Sessions of Non-Management Directors,” the Company’s independent directors are led by a lead non-management director, currently Stephen C. Coley, who, in accordance with the Company’s Corporate Governance Guidelines, chairs executive sessions of the non-management directors, advises the Chairman and chairs of the committees of the Board of Directors with respect to agendas and ensures that information needs relating to meetings of the Board of Directors and its committees are met. Mr. Coley, along with the other independent directors, brings experience, oversight and expertise from outside the Company and industry, while the Chairman and Chief Executive Officer brings Company and industry-specific experience and expertise.

Board Role in Risk Oversight

The Board of Directors takes an active role in overseeing risks related to the Company both as the full Board of Directors and through its committees. The committees of the Board of Directors are primarily responsible for the oversight of risk as follows:

•	the Audit Committee has oversight over the financial reporting, accounting and internal control risks;
•	the Compensation Committee oversees the Company’s executive compensation arrangements, including the identification and management of risks that may arise from the Company’s compensation policies and practices (see page 25 of this Proxy Statement for a more detailed discussion);
•	the Corporate Governance Committee has oversight over corporate governance, including establishing practices and procedures that promote good governance and mitigate governance risk, and is also responsible for reviewing the performance of the Board of Directors and individual directors. The Corporate Governance Committee also ensures that each committee of the Board of Directors engages in an annual performance self-evaluation based upon criteria and processes established by the Corporate Governance Committee; and
•	the Finance Committee has oversight over liquidity, credit and interest rate risks, and acquisition and disposition plans.

The Board of Directors has determined that the full Board is the most effective structure for the general oversight of risks. The Board of Directors also believes its oversight of risk is enhanced by its current leadership structure as discussed above. The Chief Executive Officer who, in his role of Chairman, chairs regular meetings of the Board of Directors, is best able to understand, evaluate and raise critical business and other risks to the attention of the Board of Directors. The Board of Directors receives regular reports from the committee chairs, as well as reports directly from officers of the Company to ensure it is apprised of risks, how these risks may relate to one another and how management is addressing these risks.

In addition, the Company conducts a periodic enterprise-wide assessment of risks. The risks considered as part of this assessment include those inherent in the Company’s business, as well as the risks from external sources such as competitors, the economy and credit markets, and regulatory and legislative developments. A report is periodically presented to the Board of Directors by management and updates are provided as required. The objectives of the risk assessment process include (i) determining whether there are risks that require additional or higher priority mitigation efforts; (ii) developing a defined list of key risks to be shared with the Audit Committee, the Board of Directors and senior management; (iii) contributing to the development of internal audit plans; (iv) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; and (v) facilitating discussion of the risk factors to be included in Item 1A of the Company’s Annual Report on Form 10-K.

Shareholding Requirements and Stock Ownership Guidelines

The Board of Directors believes that directors and management should have a significant financial stake in the Company to align their interests with those of the Company’s shareholders. To this effect, the Board of Directors has established stock ownership guidelines that require non-employee directors and the Chief Executive Officer to own certain minimum amounts of Company common stock. In addition, awards of time vesting restricted stock and time vesting restricted stock units granted to the Named Executive Officers (as defined below under “Executive Compensation—Compensation Discussion and Analysis—Introduction” on page 19 of this Proxy Statement) (other than the Chief Executive Officer) and other key employees are subject to shareholding requirements. The shareholding requirements and stock ownership guidelines are further described below under “—Stock Ownership Guidelines for Non-Employee Directors” on page 18 of this Proxy Statement and “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines” and “Executive Compensation—Compensation Discussion and Analysis—Shareholding Requirements” beginning on page 37 of this Proxy Statement.

Board Meetings and Attendance

The Board of Directors held nine meetings during the fiscal year ended July 29, 2017. During fiscal 2017, all directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served during the period. Attendance at the Annual Meeting is expected of all directors as if it were a regular Board meeting. All of the directors then serving on the Board of Directors attended the annual meeting of shareholders held on November 22, 2016.

Board Independence

In accordance with the Company’s Corporate Governance Guidelines, the Board of Directors monitors the independence of its members on an ongoing basis using standards set forth in the guidelines. The guidelines reflect the requirements set forth in the NYSE Corporate Governance listing standards. Under these standards, the Board of Directors has determined that each of the seven non-management members of the Board of Directors is independent and that such group constitutes a majority of the Board of Directors. Mr. Nielsen, who serves as our President and Chief Executive Officer, is not independent.

Committees of the Board

The Board of Directors has the authority to appoint committees to perform certain management and administrative functions and currently has (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Corporate Governance Committee, (iv) an Executive Committee and (v) a Finance Committee.

The following table provides summary information regarding the Board of Directors and each committee.

Board Committees
Name	Audit	Compensation	Corporate Governance	Executive	Finance
Charles B. Coe	✔	✔			✔(C)
Stephen C. Coley (L)	✔		✔(C)	✔
Dwight B. Duke		✔(C)	✔
Eitan Gertel		✔			✔
Anders Gustafsson			✔	✔	✔
Patricia L. Higgins	✔(C)		✔		✔
Steven E. Nielsen (*)				✔(C)
Laurie J. Thomsen	✔	✔

✔ = Member       (C) = Chair       (*) = Board Chairman       (L) = Lead Non-Management Director

Audit Committee. The Audit Committee met six times during fiscal 2017. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NYSE Corporate Governance listing standards and the Company’s Corporate Governance Guidelines. In addition, the Board of

Directors has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are “financially literate” as defined by the NYSE listing standards. The Board of Directors has determined that the Chair of the Audit Committee, Patricia L. Higgins, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002, and has “accounting or related financial management expertise” within the meaning of the NYSE listing standards. The SEC has indicated that the designation of Ms. Higgins as an audit committee financial expert does not make her an “expert” for any purpose, impose any duties, obligations or liability that are greater than the duties, obligations or liability imposed as a member of the Audit Committee and the Board of Directors in the absence of such designation, or affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The Audit Committee has responsibility for, among other things, assisting the Board of Directors in the oversight of:

•	the quality and integrity of the Company’s financial statements and related disclosure, internal controls (including information system controls and security) and financial reporting;
•	the Company’s compliance with applicable legal and regulatory requirements;
•	the independent auditor’s qualification, independence and performance;
•	the performance of the Company’s internal audit function and control functions; and
•	approval of the fees paid to the Company’s independent auditor.

Compensation Committee. The Compensation Committee met 11 times during fiscal 2017. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the NYSE Corporate Governance listing standards and the Company’s Corporate Governance Guidelines.

The Compensation Committee has responsibility for, among other things:

•	recommending to the Board of Directors the compensation of the directors;
•	determining the compensation of the Chief Executive Officer and approving the compensation of the other executive officers;
•	administering the Company’s equity-based and incentive compensation plans, policies and programs;
•	evaluating the risks and rewards associated with the Company’s overall compensation principles and structure;
•	reviewing and discussing with management the Company’s compensation discussion and analysis included in this Proxy Statement;
•	reviewing and recommending for approval by the Board of Directors (i) the Company’s recommendation with respect to the non-binding shareholder advisory vote on executive compensation and (ii) the frequency of future shareholder advisory votes on executive compensation; and
•	reviewing the results of the non-binding shareholder advisory vote on executive compensation and considering whether to make any adjustments to the Company’s executive compensation policies and practices.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to select, retain, terminate and approve the fees for any compensation consultant or advisor, and to oversee its work. The Compensation Committee reviews the independence of any compensation consultant under the rules of the SEC and the listing standards of the NYSE to determine whether a conflict of interest exists that would prevent such compensation consultant from independently representing the Compensation Committee. The Compensation Committee has engaged Compensation Strategies, Inc. (“Compensation Strategies”) as an independent executive compensation consulting firm to provide executive and director compensation consulting services to the Compensation Committee. In fiscal 2017, a representative of Compensation Strategies attended 10 out of 11 Compensation Committee meetings.

For additional discussion on the services provided by Compensation Strategies to the Compensation Committee, as well as the Compensation Committee’s role and the process and procedures for the consideration and determination of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement and “Director Compensation—Compensation of Non-Employee Directors” beginning on page 55 of this Proxy Statement.

Corporate Governance Committee. The Corporate Governance Committee met five times during fiscal 2017. The Board of Directors has determined that each member of the Corporate Governance Committee is independent within the meaning of the NYSE Corporate Governance listing standards and the Company’s Corporate Governance Guidelines.

The Corporate Governance Committee has responsibility for, among other things:

•	recommending to the Board of Directors the director nominees for election by the Company’s shareholders, including those nominees that are recommended by shareholders in accordance with the procedures set forth below under “—Director Candidates” on page 17 of this Proxy Statement;
•	recommending to the Board of Directors qualified individuals to fill vacancies on the Board of Directors;
•	recommending to the Board of Directors the appointment of officers of the Company;
•	reviewing periodically the number and functions of the five committees of the Board of Directors and recommending to the Board of Directors the appointment of its members to serve on the committees;
•	evaluating on an annual basis the performance of individual directors and the independence of outside directors;
•	evaluating the performance of the Chief Executive Officer on an annual basis and submitting its evaluation to the Compensation Committee;
•	reviewing management succession and development plans;
•	reviewing and making recommendations to the Board of Directors regarding proposals of shareholders that relate to corporate governance;
•	reviewing and recommending to the Board of Directors changes in the Company’s Articles of Incorporation and By-laws;
•	reviewing and assessing the adequacy of the Company’s process of handling communications to and from directors;
•	establishing criteria and processes for, and leading the Board of Directors and each committee in, their respective annual self-evaluations; and
•	developing and monitoring compliance with a set of corporate governance guidelines.

Executive Committee. The Executive Committee did not meet during fiscal 2017. The Executive Committee is empowered to act for the full Board of Directors during intervals between Board meetings, with the exception of certain matters that by law may not be delegated.

Finance Committee. The Finance Committee met five times during fiscal 2017. The Finance Committee has responsibility for, among other things:

•	setting policy for short-term investments;
•	reviewing borrowing arrangements;
•	reviewing financial risk management strategies;
•	reviewing acquisition and disposition plans;
•	reviewing and recommending for approval by the Board of Directors changes to the Company’s acquisition authorization policy; and
•	recommending changes in the capital structure and operating budget of the Company.

Code of Ethics for Senior Financial Officers and Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics, each of which is a code of ethics as defined in Item 406(b) of Regulation S-K of the Securities Act of 1933. The Code of Ethics for Senior Financial Officers applies to the Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions. The Code of Business Conduct and Ethics applies to all directors, officers, managers and employees of the Company. The Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics reflect the Company’s expectation that its directors, officers and other employees conduct themselves with the highest standard of business ethics. The Company discloses amendments to provisions of the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics, or a waiver from the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics for the Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions by posting such information on the Company’s website at www.dycomind.com.

Executive Sessions of Non-Management Directors

In accordance with the Company’s Corporate Governance Guidelines, non-management directors meet without management present at regularly scheduled executive sessions (at least quarterly). The lead non-management director, who is currently Stephen C. Coley, presides at such sessions.

Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders and other interested parties may communicate with one or more of the Company’s non-management directors, the non-management directors as a group, a committee of the Board of Directors or the full Board of Directors. Shareholders who wish to communicate with a director or director group should direct their communications in writing to:

Dycom Industries, Inc.
c/o Richard B. Vilsoet, Secretary
11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, Florida 33408
Email: corporate.secretary@dycominc.com

The Secretary of the Company has primary responsibility for monitoring director-related communications from shareholders and other interested parties and forwarding collected communications to the intended recipient provided they meet certain criteria. In general, communications are forwarded to the intended director or director group as long as the communications do not relate to ordinary business, legal or administrative matters or other non-substantive or inappropriate matters further described in the Company’s Internal Process for Handling Communications to and from Directors. All concerns and complaints relating to accounting, internal accounting controls or auditing practices, including those reported as a violation of the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, will be referred to the Audit Committee in accordance with the Company’s Audit Committee Procedures for Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters. Each of the Code of Business Conduct and Ethics, the Internal Process for Handling Communications to and from Directors and the Audit Committee Procedures for Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters are available on the Company’s website at www.dycomind.com.

Director Candidates

Pursuant to its charter and the Company’s Corporate Governance Guidelines, the Corporate Governance Committee is responsible for recommending to the Board of Directors the director nominees for election by shareholders of the Company, including those nominees that are recommended by shareholders in accordance with the procedures set forth in the Company’s Amended and Restated By-laws and applicable law. The process followed by the Corporate Governance Committee to identify and evaluate director candidates includes requesting from directors and others recommendations for director candidates, engaging third-party search firms, meeting from time to time to evaluate biographical information and background materials relating to potential candidates, and interviewing of selected candidates by members of the Corporate Governance Committee and the Board of Directors.

The Board of Directors and the Corporate Governance Committee believe that the Board of Directors’ membership should reflect the diversity of experience, background, skills, geography and gender required to meet its corporate governance, oversight and advisory functions in a way that is in the best interest of shareholders. This includes ensuring that the Board of Directors has the expertise required to fulfill all of its legal and regulatory requirements, including the requirements for each of its committees. Accordingly, in considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees, the Corporate Governance Committee will consider numerous attributes, including those described above, as well as the candidate’s integrity, business acumen, knowledge of the Company’s business and industry and experience that will complement the current members of the Board of Directors. The Corporate Governance Committee will also assess whether there is any conflict of interest with respect to the Company and the director nominee. The Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for a prospective nominee. The Corporate Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of background, experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities and operate effectively.

The Corporate Governance Committee considers director nominee candidates from many sources, including shareholders. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Secretary of the Company in accordance with the instructions set forth under “Additional Information—Proposals for 2018 Annual Meeting of Shareholders” on page 75 of this Proxy Statement. The Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stock Ownership Guidelines for Non-Employee Directors

The Board of Directors has established stock ownership guidelines that require each non-employee director to beneficially own at least 10,000 shares of Company common stock. The Company believes that these guidelines further align the interests of directors with those of shareholders. Please see “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines” on page 37 of this Proxy Statement for additional information regarding the guidelines.

Compensation Committee Interlocks and Insider Participation

Charles B. Coe, Dwight B. Duke, Eitan Gertel, and Laurie J. Thomsen are members of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and the members of the Board of Directors who serve as executive officers of those other entities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This section of the Proxy Statement highlights the Company’s performance during fiscal 2017 and provides an overview and analysis of the Company’s executive compensation program. It discusses the Company’s compensation principles and objectives, compensation-setting process, major elements of compensation paid under its compensation program and other Company compensation-related policies. It also reviews the actions taken by the Compensation Committee of the Board of Directors (the “Compensation Committee”) for fiscal 2017.

For fiscal 2017, the Company’s Named Executive Officers were:

•	Steven E. Nielsen, President and Chief Executive Officer;
•	H. Andrew DeFerrari, Senior Vice President, Chief Financial Officer and Treasurer;
•	Timothy R. Estes, Executive Vice President and Chief Operating Officer;
•	Richard B. Vilsoet, Vice President, General Counsel and Secretary; and
•	Kimberly L. Dickens, Vice President and Chief Human Resources Officer.

The Compensation Committee establishes the Company’s overall executive compensation philosophy and oversees the executive compensation program in accordance with its charter. This charter is available on the Company’s website at www.dycomind.com.

Executive Summary

Fiscal 2017 Financial Overview and Strategic Developments. Dycom Industries, Inc. is a leading provider of specialty contracting services throughout the United States and in Canada. In fiscal 2017, the Company experienced continued strong year-over-year growth in the following key financial and operational benchmarks:

•	Contract revenues increased 14.8% to $3.067 billion for fiscal 2017 as compared to $2.673 billion for fiscal 2016. Contract revenues for fiscal 2017 increased 14.1% on an organic basis[1] after excluding revenues from businesses acquired that were not included for the full period in both fiscal 2017 and fiscal 2016 and adjusting for the additional week of operations during the fourth quarter of fiscal 2016 as a result of the Company’s 52/53-week fiscal year.
•	Adjusted EBITDA[1] increased 13.2% to $441.6 million for fiscal 2017 as compared to $390.0 million for fiscal 2016.
•	Adjusted Net Income[1] increased 13.4% to $168.3 million for fiscal 2017 as compared to $148.4 million for fiscal 2016.
•	Adjusted Diluted Earnings per Common Share[1] increased 17.4% to $5.26 as compared to $4.48 for fiscal 2016.
[1]	Organic contract revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Common Share are not measures recognized under generally accepted accounting principles (“GAAP”). The Company has defined organic contract revenues as contract revenues from businesses that are included for the entire period in both the current and prior year periods, adjusted for the additional week in the fourth quarter of fiscal 2016 as a result of the Company’s 52/53-week fiscal year. The Company has defined Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. The Company has defined Adjusted Net Income as net income before loss on debt extinguishment, non-cash amortization of debt discount, certain non-recurring items and any tax impact related to these items. The Company has defined Adjusted Diluted Earnings per Common Share as Adjusted Net Income divided by weighted average diluted shares outstanding. See “Supplemental Information about Fiscal 2017 Financial Overview and Strategic Developments” set forth on Appendix C of this Proxy Statement for a reconciliation of these Non-GAAP financial measures to the corresponding GAAP financial measures.

Based on data provided by the Company’s independent compensation consultant, Compensation Strategies, Inc., the following table shows the Company’s annualized one-year, three-year and five-year total shareholder return, or “TSR” (defined as stock appreciation and dividends paid for the relevant period), and the Company’s performance relative to the Peer Group:

Total Shareholder Return: Dycom v. Peer Group(1)

TSR	Dycom	Peer Group Median	Peer Group Percentile Rank
1-year TSR	-5.4%	18.7%	23%
3-year TSR	47.0%	0.8%	100%
5-year TSR	38.6%	13.3%	100%
(1)	TSR data is provided by the Company’s independent compensation consultant and is calculated on an annualized basis as of July 28, 2017. The composition of the Peer Group is set forth below under “Role of Compensation Consultant and Competitive Market Positioning” on page 24 of this Proxy Statement.

The Company continued to take action to create long-term value for shareholders by executing its strategy and operating plans. In fiscal 2017, the Company accomplished the following:

•	Provided services for 1gigabit full deployments across the United States to a number of customers in multiple metropolitan areas and grew its core market share.
•	Secured and began work on a number of converged wireless/wireline multi-use networks.
•	Maintained strong operating cash flow which supported growth with its top customers.
•	Repurchased 713,006 shares of its common stock for approximately $62.9 million, thereby increasing its ability to leverage growth opportunities to the benefit of future shareholders.
•	Reduced its general and administrative expenses as a percentage of contract revenue to 7.8% in fiscal 2017 from 8.1% in fiscal 2016 due to operating leverage on its increased level of operations and cost controls.

2016 Say-On-Pay Advisory Vote Results. The Company values the opinions of its shareholders as expressed through their votes and other communications and annually submits the executive compensation program to a non-binding shareholder advisory “say-on-pay” vote. In November 2016, the Company held its annual say-on-pay vote and 99% of the votes cast on the proposal were in favor of the executive compensation program, which was consistent with the Company’s three prior say-on-pay advisory votes. The Company believes these results demonstrate the continued high degree of support that shareholders have for the executive compensation program. The Compensation Committee reviews the executive compensation program on an ongoing basis to ensure it continues to be aligned with the Company’s pay-for-performance philosophy and general market practices. The Company intends to continue to hold say-on-pay votes annually unless shareholders advise otherwise at the 2017 annual meeting of shareholders.

Pay Is “At Risk” and Aligned with Performance. The executive compensation program is designed to maintain a strong link between pay and performance. “At risk” compensation includes annual cash incentive and equity-based awards through which the performance of the Company and the executive is recognized.

Annual cash incentive awards under the annual incentive plan and performance vesting restricted stock units under the equity incentive plans are performance-based awards and represent “at-risk” compensation because they require minimum levels of performance against the Company’s strategic goals and operating plans for any payout to occur. Similarly, stock option awards under the equity incentive plans are performance-based and “at-risk” because the stock price at exercise must exceed the original stock price at the date of grant in order for value to be generated.

The following charts illustrate the performance-based nature of the executive compensation program as a percentage of target total direct compensation (which is composed of base salary, target annual cash incentive awards and the grant date fair value of target equity-based incentive awards). For target amounts of annual cash incentive awards and equity-based incentive awards, see the Grant of Plan-Based Awards Table on page 41 of this Proxy Statement:

The mix of compensation elements for Mr. Nielsen and Mr. Estes differs from those of the other Named Executive Officers. Mr. Nielsen’s and Mr. Estes’s target mix is designed to place more of their compensation at risk to reflect the greater level of responsibility they have for the Company’s overall performance.

For fiscal 2017, the annual cash incentive award was targeted at 105% of base salary for Mr. Nielsen and 85% of base salary for Mr. Estes. Mr. Nielsen’s and Mr. Estes’s equity-based incentive awards consisted of stock options, time vesting restricted stock units and performance vesting restricted stock units. The equity incentives for the other Named Executive Officers consisted of time vesting restricted stock units and performance vesting restricted stock units. They did not receive stock options.

For fiscal 2017, the annual cash incentive award range for Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens was as follows:

Name	Annual Cash Incentive as a Range of Base Salary	Target Annual Cash Incentive
H. Andrew DeFerrari	40%-95%	67.5%
Richard B. Vilsoet	30%-85%	57.5%
Kimberly L. Dickens	20%-50%	35.0%

In order to achieve its objectives, the Compensation Committee has designed the executive compensation program utilizing three major pay elements:

•	Base salary. Provides a fixed amount of cash compensation for performing day-to-day responsibilities. The Compensation Committee reviews base salary annually and periodically approves increases based on a review of Peer Group and general market practices and a Named Executive Officer’s level of responsibility, experience and individual performance.
•	Annual cash incentive compensation. Provides the opportunity for annual cash incentive awards for achieving short-term financial performance goals that align with the Company’s business strategy. The Compensation Committee sets award opportunities as a percentage of base salary.
•	Long-term equity-based incentive compensation. Provides for long-term incentive awards in the form of performance vesting restricted stock units, time vesting restricted stock units and/or stock options. Performance vesting restricted stock units are earned based on achieving long-term internal performance goals and the satisfaction of service vesting conditions. Time vesting restricted stock units and stock options are earned based on the satisfaction of service vesting conditions. Awards are payable in Company common stock and encourage executive stock ownership.

The Compensation Committee considers each pay element individually and all pay elements in the aggregate when making decisions regarding amounts that may be awarded under any one of the pay elements.

Fiscal 2017 Compensation Decisions. The Compensation Committee, in consultation with Compensation Strategies, regularly reviews the executive compensation program and makes appropriate adjustments to further enhance the alignment of pay and performance. For fiscal 2017, the Compensation Committee took the following actions:

•	Modified the pre-established performance measures under the first component of the annual incentive plan to appropriately reflect the Company’s projected operating environment, continued strong year-over-year increases in revenue, and the impact on working capital caused by these factors. As a result of the changes to the performance goals, an increased level of performance in fiscal 2017 would be required to earn a payout under the first component comparable to that achieved under the first component in fiscal 2016. For additional discussion, see “Annual Incentive Plan—Chief Executive Officer and Chief Operating Officer—First Component of Annual Incentive Plan” on page 28 of this Proxy Statement.
•	Modified the cash flow ratios for the annual award and the supplemental award components of the performance vesting restricted stock units to appropriately reflect the Company’s projected operating environment, continued strong year-over-year increases in revenue, and the impact on working capital caused by these factors. These modifications reflected the greater difficulty of reaching higher cash flow ratios in a high-growth environment while still providing disincentives for lower cash flow ratios. For additional discussion, see “Performance Vesting Restricted Stock Units—Chief Executive Officer and Chief Operating Officer” on page 31 of this Proxy Statement.
•	Approved base salary increases of 4% for Mr. Nielsen and an average of 4.18% for the Named Executive Officers (other than the Chief Executive Officer) as a group. These adjustments were based upon a review of market compensation levels for comparable positions in the Peer Group and in the general market.
•	Increased the target award opportunities under the annual incentive plan for Mr. Nielsen from 97.5% to 105% of base salary and for Mr. Estes from 80% to 85% of base salary. These increases were based on a review of market compensation levels for comparable positions in the Peer Group and in the general market.
•	Reconfirmed the independence of its compensation consultant under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Compensation Principles and Objectives

The Company’s executive compensation program is designed to reward executive officers who contribute to the Company’s sustained growth and successful execution of its strategy and operating plans. Total direct compensation is targeted to be comparable to those companies with which the Company competes for executive talent. The executive compensation program is designed to maintain a strong link between compensation and performance and is intended to achieve the following objectives:

•	Support the Company’s business goals and strategies by incenting profitable growth and increasing shareholder value;
•	Align the interests of the Named Executive Officers with the long-term interests of shareholders;
•	Attract, retain and motivate highly performing executives who drive business and financial performance;
•	Link a significant amount of executive compensation to the achievement of performance goals established by the Compensation Committee for the annual incentive plan, and for the performance vesting restricted stock units granted under the equity incentive plans;
•	Promote Company stock ownership; and

•	Discourage excessive risk-taking.

As discussed below, overall levels of executive compensation are established based on an assessment of the Company’s performance as a whole. Individual executive compensation is determined based on an assessment of the experience and performance of each Named Executive Officer, as well as the compensation levels of comparable positions in the Peer Group and general market practices. Variation in compensation among the Named Executive Officers reflects the different roles, responsibilities, and performance of the Named Executive Officers, as compared to comparable positions in the Peer Group with which the Company competes for talent. In setting the compensation of the Chief Executive Officer, the Compensation Committee applies the same principles that it applies in setting the compensation of other Named Executive Officers such that target total direct compensation is consistent with the principles and objectives of the executive compensation program and, at the same time, competitive with that of other chief executive officers in the Peer Group.

Determining Performance Measures

The Compensation Committee sets challenging, but realizable performance measures that are earned only as a result of exceptional performance. Consistent with the Company’s pay-for-performance philosophy, the Compensation Committee selects financial performance measures under the annual and long-term incentive plans that support the Company’s short and long-term business plans and strategies, and incent management to focus on actions that create sustainable shareholder value. In setting targets for the short and long-term performance measures, the Compensation Committee considers the Company’s annual and long-term business goals and strategies and certain other factors, including the Company’s projected operating environment and economic and industry conditions. The Compensation Committee recognizes that performance goals will change over time to reflect market practices and evolving business priorities. Accordingly, the Compensation Committee continually reassesses the performance measures and goals used.

Role of the Compensation Committee

The Compensation Committee oversees the design of the executive compensation program and is responsible for adopting and periodically reviewing the Company’s executive compensation philosophy, strategy and principles, as well as overseeing the administration of the program. In addition, the Compensation Committee annually reviews the performance of the Named Executive Officers and approves their compensation. The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the New York Stock Exchange corporate governance listing standards and the Company’s Corporate Governance Guidelines. Decisions with respect to determining the amount and form of compensation for the Named Executive Officers are based on the methodology described below.

To assist the Compensation Committee in making its compensation decisions, management and the Compensation Committee’s independent compensation consultant prepare detailed information for the Compensation Committee, which indicates, among other things, the base salary and compensation payouts, both cash and equity, under the Company’s incentive plans over an extended period of time. The overall purpose of this information is to present, in a comprehensive fashion, all of the elements of actual and potential future compensation that may be payable to the Named Executive Officers. This information assists the Compensation Committee in analyzing the individual elements of compensation (including the mix of compensation elements) and the total amount of actual and potential future compensation for a particular performance year.

The Compensation Committee also reviews information regarding the Peer Group, as well as other compensation data, which has been provided by the Committee’s independent compensation consultant, as described below. The Compensation Committee considers the following factors in setting the target total direct compensation for each Named Executive Officer:

•	the individual responsibilities, experience and achievements of the Named Executive Officers and their potential contributions to Company performance;
•	recommendations from senior management (other than for the Chief Executive Officer); and
•	whether the Named Executive Officer’s compensation aligns with the executive compensation program’s overall objectives.

In addition to its responsibilities with respect to executive compensation, the Compensation Committee reviews and makes recommendations to the Board of Directors as to the form and amount of compensation of the Company’s non-employee directors.

The Compensation Committee retains the flexibility and discretion to set target total direct compensation levels for the Named Executive Officers at, above or below the median of comparable positions in the Peer Group to recognize factors such as market conditions, job responsibilities, performance, experience, skills, and ongoing or potential contributions to the Company.

Role of Compensation Consultant and Competitive Market Positioning

The Compensation Committee possesses the authority under its charter to hire outside advisors to provide it with information as needed in making compensation decisions. The Compensation Committee’s independent compensation consultant, Compensation Strategies, advised it in connection with setting compensation for the Named Executive Officers and the Company’s non-employee directors for fiscal 2017. Compensation Strategies does not provide any other services to the Company.

The executive compensation program seeks to provide a mix of target total direct compensation that is aligned with the program’s pay-for-performance principles and is competitive with compensation provided by a peer group of selected publicly traded companies. In determining executive compensation, the Compensation Committee considers a number of factors, including data provided by Compensation Strategies on a market-relevant group of peer companies that are potential competitors for executive talent and each Named Executive Officer’s performance and experience.

The Compensation Committee, together with its independent compensation consultant, periodically reviews the composition of the Peer Group and updates the Peer Group based on available market information when appropriate. The companies in the Peer Group were selected because, in the judgment of the Compensation Committee, such companies, when taken as a whole, represent companies with which the Company competes for executive talent. Market data for the Peer Group was size-adjusted using a common statistical technique, “regression analysis”, to remove significant variability between raw data points, and to construct market pay levels commensurate with the Company’s annual revenues. The Company’s fiscal 2017 revenues approximated the 61st percentile of the Peer Group.2

For fiscal 2017, the peer group (the “Peer Group”) consisted of the following 19 companies from the specialty construction and engineering services industry:

Peer Group(1)
ABM Industries, Inc.
Aegion Corporation
Archrock, Inc.
Babcock & Wilcox Enterprises, Inc.
CH2M Hill Company, Ltd.
Comfort Systems USA, Inc.
Emcor Group, Inc.
Granite Construction, Inc.
KBR, Inc.
MasTec, Inc.

Matrix Service Company
McDermott International, Inc.
MYR Group, Inc.
Oceaneering International, Inc.
Primoris Services Corp.
Quanta Services, Inc.
Superior Energy Services, Inc.
Tetra Tech, Inc.
Tutor Perini Corporation

(1)	For fiscal 2017, Exterran Holdings, Inc., Great Lakes Dredge & Dock Corp., Integrated Electrical Services, Inc., Layne Christensen Co., Team, Inc., and Willbros Group, Inc. were removed from the Peer Group due to substantial increases in the Company’s year-over-year revenue, and ABM Industries, Inc., Archrock, Inc., Babcock & Wilcox Enterprises, Inc., CH2M Hill Company, Ltd., Oceaneering International, Inc., and Superior Energy Services, Inc. were added to keep the size of the Peer Group at a consistent number and to ensure that the range of the size of the companies in the Peer Group reflected the Company’s market capitalization and annual revenues.
[2]	Source: Standard & Poor’s Research Insight

The Compensation Committee’s independent compensation consultant conducts a competitive market positioning review once every two years, unless circumstances indicate more frequent reviews are warranted. In years that the Compensation Committee does not commission a review, such as fiscal 2017, it establishes compensation targets for the Named Executive Officers by utilizing the prior year’s compensation amounts, generally making adjustments to those amounts for movements in market compensation levels based on a variety of third-party industry sources, as well as Compensation Strategies’ own proprietary information. In addition, Compensation Strategies provides the Compensation Committee with updated compensation data for the Peer Group.

Peer Group data constituted one of several factors that the Compensation Committee considered in making compensation decisions for fiscal 2017. Other significant factors considered by the Compensation Committee in the evaluation and decision-making process included general business and industry conditions, the general economic environment, the Company’s strategic business objectives, and the individual responsibilities, performance, experience and achievements of each Named Executive Officer and his or her potential contributions to Company performance.

In February 2017, Compensation Strategies provided information to the Compensation Committee addressing its independence under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Compensation Committee concluded that no conflict of interest exists that would prevent Compensation Strategies from independently representing the Compensation Committee.

Role of Executive Officers

The Chief Executive Officer, in consultation with the Compensation Committee, establishes the strategic direction of the executive compensation program. In the first quarter of each fiscal year, the Chief Executive Officer meets with the Compensation Committee to discuss the prior year financial results and to evaluate and assess the performance of the other Named Executive Officers. This assessment, together with the Compensation Committee’s own judgment, taking into account the results of the most recent competitive market positioning review, is used to evaluate the individual performance and compensation of those Named Executive Officers. The Compensation Committee is solely responsible for evaluating the Chief Executive Officer’s performance and setting the level and elements of his compensation. The Chief Executive Officer is not present when the Compensation Committee discusses and determines his compensation.

Compensation and Risk

The Compensation Committee evaluates risks and rewards associated with the Company’s overall compensation principles and structure of its executive compensation program, and determines the compensation for the Named Executive Officers. Management and the Compensation Committee identify potential risks and reflect those risks in the Company’s design of its executive compensation program. With respect to the elements of compensation:

•	Base salary provides a fixed level of compensation irrespective of Company performance and, therefore, does not encourage risk-taking.
•	Annual cash incentives are designed to reward achievement of short-term performance objectives. Undue risk is mitigated through a combination of plan design and policies which place a cap on the maximum annual cash incentive available to the Chief Executive Officer, the Chief Operating Officer and other Named Executive Officers.
•	Long-term equity-based compensation is administered in a number of ways to mitigate risk:
•	The executive compensation program is designed to deliver a significant portion of an executive’s compensation in the form of long-term incentive opportunities which focuses the executive on maximizing long-term shareholder value and overall financial performance.
•	Performance vesting restricted stock units are only paid out if the Company achieves certain pre-established performance goals that are important drivers of long-term performance, and the maximum number of performance units that may be paid out with respect to an annual performance period or a three-year performance period is capped.

•	The Company has established stock ownership guidelines for the Chief Executive Officer and non-employee directors, and also has shareholding requirements for the other Named Executive Officers with respect to time vesting equity awards granted under the Company’s equity plans as described beginning on page 37 of this Proxy Statement.
•	Named Executive Officers must obtain approval from the Company’s General Counsel before the purchase or sale of any shares of Company common stock, including those contemplated during any window of time where trading is permitted. Requiring approval ensures that executives are unable to use non-public information for personal benefit.

The Compensation Committee reviewed and discussed the findings of this risk assessment with management and believes that the executive compensation program does not motivate employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Major Pay Elements of the Executive Compensation Program and Analysis of Fiscal 2017 Compensation Decisions

The Compensation Committee considers each pay element under the executive compensation program individually and in aggregate when making decisions regarding amounts that may be awarded to Named Executive Officers.

Annual Base Salaries. Named Executive Officers are provided with a base salary which recognizes the value of the executive’s skills, experience, prior record of achievement, and importance to the Company. Base salary levels are set to attract quality executives, to provide a fixed base of cash compensation, and to recognize the challenges and varied skill requirements of different positions.

Base salaries are reviewed annually and from time to time in connection with a change in responsibility. In making his recommendation to the Compensation Committee, the Chief Executive Officer reviews the performance of the other Named Executive Officers, market compensation levels for comparable positions, the executive’s potential attractiveness to other companies, and the overall financial health and performance of the Company. The Compensation Committee reviews the Chief Executive Officer’s recommendations, and together with its own judgments, sets base salaries relative to the recommendations. The Compensation Committee utilizes a formal study of market compensation levels prepared by its independent compensation consultant in order to evaluate the executives’ base salaries and the Chief Executive Officer’s recommendations.

The Compensation Committee directly sets the base salary for the Chief Executive Officer. In so doing, the Committee reviews the performance of the Chief Executive Officer, market compensation levels as set forth in the independent compensation consultant’s most recent study and other relevant information. In addition, the Compensation Committee reviews the results of the assessment of the Chief Executive Officer’s performance resulting from a formal survey of all of the Company’s non-employee directors which is conducted annually and informal communications from the Company’s non-employee directors.

Based upon a review of market compensation levels for comparable positions in the Peer Group, the general market and the individual factors described above, the Compensation Committee approved base salary increases of 4% for the Chief Executive Officer and an average of 4.18% for the other Named Executive Officers as a group.

The base salary of each Named Executive Officer is set forth in the “Salary” column of the Summary Compensation Table on page 40 of this Proxy Statement.

Annual Cash Incentives. The Committee grants Named Executive Officers an opportunity to earn annual cash incentive awards to recognize and reward individual performance that meaningfully enhances the operations of the Company during a fiscal year. Awards are designed to communicate to executives that good performance is recognized and valued. Furthermore, the Committee believes annual cash incentive awards strongly encourage executives to continuously improve their efforts in delivering annual results that are aligned with the Company’s long-term goals.

Annual Cash Incentive Awards—Named Executive Officers other than Chief Executive Officer and Chief Operating Officer. Each fiscal year, the Chief Executive Officer prepares a recommendation to the Compensation

Committee recommending annual cash incentive awards for each of the other Named Executive Officers, other than the Chief Operating Officer. References under this subheading to other Named Executive Officers exclude the Chief Executive Officer and the Chief Operating Officer.

The Chief Executive Officer’s recommendations result from a two-step analysis. First, the overall financial performance of the Company is evaluated in order to determine the appropriate level of total annual cash incentive awards for all eligible employees, including the other Named Executive Officers. Second, the Chief Executive Officer evaluates the individual performance of the other Named Executive Officers against ranges of annual award opportunities that were established at the beginning of the fiscal year and correspond to minimum and maximum percentages of base salary. The purpose of this process is to ensure that individual awards reflect an appropriate balance between the overall financial performance of the Company and the individual executive’s performance.

The Chief Executive Officer presents his evaluation of the individual performance of the other Named Executive Officers and his recommendations regarding the annual cash incentive compensation for each of those officers to the Compensation Committee during the first quarter of the following fiscal year. Within the overall context of the financial performance of the Company, this evaluation depends on an overall analysis, including subjective elements, of the effectiveness of the individual executive and his or her ability to meet Company expectations.

After reviewing the recommendations of the Chief Executive Officer, the Company’s fiscal 2017 financial performance and the individual performances of each of Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens, the Compensation Committee approved the following fiscal 2017 annual cash incentive awards:

•	Mr. DeFerrari received $360,000, or 76.6% of his fiscal 2017 base salary, compared to $400,000, or 88.9% of his base salary for fiscal 2016. Mr. DeFerrari’s annual cash incentive award reflected his continued strong leadership of the Company’s financial function.
•	Mr. Vilsoet received $350,000 in both fiscal 2017 and 2016, or 78.7% and 82.4% of his fiscal 2017 base salary and fiscal 2016 base salary, respectively. Mr. Vilsoet’s annual cash incentive award reflected his continued strong management of the Company’s strategic legal issues.
•	Ms. Dickens received $125,000 in both fiscal 2017 and 2016, or 39.1% and 40.5% of her fiscal 2017 base salary and fiscal 2016 base salary, respectively. Ms. Dickens’s annual cash incentive award reflected her continued strong contributions in strengthening the Company’s Human Resources function.

Annual cash incentive awards were paid in October 2017. The annual incentive awards paid to each of the other Named Executive Officers is set forth in the “Bonus” column of the Summary Compensation Table on page 40 of this Proxy Statement.

Annual Incentive Plan—Chief Executive Officer and Chief Operating Officer. Annual cash incentive award opportunities for the Chief Executive Officer and the Chief Operating Officer are determined under the Company’s annual incentive plan, which has been previously approved by the Company’s shareholders. These incentive compensation opportunities are determined based upon performance goals established by the Compensation Committee within 90 days following the beginning of each fiscal year in order to qualify such compensation as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.

In October 2016, the Compensation Committee established the fiscal 2017 performance goals under the annual incentive plan. Awards paid under the annual incentive plan are designed to be “at-risk” based upon the performance of the Company and, accordingly, have exhibited significant variability from year to year. Over the period from fiscal 2012 through fiscal 2017, the annual cash incentive award to the Chief Executive Officer has ranged from approximately 98% to 195% of base salary, averaging approximately 142% of base salary, and the annual cash incentive award for the Chief Operating Officer has ranged from approximately 82% to 160% of base salary, averaging approximately 116% of base salary.

As described in more detail below, for fiscal 2017, the annual incentive cash award opportunity under the annual incentive plan comprised two components:

•	First Component: Based on the operating earnings, contract revenues and cash flows of the Company.
•	Second Component: Based on the operating earnings and contract revenues of the Company, as well as the Compensation Committee’s consideration of other financial and non-financial performance factors.

For fiscal 2017, the Compensation Committee, in consultation with Compensation Strategies and consistent with current market practices, modified the first component of the annual incentive plan. As modified, when the Company’s operating earnings equal or exceed 1.0% of the Company’s contract revenues, the Compensation Committee may, at its discretion, modify the awards to the Chief Executive Officer and the Chief Operating Officer subject to their respective maximum amount available under the first component. For fiscal 2017, the Compensation Committee did not modify the pre-established performance goals under the first component as set forth below.

Fiscal 2017 Annual Incentive Award Determination

The following table sets forth the range of potential award payouts and the total annual cash incentive awards paid to Mr. Nielsen and Mr. Estes under the first and second components of the annual incentive plan in fiscal 2017:

Name	Target Award as Percentage of Base Salary	Range of Potential Payout			Actual Award Payout	Actual Award as Percentage of Target	Actual Award as Percentage of Base Salary
		Minimum	Target	Maximum
Steven E. Nielsen(1)	105%	$ 0	$993,720	$1,987,440	$1,286,404	129%	136%
Timothy R. Estes	85%	$ 0	$552,500	$1,105,000	$733,373	133%	113%
(1)	Mr. Nielsen would not earn an award under the first component of the annual incentive plan if the award, as calculated under the established performance goals, was less than 10% of his fiscal 2017 base salary.

Awards under the annual incentive plan were paid in October 2017. The amounts awarded to Mr. Nielsen and Mr. Estes are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 40 of this Proxy Statement.

First Component of Annual Incentive Plan

The actual amount awarded to Mr. Nielsen and Mr. Estes under the first component of the plan was determined by assessing fiscal 2017 earnings quality in relation to operating margin performance against a pre-established threshold percentage (4.0%) of contract revenues.

The performance goals established by the Compensation Committee for fiscal 2017 applied a pre-established payout percentage described below to the Company’s operating earnings (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements, and amounts for amortization of debt discount) above a pre-established threshold percentage of contract revenues. The pre-established payout percentage varies as a function of the Company’s cash flow ratio, which is measured as the ratio of operating cash flow to net income (before asset impairments, annual incentive plan compensation for the individual, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount).

Each year, the Compensation Committee reviews each of the elements included in the annual incentive plan and sets performance goals that reflect the Compensation Committee’s assessment of the Company’s earnings potential, projected operating environment and the general economic climate. Accordingly, performance goals may vary from year to year in order to ensure that an appropriate base level of performance is achieved before any award is paid out, subject to the discretion of the Compensation Committee as described above. This review also ensures that the annual incentive plan performs as designed and incents superior performance aligned with achieving the Company’s strategic goals and operating plans.

As part of its review for fiscal 2017, the Compensation Committee modified both the levels of the Company’s cash flow ratio and the pre-established payout percentages to appropriately reflect the Company’s projected operating environment, continued strong year-over-year increases in revenue, and the impact on working capital caused by these factors. This reflected the Compensation Committee’s determination that an increased level of cash flow and operating earnings in fiscal 2017 would be required to earn a payout level under the first component for fiscal 2017 that was comparable to that achieved in fiscal 2016.

For fiscal 2017, the range of pre-established payout percentages was as follows:

Cash Flow Ratio(1)	Pre-established Payout Percentage of Eligible Operating Earnings Above Threshold Contract Revenues
	Steven E. Nielsen	Timothy R. Estes
less than or equal to 0.25	0.15%	0.10%
0.50	0.23%	0.14%
1.00	0.40%	0.23%
greater than or equal to 1.75	0.78%	0.45%
(1)	Results are interpolated between the nearest two payout percentages based on the actual cash flow ratio achieved.

The use of a threshold amount was intended to ensure that the Company’s performance exceeded a pre-established base level before any award was earned. Thus, under the first component of the plan, it is intended that no incentive award is earned unless this base level of annual performance has been achieved. The reliance on cash flow and earnings measures in determining the payout amount reflects the importance to the Company of both operating margins and cash flow discipline.

The fiscal 2017 performance goals provided that acceptable margins without solid cash flows resulted in a reduced award payment, while solid cash flows absent acceptable margins would result in no award payment at all. Once the threshold percentage is achieved, only incremental cash flows and operating earnings generate an increased award payout. The use of both operating earnings and cash flow as performance measures ensures that only high-quality earnings result in the payout of awards, as both income statement and balance sheet performance is required.

Following the completion of audited financial results for fiscal 2017, the Compensation Committee certified the level achieved of the performance goals. The following table sets forth the results achieved against the performance goals and the amounts paid out to Mr. Nielsen and Mr. Estes under the first component:

	Eligible Operating Earnings Above Threshold Contract Revenues Attained			Payout under First Component
Name		Cash Flow Ratio	Payout Ratio Percentage	Maximum Payout as a Percentage of Base Salary	Actual Payout as a Percentage of Base Salary	Award Payout
Steven E. Nielsen(1)	$146,646,392	1.52	0.66%	158%	102.3%	$967,866
Timothy R. Estes	$146,093,361	1.52	0.38%	132%	85.4%	$555,155
(1)	Mr. Nielsen would not earn an award under this component if the award, as calculated under the established performance goals, was less than 10% of his fiscal 2017 base salary.

Second Component of Annual Incentive Plan

The Compensation Committee initially considers the payout level under the first component of the plan when determining whether Mr. Nielsen and Mr. Estes should be awarded the maximum payout or a lesser amount under the second component of the plan. The Compensation Committee then considers other financial and non-financial performance factors to determine whether the payout level under the second component should deviate from the payout level under the first component of the plan.

For fiscal 2017, the performance goals under the second component were as follows:

Operating Earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount)
	Pre-established Payout Percentage of Annual Base Salary
	Steven E. Nielsen	Timothy R. Estes
Less than or equal to 1% of Contract revenues	0%	0%
Greater than 1% of Contract revenues (maximum payout percentage)	52%	38%

For fiscal 2017, the pre-established payout percentages of annual base salary for each of Mr. Nielsen and Mr. Estes under the second component increased to 52% and 38%, respectively, from 48% and 36%, respectively, in fiscal 2016 to reflect general market practices. Following the completion of audited financial results for fiscal 2017, the Compensation Committee certified that operating earnings (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount) exceeded the threshold of 1% of contract revenues, which meant that Mr. Nielsen and Mr. Estes were eligible for the maximum payout under the second component. In determining the amount of the payout to Mr. Nielsen and Mr. Estes under the second component for fiscal 2017, the Compensation Committee considered the payout level under the first component of the plan and determined that no other financial or non-financial performance factors were sufficiently significant to warrant a deviation from the payout level determined by the first component of the plan.

The following table sets forth the amounts paid out to Mr. Nielsen and Mr. Estes under the second component:

		Payout under Second Component
Name	Percentage of Maximum Amount Attained	Payout as a Percentage of Base Salary	Award Payout
Steven E. Nielsen	64.7%	33.7%	$318,538
Timothy R. Estes	72.2%	27.4%	$178,218

Long-Term Equity-Based Compensation. For fiscal 2017, Named Executive Officers were eligible to receive grants of long-term equity-based compensation awards under the Company’s 2012 Long-Term Incentive Plan. Equity-based awards made to the Named Executive Officers have historically been composed of different types of equity-based instruments awarded from time to time, including time vesting restricted stock units, performance-based restricted stock units and stock options. Each year, the mix of equity-based instruments to be awarded is based on the Compensation Committee’s assessment of which instruments will best achieve the objectives of the executive compensation program.

In making this determination, the Compensation Committee takes into consideration key business priorities, Peer Group trends, potential shareholder dilution, general business and industry conditions, the general economic environment, the Company’s strategic business objectives and each Named Executive Officer’s potential contributions to Company performance. Using these factors, the Compensation Committee sets meaningful objectives for the Company’s performance, including the annual performance goals, and for other relevant purposes. In addition, the Compensation Committee considers the long-term incentive value of the equity-based awards to the Named Executive Officers as balanced against the corresponding compensation expense to the Company. As a result, this allocation of equity-based instruments may vary year-over-year because of changes to one or more of the foregoing factors.

Performance vesting restricted stock units focus on long-term operational performance, which creates shareholder value, while stock options and time vesting restricted stock units emphasize the Company’s commitment to shareholder return. Furthermore, these long-term equity awards contain vesting provisions that are important to the retention of key employees. Except with respect to certain terminations following a change of control of the Company, continued employment at the time of vesting is required with respect to unvested long-term equity awards. Thus, the value of issued but unvested long-term equity awards meaningfully encourages key employees to remain with the Company, as terminating employment results in the forfeiture of any unvested value of previously accumulated long-term equity awards. See “Potential Payments Upon Termination of Employment or Change of Control” on page 46 of this Proxy Statement.

The Compensation Committee generally makes grants of long-term equity awards to the Named Executive Officers each December and generally targets the aggregate value of such long-term equity awards to the median of comparable positions in the Peer Group. However, performance vesting equity awards granted to the Chief Executive Officer and Chief Operating Officer have been made in October of each year to comply with Section 162(m) of the Internal Revenue Code. For Named Executive Officers other than the Chief Executive Officer, individual long-term equity awards are recommended by the Chief Executive Officer for consideration and approval by the Compensation Committee. In limited instances, long-term equity awards may also be granted to recognize outstanding performance during the year or at the initiation of employment for newly hired key executives. In fiscal 2017, no equity awards were made to the Named Executive Officers outside of the Company’s normal equity grant cycle.

For fiscal 2017, the Compensation Committee determined that a 40%, 40% and 20% allocation among performance vesting restricted stock units, stock options and time vesting restricted stock units (based on the grant date values provided to the Compensation Committee by Compensation Strategies) would be appropriate for long-term equity awards to be granted to the Chief Executive Officer and the Chief Operating Officer. This allocation was consistent with the allocation of equity awards granted for fiscal 2016. The Compensation Committee believes this allocation (i) reflects current long-term equity-based market compensation trends; (ii) increases the focus on the Company’s long-term financial performance without sacrificing the retention element of long-term equity-based compensation; and (iii) results in decreased shareholder dilution.

As a result of the factors discussed above, the Compensation Committee granted awards to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens consisting of time vesting restricted stock units and performance vesting restricted stock units. Based on the grant date values provided to the Compensation Committee by Compensation Strategies, these awards resulted in an equity incentive allocation of 25% time vesting restricted stock units and 75% performance vesting restricted stock units to Mr. DeFerrari and Mr. Vilsoet, and an allocation of 30% time vesting restricted stock units and 70% performance vesting restricted stock units to Ms. Dickens. This allocation was consistent with the allocation of equity awards granted to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens for fiscal 2016. The Compensation Committee determined this allocation was best for retaining these executive officers and rewarding their contributions to Company performance

In determining the number of time vesting restricted stock units, performance vesting restricted stock units and stock options to be awarded to the Named Executive Officers, the Compensation Committee uses the average closing price of the Company’s common stock on the New York Stock Exchange for the 45-day trading period ending on the second trading day prior to the applicable date of grant; provided that the 45-day average may not be more than 5% above or below the actual stock price at the end of such 45-day period. This methodology reduces the risk that short-term movements in the Company’s stock price could positively or negatively impact the determination of the number of units or options to be awarded. Due to the application of this methodology, the amounts appearing in the Summary Compensation Table and the Grant of Plan-Based Awards Table included in this Proxy Statement, which are based, in part, on the grant date fair value of the Company’s stock, may, from time to time, fail to reflect the market positioning which was intended.

See “Performance Vesting Restricted Stock Units—Other Named Executive Officers” on page 34 of this Proxy Statement for a more detailed discussion of the performance vesting restricted stock units awarded to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens for fiscal 2017.

Performance Vesting Restricted Stock Units—Chief Executive Officer and Chief Operating Officer

In October 2016, awards of performance vesting restricted stock units were made to the Chief Executive Officer and the Chief Operating Officer. Performance vesting restricted stock units vest in three annual installments beginning on the anniversary of the date of grant subject to the Company achieving annual pre-tax income and operating cash flow goals (the “Annual Goals”) pre-established by the Compensation Committee for each of fiscal 2017, 2018 and 2019. As discussed below, in addition to the performance units earned when Annual Goals are met, each year, the Chief Executive Officer and the Chief Operating Officer have the opportunity to earn supplemental restricted stock units if the Company achieves cumulative qualifying earnings and operating cash flow ratio goals based on the previous three fiscal years (the “Three-Year Goals”). Upon the satisfaction of the relevant vesting requirements discussed below, each performance vesting restricted stock unit is settled for one share of Company common stock.

In setting the Annual Goals and Three-Year Goals for the fiscal 2017 awards, the Compensation Committee modified the cash flow ratios and award payout percentages. In doing so, the Compensation Committee considered the projected operating environment, continued strong year-over-year increases in revenue, and the impact on working capital caused by these factors. The Compensation Committee determined that the cash flow ratio for the Annual Goals and Three-Year Goals should be modified as follows: (i) the annual award payout percentage will be 75% if the cash flow ratio is less than 0.25 and (ii) the supplemental award payout percentage will be reduced to zero if the cash flow ratio is less than 0.50. In fiscal 2016, if the cash flow ratio were less than 1.0, the annual payout percentage would have been 75% and the supplemental award payout would have been reduced to zero. These modifications reflect the greater difficulty of reaching higher cash flow ratios in a high-growth environment while still providing disincentives for lower cash flow ratios.

For the annual performance unit awards to vest, the Company’s operating earnings (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount) must exceed certain pre-established targets, which are set forth as a percentage of contract revenue. If such operating earnings exceed the pre-established threshold target, the potential annual payout is determined based upon the ratio of operating cash flow to qualifying net income that is achieved for the relevant fiscal year. The components of the Annual Goals and the potential annual payout of performance vesting restricted stock units are set forth in the following table:

Fiscal Year Qualifying Operating Earnings	Potential Vesting Percentage(1)	Fiscal Year Ratio of Operating Cash Flow to Qualifying Net Income(2)	Award Payout Percentage
2.5% or less of Contract revenue	None	—	—
2.51% to 4.99% of Contract revenue	0.1% to 100%	Less than 0.25	75%
		1.0 or greater	100%
5.0% or more of Contract revenue	100%	Less than 0.25	75%
		1.0 or greater	100%
(1)	For qualifying earnings between 2.51% and 4.99% of contract revenue, the percentage of the potential award vesting is interpolated between 0% and 100%.
(2)	For cash flow ratios between 0.25 and 1.0 the percentage of the potential award vesting is interpolated between 75% and 100%.

Due to the vesting requirements and the general uncertainty regarding the economy, including the industry in which the Company operates, the likelihood that the pre-established targets described above will be achieved may vary greatly from year to year. The use of a threshold amount ensures that performance exceeded a pre-established base level before any award is earned. The reliance on earnings and cash flow measures in determining the level of vesting reflects the importance to the Company of both operating margins and cash flows. Similar to the annual incentive plan, no award is earned absent acceptable margins and the level of award is reduced if the pre-established cash flow ratio is not met. The use of both operating earnings and cash flow as performance measures ensures that both income statement and balance sheet performance are required to earn the maximum award. The Compensation Committee believes that performance targets are set at a level consistent with superior business performance.

If the Three-Year Goals are achieved, the Chief Executive Officer and the Chief Operating Officer will each vest in additional restricted stock units of up to 100% of the number of performance units vesting in that fiscal year upon the satisfaction of the relevant Annual Goals. Vesting of these supplemental units occurs only if cumulative operating earnings for the three-year period (before asset impairments, performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements and with respect to fiscal 2017 and 2016 only, amounts for amortization of debt discount) exceed certain pre-established targets, which are set forth as a percentage of contract revenue for the three-year period. No supplemental units will vest if the cash flow ratio does not equal or exceed 0.50, in each case as measured over the same cumulative three-year period.

The components of the fiscal 2017 Three-Year Goals and the potential payout of performance units are set forth in the following table:

Cumulative Qualifying Earnings for the Applicable Three-Year Period	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income for the Applicable Three-Year Period(1)(2)	Supplemental Payout Percentage
5.00% of Contract revenue	Less than 0.50	0%
10.00% of Contract revenue or greater	1.0 or greater	100%
(1)	Additional performance units may be earned if the Company achieves a cumulative ratio of operating cash flow to qualifying net income which exceeds 0.50 for the relevant performance period (results between 0.50 and 1.00 are interpolated).
(2)	For qualifying earnings between 5.00% and 10.00% of contract revenue, the percentage of the potential award vesting is interpolated between 0% and 100%.

Supplemental units are earned only in a fiscal year for which units are awarded for meeting the Annual Goals. Consequently, strong prior performance does not ensure vesting if unaccompanied by current fiscal year performance. The three-year performance required to earn supplemental units is more difficult to achieve than that required to earn an annual target award and is based on the Company’s three-year cumulative operating earnings (adjusted as described above) as a percentage of contract revenue and three-year cumulative operating cash flow performance attained in fiscal 2017. The performance measures selected, operating margin and cash flow, require both income statement and balance sheet performance on a three-year cumulative basis. These performance measures provide that good margins without acceptable cash flows result in reduced vesting of the annual awards or the elimination of vesting of any supplemental awards, while acceptable cash flows absent acceptable margins result in no vesting. Over the last five years, a portion of the supplemental units was earned pursuant to the awards granted in fiscal 2015, 2016 and 2017 (as discussed below).

The awards of performance vesting restricted stock units granted to the Chief Executive Officer and Chief Operating Officer for fiscal 2017 totaled $1,351,570 in aggregate share value (based on the closing price of a share of Company common stock on the date of grant, October 24, 2016, and the target number of awards under each grant). This amount represented approximately 85% of their aggregate base salaries, with the Chief Executive Officer receiving approximately 89% of his base salary in the form of performance vesting restricted stock units and the Chief Operating Officer receiving 79% of his base salary in the form of performance vesting restricted stock units.

Information regarding the fair market value and target number of performance vesting restricted stock units granted to the Chief Executive Officer and Chief Operating Officer for fiscal 2017 is set forth in the Grant of Plan-Based Awards Table on page 41 of this Proxy Statement.

Determination of Annual Awards

Mr. Nielsen and Mr. Estes were granted awards of performance vesting restricted stock units in fiscal 2017, 2016 and 2015. The annual goals and the three-year goals described above with respect to the fiscal 2017 awards also apply to the fiscal 2016 and 2015 award, except to the extent that (1) the three-year measurement period is determined by the fiscal year of the grant, (2) operating earnings are not adjusted for amounts for the amortization of debt discount with respect to the fiscal 2015 award, (3) the amortization of intangible assets as it related to significant acquisitions made in fiscal 2013, which had previously been excluded for the 2015 period of the fiscal 2015 award, is not excluded with respect to the fiscal 2016 and 2017 awards, and (4) the cumulative ratio of operating cash flow to qualifying net income for the fiscal 2017 award is adjusted as described above.

Based on the Company’s performance for the fiscal 2017 period, Mr. Nielsen and Mr. Estes will vest in the following percentages of their respective target annual awards with respect to fiscal 2017, 2016 and 2015 grants of performance vesting restricted stock (as applicable):

Name	Year of Award	Percentage of Contract Revenue Attained	Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Annual Performance Units Attained	Number of Annual Performance Units Vested
Steven E. Nielsen	Fiscal 2017	9.22%	1.45x	100%	3,261
	Fiscal 2016	9.22%	1.45x	100%	3,421
	Fiscal 2015	8.64%	1.54x	100%	7,079
Timothy R. Estes	Fiscal 2017	9.22%	1.45x	100%	1,999
	Fiscal 2016	9.22%	1.45x	100%	2,098
	Fiscal 2015	8.64%	1.54x	100%	4,325

Determination of Three-Year Awards

Based on the Company’s performance for the fiscal 2017 period, Mr. Nielsen and Mr. Estes will vest in the following percentage of their respective target supplemental units with respect to fiscal 2017, fiscal 2016 and fiscal 2015 grants (as applicable):

Name	Year of Award	Percentage of Cumulative Qualifying Earnings Attained	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Supplemental Performance Units Attained	Number of Supplemental Performance Units Vested
Steven E. Nielsen	Fiscal 2017	8.82%	1.56x	76.40%	2,491
	Fiscal 2016	8.82%	1.56x	76.40%	2,614
	Fiscal 2015	8.40%	1.62x	50.00%	3,540
Timothy R. Estes	Fiscal 2017	8.82%	1.56x	76.40%	1,527
	Fiscal 2016	8.82%	1.56x	76.40%	1,603
	Fiscal 2015	8.40%	1.62x	50.00%	2,163

Performance Vesting Restricted Stock Units—Other Named Executive Officers

In December 2016, performance vesting restricted stock units were awarded to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens. The units vest in three annual installments beginning on the anniversary of the date of grant and are subject to the same Annual Goals applicable to the fiscal 2017 awards of performance vesting restricted stock units granted to the Chief Executive Officer and the Chief Operating Officer. Similar to the fiscal 2017 performance vesting restricted stock units granted to the Chief Executive Officer and the Chief Operating Officer, supplemental award opportunities were also granted to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens. The attainment of performance goals for the annual and supplemental performance period will be determined in a manner consistent with that described above for the Chief Executive Officer and the Chief Operating Officer.

Awards of performance vesting restricted stock units represented $1,187,021 in aggregate share value to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens (based on the closing price of a share of Company common stock on the date of grant, December 14, 2016, and the target number of awards under each grant). This amount represented 96% of their aggregate base salaries. The value of the individual grants received by Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens was approximately 134% of Mr. DeFerrari’s base salary, approximately 83% of Mr. Vilsoet’s base salary and approximately 60% of Ms. Dickens’s base salary.

Information regarding the fair market value and target number of performance vesting restricted stock units granted to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens for fiscal 2017 is set forth in the Grant of Plan-Based Awards Table on page 41 of this Proxy Statement.

Determination of Annual Awards

Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens were granted awards of performance vesting restricted stock units in fiscal 2017, 2016 and 2015. The methodology used to determine achievement of performance goals for the annual and supplemental performance period is similar to that described above for the Chief Executive Officer and the Chief Operating Officer.

Based on the Company’s performance for the fiscal 2017 period, Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens will vest in the following percentages of their respective target annual awards with respect to fiscal 2017, fiscal 2016 and fiscal 2015 grants of performance vesting restricted stock units (as applicable):

Name	Year of Award	Percentage of Contract Revenue Attained	Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Annual Performance Units Attained	Number of Annual Performance Units Vested
H. Andrew DeFerrari	Fiscal 2017	9.22%	1.45x	100%	2,666
	Fiscal 2016	9.22%	1.45x	100%	2,432
	Fiscal 2015	8.64%	1.54x	100%	5,331
Richard B. Vilsoet	Fiscal 2017	9.22%	1.45x	100%	1,560
	Fiscal 2016	9.22%	1.45x	100%	1,431
	Fiscal 2015	8.64%	1.54x	100%	3,152
Kimberly L. Dickens	Fiscal 2017	9.22%	1.45x	100%	816
	Fiscal 2016	9.22%	1.45x	100%	790
	Fiscal 2015	8.64%	1.54x	100%	1,589

Determination of Three-Year Awards

Based on the Company’s performance for the fiscal 2015-2017 period, Mr. DeFerrari and Mr. Vilsoet will vest in the following percentage of their respective target supplemental units with respect to fiscal 2017, fiscal 2016 and fiscal 2015 grants, and Ms. Dickens will vest in the following percentage of her target supplemental units with respect to fiscal 2017 and fiscal 2016 grants:

Name	Year of Award	Percentage of Cumulative Qualifying Earnings Attained	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Supplemental Performance Units Attained	Number of Supplemental Performance Units Vested
H. Andrew DeFerrari	Fiscal 2017	8.82%	1.56x	76.40%	2,037
	Fiscal 2016	8.82%	1.56x	76.40%	1,858
	Fiscal 2015	8.40%	1.62x	50.00%	2,666
Richard B. Vilsoet	Fiscal 2017	8.82%	1.56x	76.40%	1,192
	Fiscal 2016	8.82%	1.56x	76.40%	1,093
	Fiscal 2015	8.40%	1.62x	50.00%	1,576
Kimberly L. Dickens	Fiscal 2017	8.82%	1.56x	76.40%	623
	Fiscal 2016	8.82%	1.56x	76.40%	604
	Fiscal 2015	—	—	—	—

Ms. Dickens did not receive a supplemental award of performance vesting restricted stock units in fiscal 2015.

Stock Options

Stock options generally align the Named Executive Officers’ incentives with those of the Company’s shareholders because stock options have value only if the Company’s stock price increases from the date of grant. Stock options also inherently reward performance, as it is the Company’s performance over an extended period that causes the value of its common stock, and the value of the stock options, to increase.

In December 2016, the Compensation Committee granted stock options having an aggregate grant date value of approximately $1,472,968 based on the Black-Scholes model valuation to the Chief Executive Officer and the Chief Operating Officer at an exercise price equal to the closing price of the underlying Company common stock on the date of grant. The value of the individual stock option grants received by Mr. Nielsen and Mr. Estes was approximately 96% and 86% of their base salaries, respectively. No stock options were granted to Mr. DeFerrari, Mr. Vilsoet or Ms. Dickens in fiscal 2017.

Information regarding stock options awarded during fiscal 2017 is shown in the Grant of Plan-Based Awards Table on page 41 of this Proxy Statement.

Time Vesting Restricted Stock Units

A time vesting restricted stock unit is not subject to performance conditions, but is designed to enhance retention of the Named Executive Officers by rewarding continued employment, as terminating employment results in the forfeiture of the unvested awards. This retention effect is further enhanced as the price of the Company’s common stock increases.

Because the value of time vesting restricted stock units increases as the market value of the Company’s common stock increases, time vesting restricted stock units also incent award recipients to drive performance that leads to improvement in the market value of the Company’s common stock. In addition, the shares of common stock received by the Named Executive Officers (other than the Chief Executive Officer) upon vesting of the time vesting restricted stock units are subject to shareholding requirements, see “Shareholding Requirements” on page 38 of this Proxy Statement.

In December 2016, time vesting restricted stock units having an aggregate grant date value of approximately $1,043,675 were granted to the Named Executive Officers. The value of the individual grants received by the Named Executive Officers was approximately 42% of Mr. Nielsen’s base salary, 37% of Mr. Estes’s base salary, 44% of Mr. DeFerrari’s base salary, 27% of Mr. Vilsoet’s base salary and 25% of Ms. Dickens’s base salary. The time vesting restricted stock units will vest in four annual installments beginning on or about the anniversary of the grant.

Information regarding the fair value and the number of time vesting restricted stock units that the Named Executive Officers were granted during fiscal 2017 is shown in the Grant of Plan-Based Awards Table on page 41 of this Proxy Statement.

Other Benefits

The Company provides a range of retirement and health and welfare benefits that are designed to assist in attracting and retaining employees and to reflect general industry competitive practices. The Named Executive Officers are eligible for the following benefits:

401(k) Plan. The Company maintains a tax qualified defined contribution retirement plan (the “401(k) Plan”) that covers substantially all salaried and hourly employees. Each of the Named Executive Officers participates in the 401(k) Plan. Participants may contribute up to 75% of their compensation on a before-tax basis into their 401(k) Plan accounts, subject to statutory limits. In addition, the Company matches an amount equal to 30% for each dollar contributed by participants on the first 5% of their eligible earnings.

Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the “additions” that can be made to a participant’s 401(k) Plan account each calendar year. “Additions” include Company matching contributions, before-tax contributions made by a participant and participant after-tax contributions. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan.

The Company does not maintain any defined benefit pension plan, non-tax qualified supplemental retirement plan or non-tax qualified deferred compensation plan.

Health and Welfare Plans. Benefits for active employees such as medical, dental, vision, life insurance and disability coverage are available to substantially all salaried and hourly employees through the Company’s flexible benefits plan. Employees contribute to the cost of the benefits plan by paying a portion of the premium costs.

Named Executive Officers participate in the medical, dental and vision plans on terms identical with those afforded all other employees. In addition, the Company provides certain key employees, including the Named Executive Officers, with additional life insurance and disability coverage at no cost to the individual. The amount paid on behalf of the Named Executive Officers is set forth in the “All Other Compensation” column of the Summary Compensation Table on page 40 of this Proxy Statement.

Perquisites and Executive Benefits. The Company provides executive officers, including the Named Executive Officers, with limited perquisites and executive benefits, namely, premiums paid by the Company for group term life insurance and long-term disability insurance. As described above, the Company also provides matching contributions to the Dycom Industries, Inc. Retirement Savings Plan on the same basis as those matching contributions made for all other employees of the Company. The Compensation Committee periodically reviews the perquisites provided to the Company’s executive officers under the executive compensation program.

Severance and Change of Control Benefits

Messrs. Nielsen, Estes, DeFerrari and Vilsoet are provided with severance benefits under individual arrangements negotiated with the Company. The Company provides for the payment of severance benefits to these executives upon certain types of employment terminations both prior to and following a change of control. If an executive’s employment terminates on or following a change of control under certain circumstances, the Company provides for the vesting of certain equity-based awards. Providing severance and change of control benefits assists the Company in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus enhancing long-term shareholder value. The terms and payment amounts reflect the Compensation Committee’s determination of competitive practices at those companies that the Company competes with for executive talent at the time the arrangements were entered into and were based, in part, on market information provided by its independent compensation consultant.

The terms of the individual arrangements, and a calculation of the estimated severance benefits that would be payable to each executive under their respective arrangements upon the occurrence of certain events, are set forth under the Potential Payments Upon Termination of Employment or Change of Control table beginning on page 46 of this Proxy Statement.

2018 Transition Period Executive Compensation Program

As previously reported, the Company has changed its fiscal year end from July to January. Beginning with a six-month transition period ending January 27, 2018, the Company’s fiscal year will end on the last Saturday of January. As part of this transition, compensation opportunity levels, equity award grants and related performance goals have been or will be made or established for the six-month transition period that began on July 30, 2017 and will end on January 27, 2018.

In September 2017, the Compensation Committee established prorated award opportunities under the Company’s incentive plan for the six-month transition period for Messrs. Nielsen and Estes at 50% of the target and maximum amounts that otherwise would have applied for a 12-month fiscal year. At the same time, performance vesting restricted stock units also were granted by the Compensation Committee to Messrs. Nielsen and Estes at 50% of the grant date value that otherwise would have applied for a 12-month fiscal year. The two-component structure of the annual incentive award opportunities for Messrs. Nielsen and Estes was retained. The performance goals of the first component of the annual incentive award adopted by the Committee reflect the seasonality of the shortened performance period and the relative difficulty of impacting cash flow over a six-month period. The performance vesting restricted stock units granted to Messrs. Nielsen and Estes in September 2017 are subject to the achievement of annual goals and, for supplemental units to be earned, three-year goals. Due to the transition period, the relevant one- and three-year-long performance periods will end with the second quarter of fiscal 2019, 2020 and 2021, respectively.

In October 2017, the Compensation Committee approved pro rata grants of time vesting restricted stock units and stock options to Messrs. Nielsen and Estes with grant date values at 50% of the grant date values that otherwise would have applied for a 12-month fiscal year. Consistent with these actions taken by the Compensation Committee with respect to Messrs. Nielsen and Estes, pro rata annual incentive and long-term incentive awards were also made in October 2017 to the other Named Executive Officers.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for the Chief Executive Officer and the non-employee directors to further align their economic interests with those of the Company’s shareholders. Under these guidelines, stock ownership includes shares (including time vesting restricted stock units) owned directly or held in trust by an individual. It does not include shares that an individual has the right to acquire through stock options or performance vesting restricted stock or performance vesting restricted stock units. The Board of Directors has set the minimum number of shares under the guidelines at 265,000 shares for the Chief Executive Officer and 10,000 shares for each non-employee director.

In order to satisfy the ownership thresholds, each individual is required to retain 50% of the net after-tax shares that he or she acquires under the Company’s equity plans (and non-employee directors must retain all shares received in lieu of cash fees) until the thresholds are achieved. No sales of existing shareholdings are permitted until the required thresholds are attained, but once attained, the individual may sell any shares that exceed the applicable threshold.

The Board of Directors periodically reviews the stock ownership guidelines and may make adjustments. The guidelines are expected to be met within five years of the date they were established or, if later, from the date that the individual initially joins the Board of Directors or is appointed to the position of Chief Executive Officer. As of July 29, 2017, Mr. Nielsen held a total of approximately 657,199 shares of the Company’s common stock and exceeded the stock ownership threshold. In addition, each non-employee director has either exceeded the stock ownership threshold or is making satisfactory progress toward achieving the threshold.

Shareholding Requirements

Named Executive Officers (other than the Chief Executive Officer) and other key employees who receive awards of time vesting restricted stock and time vesting restricted stock units are generally subject to shareholding requirements. As each grant vests, the recipient is required to retain on account with the Company’s stock transfer agent one-half (50%) of the shares that have vested, net of shares withheld to pay taxes. The shareholding requirement continues until the shares on account are equal in value to the recipient’s base salary then in effect. From that point forward, the recipient is free to sell shares that vest subsequently, but must continue to hold on account those shares required to satisfy the applicable threshold until termination of employment with the Company. All restrictions on those shares held by the transfer agent lapse 90 days after the recipient is no longer employed by the Company. As of July 29, 2017, all of the Named Executive Officers have either exceeded their respective goals or are making satisfactory progress towards achieving their goals.

Reflecting these requirements, as of July 29, 2017, Company employees (other than the Chief Executive Officer) collectively held, on account with the Company’s stock transfer agent, a total of approximately 121,781 shares. The Named Executive Officers (other than the Chief Executive Officer) individually held the following number of shares pursuant to this shareholding requirement:

Name	Number of Shares Held as of July 29, 2017
Timothy R. Estes	7,992
H. Andrew DeFerrari	13,510
Richard B. Vilsoet	5,435
Kimberly L. Dickens	1,100

As of July 29, 2017, including the shares in the table above, Messrs. Estes, DeFerrari and Vilsoet, and Ms. Dickens, held a total of approximately 220,829 shares, 106,153 shares, 53,741 shares and 3,708 shares, respectively, of the Company’s common stock.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (and the regulations promulgated thereunder) precludes a public corporation from taking an income tax deduction in any one year for compensation in excess of $1 million for its named executive officers (excluding the Chief Financial Officer) employed on the last day of the fiscal year, unless certain specific performance goals are satisfied. While the executive compensation program seeks to maximize the tax deductibility of compensation payable to the Named Executive Officers by having such compensation qualify as qualified performance-based compensation, the Compensation Committee retains the flexibility and discretion to compensate Named Executive Officers in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m). For fiscal 2017, the Company estimates that approximately $1.3 million of executive compensation expenses will not be deductible under Section 162(m).

Internal Revenue Code Section 409A

Internal Revenue Code Section 409A regulates the tax treatment of most forms of nonqualified deferred compensation. The Company believes it is in compliance with Code Section 409A and the regulations promulgated thereunder.

Accounting Rules

The Compensation Committee takes into consideration the accounting treatment of equity-based incentive awards under Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation-Stock Compensation when determining the form and timing of equity grants to employees, including the Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing or amount of any particular grant of equity-based incentive award made to the Company’s employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017.

The foregoing report has been furnished on behalf of the Board of Directors by the undersigned members of the Compensation Committee.

Compensation Committee

Dwight B. Duke, Chair Charles B. Coe Eitan Gertel Laurie J. Thomsen

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and the next three highest paid individuals serving as executive officers on July 29, 2017.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)(4)(5)	Option Awards(2)	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(3)	Total(6)
Steven E. Nielsen	2017	$946,400	$—	$1,231,850	$913,173	$1,286,404	$5,442	$4,383,269
President and Chief Executive Officer	2016	$910,000	$—	$1,139,740	$1,003,198	$1,774,500	$6,942	$4,834,380
	2015	$875,000	$—	$938,844	$1,096,711	$1,575,000	$7,072	$4,492,627
H. Andrew DeFerrari	2017	$470,000	$360,000	$834,736	$—	$—	$5,382	$1,670,118
Senior Vice President and Chief Financial Officer	2016	$450,000	$400,000	$760,260	$—	$—	$6,289	$1,616,549
	2015	$425,000	$350,000	$673,684	$—	$—	$5,507	$1,454,191
Timothy R. Estes	2017	$650,000	$—	$755,169	$559,795	$733,373	$8,364	$2,706,701
Executive Vice President and Chief Operating Officer	2016	$625,000	$—	$698,876	$615,159	$1,000,000	$10,092	$2,949,127
	2015	$600,000	$—	$573,535	$669,988	$900,000	$9,775	$2,753,298
Richard B. Vilsoet	2017	$445,000	$350,000	$488,413	$—	$—	$7,028	$1,290,441
Vice President, General	2016	$425,000	$350,000	$447,226	$—	$—	$6,185	$1,228,411
Counsel and Secretary	2015	$400,000	$315,000	$398,378	$—	$—	$5,239	$1,118,617
Kimberly L. Dickens	2017	$320,000	$125,000	$272,099	$—	$—	$5,024	$722,123
Vice President and Chief Human Resources Officer	2016	$309,000	$125,000	$262,596	$—	$—	$6,056	$702,652
	2015	$299,999	$105,000	$224,970	$—	$—	$11,794	$641,763
(1)	Bonuses and incentive compensation awards under the Annual Incentive Plan for the fiscal year ended July 29, 2017 were paid in October 2017.
(2)	Amounts in these columns present the aggregate grant date fair value of stock and option awards granted during the relevant fiscal years computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation-Stock Compensation (“FASB ASC 718”). These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). For performance-based awards included in the “Stock Awards” column, the grant date fair value represents the probable outcome of the awards rather than the maximum potential value. Please refer to “—Compensation Discussion and Analysis—Long-Term Equity-Based Compensation” beginning on page 30 of this Proxy Statement for a description of the performance vesting restricted stock units, stock options and time vesting restricted stock units (see footnotes 4 and 5 below for the maximum potential value of all stock-based awards). For information on the valuation assumptions used in these computations, see Note 15 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017. The terms applicable to the stock awards and the option awards granted for the fiscal year ended July 29, 2017 are set forth below in the Grant of Plan-Based Awards Table.
(3)	All Other Compensation for fiscal 2017 consists of (i) Company contributions to the Dycom Industries, Inc. Retirement Savings Plan (Mr. Nielsen — $4,050; Mr. DeFerrari — $4,050; Mr. Estes — $4,050; Mr. Vilsoet — $4,724; Ms. Dickens — $3,692); and (ii) premiums paid by the Company for group term life and long-term disability insurance (Mr. Nielsen — $1,392; Mr. DeFerrari — $1,332; Mr. Estes — $4,314; Mr. Vilsoet — $2,304; Ms. Dickens — $1,332).
(4)	The maximum potential grant date fair value for the fiscal 2017 performance vesting restricted units in the “Stock Awards” column was as follows: Mr. Nielsen — $1,675,804; Mr. DeFerrari — $1,255,360; Mr. Estes — $1,027,337; Mr. Vilsoet — $734,543; and Ms. Dickens — $384,140. The number of performance vesting restricted stock units that will vest could be zero depending on performance over the relevant period and the value realized of any units that vest will depend on the stock price at the time of vesting.
(5)	The grant date fair value for the fiscal 2017 time vesting restricted units included in the “Stock Awards” column was as follows:
Mr. Nielsen — $393,948; Mr. DeFerrari — $207,056; Mr. Estes — $241,500; Mr. Vilsoet — $121,142; and Ms. Dickens — $80,029. The value realized will depend on the stock price at the time of vesting.
(6)	Represents total of all columns in table.

Grant of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of restricted stock units and stock options under the 2012 Long-Term Incentive Plan and the potential range of awards that were approved under the Annual Incentive Plan for each of the Named Executive Officers for the fiscal year ended July 29, 2017.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Steven E. Nielsen	10/24/2016	$—	$993,720	$1,987,440	—	—	—	—	—	$—	$—
	10/24/2016	$—	$—	$—	73	9,784	19,568	—	—	$—	$837,902
	12/14/2016	$—	$—	$—	—	—	—	5,021	—	$—	$393,948
	12/14/2016	$—	$—	$—	—	—	—	—	22,885	$78.46	$913,173
H. Andrew DeFerrari	12/14/2016	$—	$—	$—	—	—	—	2,639	—	$—	$207,056
	12/14/2016	$—	$—	$—	60	8,000	16,000	—	—	$—	$627,680
Timothy R. Estes	10/24/2016	$—	$552,500	$1,105,000	—	—	—	—	—	$—	$—
	10/24/2016	$—	$—	$—	45	5,998	11,996	—	—	$—	$513,669
	12/14/2016	$—	$—	$—	—	—	—	3,078	—	$—	$241,500
	12/14/2016	$—	$—	$—	—	—	—		14,029	$78.46	$559,795
Richard B. Vilsoet	12/14/2016	$—	$—	$—	—	—	—	1,544	—	$—	$121,142
	12/14/2016	$—	$—	$—	35	4,681	9,362	—	—	$—	$367,271
Kimberly L. Dickens	12/14/2016	$—	$—	$—	—	—	—	1,020	—	$—	$80,029
	12/14/2016	$—	$—	$—	18	2,448	4,896	—	—	$—	$192,070
(1)	Mr. Nielsen’s and Mr. Estes’s fiscal 2017 Annual Incentive Plan (“AIP”) compensation was derived from performance measures that were established within 90 days of the beginning of the fiscal year pursuant to Section 162(m) of the Internal Revenue Code. The AIP for fiscal 2017 was composed of two components. The first component applied a pre-established payout ratio to operating earnings (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements, and amounts for amortization of debt discount) above a threshold percentage of contract revenues. The payout ratio varied as a function of the Company’s cash flow performance, which was measured as a ratio of operating cash flow to net income (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements, and amounts for amortization of debt discount); provided, however, that if the Company’s operating earnings equaled or exceeded 1.0% of contract revenues, the Compensation Committee could, at its discretion, modify the awards, subject to the maximum amount available under the first component. For fiscal 2017, the first component of the AIP provided that Mr. Nielsen receive an annual incentive award only if the award as calculated equaled or exceeded 10% of his base salary. The second component of the AIP applied a pre-established payout ratio to operating earnings (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements, and amounts for amortization of debt discount) above a threshold percentage of contract revenue. The maximum annual incentive award payable to Mr. Nielsen for fiscal 2017 was set at 210% of his base salary and the maximum annual incentive award payable to Mr. Estes for fiscal 2017 was set at 170% of his base salary. Mr. Nielsen’s and Mr. Estes’s actual fiscal 2017 incentive plan payout of $1,286,404 and $733,373, respectively, were paid in October 2017, as set forth under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 40 of this Proxy Statement.
(2)	Represents performance vesting restricted stock units (“PRSUs”) for the fiscal 2017 to 2019 performance period granted under the Company’s 2012 Long-Term Incentive Plan. The PRSUs vest in three substantially equal annual installments commencing on or about the anniversary of the date of grant, subject to meeting certain performance targets. The Named Executive Officers also have an opportunity to vest in supplemental units if the Company satisfies certain performance targets for the previous three fiscal years. With respect to the fiscal 2017 performance period, 50% of the fiscal 2015 supplemental units and 76.4% of the fiscal 2016 and fiscal 2017 supplemental units will vest in October 2017 for Mr. Nielsen and Mr. Estes and in December 2017 for Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens, based on fiscal 2017 performance.
(3)	Represents time vesting restricted stock units (“TRSUs”) granted under the Company’s 2012 Long-Term Incentive Plan. The TRSUs vest in four equal annual installments commencing on the anniversary date of the grant.
(4)	Represents stock options granted under the Company’s 2012 Long-Term Incentive Plan. The stock options vest in four equal annual installments commencing on the anniversary of the date of grant.
(5)	The amounts in this column do not represent amounts that Named Executive Officers received or are entitled to receive. As required by SEC rules, this column represents the grant date fair value of PRSUs at target amounts, TRSUs, and stock options granted to the Named Executive Officers during fiscal 2017. For PRSUs, only the grant date fair value for awards actually vested will be recognized by the Company in the financial statements. For TRSUs and stock options, the grant date fair value is the amount that the Company will recognize in its financial statements over the award’s vesting schedule, subject to any forfeitures. The grant date fair value was determined under FASB ASC 718. See Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017 regarding assumptions underlying valuation of equity awards.

Narrative Accompanying Grant of Plan-Based Awards Table

The equity incentive awards granted to Mr. Nielsen and Mr. Estes on October 24, 2016, and to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens on December 14, 2016, were subject to the Company achieving the Annual Goals established by the Compensation Committee. The Annual Goals were pre-established performance measures based upon (a) pre-tax operating earnings (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount), in excess of 2.5% of contract revenues and (b) the ratio of operating cash to net income (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount). Each of the Named Executive Officers’ target awards vest in three substantially equal installments subject to the Company achieving the Annual Goals in each of fiscal years 2017, 2018 and 2019.

In the event the Company achieves the Annual Goals with respect to a performance period and the Company also achieves additional goals established by the Compensation Committee which are based, for each year, on the trailing three-year period, Mr. Nielsen, Mr. Estes, Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens will each vest in up to an additional 100% of the number of shares of the target award that vested in such annual performance period. These additional goals are pre-established performance measures for the indicated period based upon (a) pre-tax operating earnings (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount), in excess of 5% of contract revenues and (b) the ratio of operating cash flow to net income (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount).

Outstanding Equity Awards Table

The following table sets forth certain information with respect to all outstanding equity awards held by each of the Named Executive Officers as of July 29, 2017.

		Option Awards(1)				Stock Awards(2)
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units that Have Not Vested		Market Value of Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout of Unearned Shares, Units, or Other Rights that Have Not Vested
Steven E. Nielsen	12/17/2010	75,000	—	$13.88	12/17/2020
	12/15/2011	57,110	—	$19.56	12/15/2021
	12/14/2012	55,681	—	$18.67	12/14/2022
	12/13/2013	34,305	11,435	$27.14	12/13/2023
	12/13/2013					2,441	(3)	$220,422
	10/24/2014					10,619	(4)	$958,896
	12/12/2014	28,147	28,148	$31.46	12/12/2024
	12/12/2014					5,188	(5)	$468,476
	10/23/2015					6,035	(4)	$544,961
	10/23/2015								3,422	(6)	$309,007
	12/14/2015	5,557	16,674	$78.20	12/14/2025
	12/14/2015					3,471	(7)	$313,431
	10/24/2016					5,752	(4)	$519,406
	10/24/2016								6,523	(9)	$589,027
	12/14/2016	—	22,885	$78.46	12/14/2026
	12/14/2016					5,021	(10)	$453,396
H. Andrew DeFerrari	12/16/2009	5,903	—	$8.55	12/16/2019
	12/13/2013					1,208	(3)	$109,082
	12/12/2014					2,712	(5)	$244,894
	12/12/2014					7,997	(4)	$722,129
	12/14/2015					1,820	(7)	$164,346
	12/14/2015					4,290	(4)	$387,387
	12/14/2015								2,432	(8)	$219,610
	12/14/2016					2,639	(10)	$238,302
	12/14/2016					4,703	(4)	$424,681
	12/14/2016								5,334	(11)	$481,660
Timothy R. Estes	12/13/2013	14,002	7,001	$27.14	12/13/2023
	12/13/2013					1,495	(3)	$134,999
	10/24/2014					6,488	(4)	$585,866
	12/12/2014	17,195	17,196	$31.46	12/12/2024
	12/12/2014					3,169	(5)	$286,161
	10/23/2015					3,701	(4)	$334,200
	10/23/2015								2,098	(6)	$189,449
	12/14/2015	3,408	10,224	$78.20	12/14/2025
	12/14/2015					2,128	(7)	$192,158
	10/24/2016					3,526	(4)	$318,398
	10/24/2016								3,999	(9)	$361,110
	12/14/2016	—	14,029	$78.46	12/14/2026
	12/14/2016					3,078	(10)	$277,943
Richard B. Vilsoet	12/13/2013					785	(3)	$70,886
	12/12/2014					1,604	(5)	$144,841
	12/12/2014					4,728	(4)	$426,938
	12/14/2015					1,071	(7)	$96,711
	12/14/2015					2,524	(4)	$227,917
	12/14/2015								1,431	(8)	$129,219
	12/14/2016					1,544	(10)	$139,423
	12/14/2016					2,752	(4)	$248,506
	12/14/2016								3,121	(11)	$281,826

		Option Awards(1)				Stock Awards(2)
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units that Have Not Vested		Market Value of Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout of Unearned Shares, Units, or Other Rights that Have Not Vested
Kimberly L. Dickens	05/20/2014					1,580	(12)	$142,674
	12/12/2014					1,192	(5)	$107,638
	12/12/2014					1,589	(4)	$143,487
	12/14/2015					741	(7)	$66,912
	12/14/2015					1,394	(4)	$125,878
	12/14/2015								790	(8)	$71,337
	12/14/2016					1,020	(10)	$92,106
	12/14/2016					1,439	(4)	$129,942
	12/14/2016								1,632	(11)	$147,370
(1)	Options vest ratably in four annual installments commencing on the first anniversary of the date of grant. All exercisable options are fully vested.
(2)	The dollar value in the “Stock Awards” column was determined using a share price of $90.30, the closing price of a share of the Company’s common stock on the New York Stock Exchange at July 28, 2017.
(3)	On December 13, 2013, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 9,762, 4,831, 5,977 and 3,138 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2014.
(4)	Represents the aggregate amount of fiscal 2015, 2016 and 2017 target annual awards, together with those supplemental awards of performance vesting restricted stock units for the fiscal 2017 performance period which will vest on the anniversary of the date of grant for Messrs. Nielsen and Estes and on December 14, 2017 for Messrs. DeFerrari and Vilsoet and Ms. Dickens, as a result of meeting certain of the fiscal 2017 performance targets. Additional information on the number of target annual awards and supplemental awards is set forth with respect to Mr. Nielsen and Mr. Estes, under “Long-Term Equity-Based Compensation—Performance Vesting Restricted Stock Units—Chief Executive Officer and Chief Operating Officer—Determination of Three-Year Awards” beginning on page 34 of this Proxy Statement, and with respect to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens, under “Long-Term Equity-Based Compensation—Performance Vesting Restricted Stock Units—Other Named Executive Officers—Determination of Three-Year Awards” beginning on page 35 of this Proxy Statement.
(5)	On December 12, 2014, Messrs. Nielsen, DeFerrari, Estes, Vilsoet and Ms. Dickens were granted 10,375, 5,423, 6,338, 3,207 and 2,384 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2015.
(6)	On October 23, 2015, Mr. Nielsen and Mr. Estes were granted 10,264 and 6,294 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2018 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on October 23, 2016, subject to meeting certain performance targets.
(7)	On December 14, 2015, Messrs. Nielsen, DeFerrari, Estes, Vilsoet and Ms. Dickens were granted 4,627, 2,426, 2,837, 1,427 and 988 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2016.
(8)	On December 14, 2015, Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens were granted 7,296, 4,292 and 2,370 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2018 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on December 14, 2016, subject to meeting certain performance targets.
(9)	On October 24, 2016, Mr. Nielsen and Mr. Estes were granted 9,784 and 5,998 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2018 and fiscal 2019 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on October 24, 2017, subject to meeting certain performance targets.
(10)	On December 14, 2016, Messrs. Nielsen, DeFerrari, Estes, Vilsoet and Ms. Dickens were granted 5,021, 2,639, 3,078, 1,544 and 1,020 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2017.
(11)	On December 14, 2016, Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens were granted 8,000, 4,681 and 2,448 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2018 and fiscal 2019 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on December 14, 2017, subject to meeting certain performance targets.
(12)	On May 20, 2014, Ms. Dickens was granted 3,160 time vesting restricted stock units, which vest ratably in four annual installments commencing on May 20, 2015.

Option Exercises and Stock Vested Table

The following table sets forth certain information with respect to stock options and restricted stock units awarded to the Named Executive Officers that were exercised or vested, respectively, during fiscal 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Steven E. Nielsen	5,356	$320,235
			9,972	$782,403	(2)
			18,932	$1,621,336	(3)
H. Andrew DeFerrari	2,800	$199,220
			4,848	$380,374	(3)
			13,706	$1,075,373	(4)
Timothy R. Estes	31,604	$2,457,144
			6,171	$484,177	(2)
			11,586	$992,225	(3)
Richard B. Vilsoet	6,853	$489,441
			3,422	$268,490	(3)
			8,368	$656,553	(4)
Kimberly L. Dickens	—	$—
			843	$66,142	(3)
			2,771	$217,413	(4)
(1)	The amount shown in this column reflects the value realized upon the exercise of vested stock options. The value realized is the difference between the fair market value of the Company’s common stock on the date of exercise and the exercise price of the vested stock option.
(2)	Represents performance vesting restricted stock units that vested on October 24, 2016. The value realized was determined by multiplying the number of shares acquired on vesting by $85.64, the closing price of the Company’s common stock on the vesting date.
(3)	Represents time vesting restricted stock units that vested on December 14, 2016. The value realized was determined by multiplying the number of shares acquired on vesting by $78.46, the closing price of the Company’s common stock on the vesting date.
(4)	Represents performance vesting restricted stock units that vested on December 14, 2016. The value realized was determined by multiplying the number of shares acquired on vesting by $78.46, the closing price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination of Employment or Change of Control

The Company has entered into certain arrangements that will require it to provide compensation to Mr. Nielsen, Mr. DeFerrari, Mr. Estes and Mr. Vilsoet in the event of certain terminations of employment or a change of control of the Company. Ms. Dickens is not a party to an arrangement that provides for compensation in the event of a termination of employment or a change of control. The amount of compensation that is potentially payable in each situation is shown in the table below. The amounts assume that a termination of employment and/or change of control event occurred on July 29, 2017 and, where applicable, uses the closing price of a share of the Company’s common stock as of July 28, 2017 ($90.30).

The amounts for Mr. Nielsen, Mr. DeFerrari, Mr. Estes and Mr. Vilsoet are estimates based only on hypothetical assumptions and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would be known only at the time they become eligible for payment. The amounts are in addition to (i) vested or accumulated benefits generally under the Company’s 401(k) plan; (ii) benefits paid by insurance providers under life and disability insurance policies; and (iii) accrued vacation payments.

The following table describes the potential payments upon termination of employment or a change of control of the Company as of July 29, 2017.

Name	Termination of Employment for Cause, Resignation without Good Reason, Disability or Retirement	Termination of Employment without Cause		Resignation for Good Reason		Failure to Renew Employment Agreement at Substantially No Less Terms than Existing Agreements		Change of Control
								Termination without Cause		Resignation for Good Reason
Steven E. Nielsen
Severance	$—	$7,475,104	(1)	$7,475,104	(1)	$2,491,701	(2)	$9,020,405	(3)	$9,020,405	(3)
Stock Options	$—	$—		$—		$—		$2,851,177	(4)	$2,851,177	(4)
Stock Awards	$—	$—		$—		$—		$4,377,022	(5)	$4,377,022	(5)
Benefits Continuation	$—	$34,980	(6)	$34,980	(6)	$—		$34,980	(6)	$34,980	(6)
H. Andrew DeFerrari
Severance	$—	$1,630,000	(7)	$—		$—		$1,630,000	(7)	$1,630,000	(7)
Stock Options	$—	$—		$—		$—		$—		$—
Stock Awards	$—	$—		$—		$—		$2,992,091	(5)	$2,992,091	(5)
Benefits Continuation	$—	$19,210	(6)	$19,210	(6)	$—		$19,210	(6)	$19,210	(6)
Timothy R. Estes
Severance	$—	$3,055,582	(8)	$3,055,582	(8)	$1,527,791	(2)	$3,933,373	(9)	$3,933,373	(9)
Stock Options	$—	$—		$—		$—		$1,743,810	(4)	$1,743,810	(4)
Stock Awards	$—	$—		$—		$—		$2,680,285	(5)	$2,680,285	(5)
Benefits Continuation	$—	$51,219	(6)	$51,219	(6)	$—		$51,219	(6)	$51,219	(6)
Richard B. Vilsoet
Severance	$—	$1,525,000	(7)	$—		$—		$1,525,000	(7)	$1,525,000	(7)
Stock Options	$—	$—		$—		$—		$—		$—
Stock Awards	$—	$—		$—		$—		$1,766,268	(5)	$1,766,268	(5)
Benefits Continuation	$—	$21,070	(6)	$21,070	(6)	$—		$21,070	(6)	$21,070	(6)
(1)	Determination of severance is based on three times the sum of (i) the annual salary in effect as of July 29, 2017; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 29, 2017.
(2)	Determination of severance is based on one times the sum of (i) the annual base salary in effect as of July 29, 2017; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 29, 2017.
(3)	Determination of severance is based on (a) three times the sum of (i) the annual base salary in effect as of July 29, 2017; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 29, 2017; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) annual incentive pay paid for fiscal 2017.
(4)	Represents the difference between the closing price of a share of the Company’s common stock on July 29, 2017 and the exercise price of all unvested stock options that would vest upon a change of control of the Company.
(5)	Represents the outstanding time and performance-based restricted stock units on July 29, 2017 using the closing price of the Company’s common stock on July 29, 2017. Performance-based restricted stock units are based on the units that will vest at their target performance levels.

(6)	Represents the approximated cost of continuation of group medical benefits and term life insurance for which premiums will be waived during the applicable severance periods. The group medical benefits premium costs are based on the current COBRA rate and the term life insurance premium costs are based on the actual cost of premiums for fiscal 2017.
(7)	Determination of severance is based on (a) one and a half times the sum of (i) the annual base salary in effect as of July 29, 2017; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) 50% of the annual base salary in effect as of July 29, 2017; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) annual incentive pay paid for fiscal 2017.
(8)	Determination of severance is based on two times the sum of (i) the annual base salary in effect as of July 29, 2017; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 29, 2017.
(9)	Determination of severance is based on (a) two times the sum of (i) the annual base salary in effect as of July 29, 2017; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 29, 2017; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual incentive pay for fiscal 2017.

Employment and Separation Agreements

Steven E. Nielsen—Employment Agreement

Effective as of May 1, 2016, the Company entered into a new employment agreement with Steven E. Nielsen (the “Nielsen Employment Agreement”). Under the terms of the Nielsen Employment Agreement, Mr. Nielsen will continue to serve as President and Chief Executive Officer of the Company.

The Nielsen Employment Agreement provides for a term of employment that continues until May 31, 2020. If, during the term of the Nielsen Employment Agreement, there is a “Change in Control” of the Company at any time following May 1, 2018, Mr. Nielsen’s employment under the Nielsen Employment Agreement will be extended for an additional two years.

Termination for Cause or Resignation Without Good Reason. In the event that Mr. Nielsen resigns his employment with the Company without “Good Reason” or the Company terminates his employment for “Cause” (as such terms are defined below), Mr. Nielsen will not be entitled to any severance payments, but will receive his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

Termination Without Cause or Resignation for Good Reason Prior to a Change of Control. Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, if the Company terminates his employment without Cause or if Mr. Nielsen resigns his employment with the Company for Good Reason prior to a Change in Control, Mr. Nielsen will be entitled to:

•	his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.
•	a cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.
•	continued participation in the Company’s health and welfare plans for a period of three years following Mr. Nielsen’s resignation of employment for Good Reason or his termination of employment by the Company without Cause or a cash payment equal to the value of the benefit.

Change of Control. Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, in the event the Company terminates Mr. Nielsen’s employment without Cause or Mr. Nielsen resigns employment with the Company for Good Reason following a Change in Control, Mr. Nielsen will be entitled to:

•	his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.
•	a cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance amount will be payable in a single lump sum within five days following such termination or resignation.

•	a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation.
•	continued participation in the Company’s health and welfare plans for a period of three years following his termination or resignation or a cash payment equal to the value of the benefit.
•	all outstanding equity awards held by Mr. Nielsen at the time of his resignation of employment with the Company for Good Reason or his termination of employment by the Company without Cause following a Change in Control will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.

Non-Renewal of Nielsen Employment Agreement. Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, in the event the Company fails to renew the Nielsen Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Nielsen’s employment is terminated, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his then base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Nielsen Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

Restrictive Covenants. Mr. Nielsen is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Nielsen is also subject to an assignment of inventions and developments agreement.

Enforcement of Agreement. The Nielsen Employment Agreement provides for arbitration in the event of any dispute or controversy arising out of the Nielsen Employment Agreement or Mr. Nielsen’s employment with the Company. The Company has also agreed to reimburse Mr. Nielsen, on an after-tax basis, for all reasonable legal fees incurred by him in enforcing the Nielsen Employment Agreement.

Limitations on Severance Payment. If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Nielsen will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. Nielsen’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Defined Terms. The following terms provided in the Nielsen Employment Agreement are used in this description.

“Cause” means a termination of Mr. Nielsen’s employment for his: (i) indictment for any crime, whether a felony or misdemeanor, that materially impairs his ability to function as President and Chief Executive Officer of the Company and such crime involves the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company property; (ii) repeated willful neglect of his duties; or (iii) willful material misconduct in connection with the performance of his duties or other willful material breach of his employment agreement. No event in clause (ii) or (iii) will constitute Cause unless the Company gives Mr. Nielsen written notice of termination of his employment for Cause and such grounds are not corrected by Mr. Nielsen within 30 days of receipt of notice. If Mr. Nielsen fails to correct the event or condition to the satisfaction of the Board of Directors, Mr. Nielsen will have the opportunity to address the Company’s Board of Directors prior to a termination of employment for Cause.

“Good Reason” means a resignation by Mr. Nielsen for any of the following reasons: (i) a failure by the Company to pay compensation or benefits due and payable; (ii) a material change in the duties or responsibilities performed by Mr. Nielsen as Chief Executive Officer of a public company; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without Mr. Nielsen’s consent; or

(iv) failure by the Company to obtain agreement by a successor to assume the Nielsen Employment Agreement. Mr. Nielsen must provide the Company with written notice of his intention to terminate his employment for Good Reason and the Company will have the opportunity to cure the event or condition under clauses (i) and (ii) within 30 days of receipt of such notice.

“Change in Control” shall be deemed to have occurred if any one or more the following events occur: (i) an acquisition by any “person” or “group” of beneficial ownership of 20% or more of the total outstanding voting stock of the Company; (ii) a change in the composition of the Board of Directors of the Company such that the individuals who constitute the Board of Directors as of the Effective Date of the Nielsen Agreement (the “incumbent directors”) cease to constitute a majority of the Board without the consent of a majority of the incumbent directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Timothy R. Estes—Employment Agreement

Effective as of October 4, 2012, the Company entered into a new employment agreement with Timothy R. Estes (the “Estes Employment Agreement”). Pursuant to the Estes Employment Agreement, Mr. Estes will continue to serve as Executive Vice President and Chief Operating Officer of the Company.

The Estes Employment Agreement provides for a term of employment that began on October 4, 2012 and continues until October 31, 2017, provided that if there is a “Change in Control” of the Company at any time following October 31, 2015, Mr. Estes’s employment under the Estes Employment Agreement will be extended for an additional two years.

Termination for Cause or Resignation without Good Reason. In the event that Mr. Estes resigns his employment with the Company without “Good Reason” or the Company terminates his employment for “Cause” (as such terms are defined below), Mr. Estes will not be entitled to any severance payments, but will receive his base salary though the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

Termination Without Cause or Resignation for Good Reason Prior to a Change of Control. Subject to Mr. Estes’s execution and delivery of a general waiver and release of claims, if the Company terminates his employment without Cause or if Mr. Estes resigns his employment with the Company for Good Reason prior to a Change in Control, Mr. Estes will be entitled to:

•	his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.
•	a cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.
•	continued participation in the Company’s health and welfare plans for a period of two years following Mr. Estes’s resignation of employment for Good Reason or his termination of employment by the Company without Cause or a cash payment equal to the value of the benefit.

Change of Control. Subject to Mr. Estes’s execution and delivery of a general waiver and release of claims, in the event the Company terminates Mr. Estes’s employment without Cause or Mr. Estes resigns employment with the Company for Good Reason following a Change in Control, Mr. Estes will be entitled to:

•	his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•	a cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance amount will be payable in a single lump sum within five days following such termination or resignation.
•	a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation.
•	continued participation in the Company’s health and welfare plans for a period of two years following his termination or resignation or a cash payment equal to the value of the benefit.
•	all outstanding equity awards held by Mr. Estes at the time of his resignation of employment with the Company for Good Reason or his termination of employment by the Company without Cause following a Change in Control will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.

Non-Renewal of Estes Employment Agreement. Subject to Mr. Estes’s execution and delivery of a general waiver and release of claims, in the event the Company fails to renew the Estes Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Estes’s employment is terminated, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his then base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Estes Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

Restrictive Covenants. Mr. Estes is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Estes is also subject to an assignment of inventions and developments agreement.

Enforcement of Agreement. The Estes Employment Agreement provides for arbitration in the event of any dispute or controversy arising out of the Estes Employment Agreement or Mr. Estes’s employment with the Company. The Company has also agreed to reimburse Mr. Estes, on an after-tax basis, for all reasonable legal fees incurred by him in enforcing the Estes Employment Agreement.

Limitations on Severance Payment. If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Estes will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. Estes’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Defined Terms. The following terms provided in the Estes Employment Agreement are used in this description.

“Cause” means a termination of Mr. Estes’s employment for his: (i) indictment for any crime, whether a felony or misdemeanor, that materially impairs his ability to function as Executive Vice President and Chief Operating Officer of the Company and such crime involves the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company property; (ii) repeated willful neglect of his duties; or (iii) willful material misconduct in connection with the performance of his duties or other willful material breach of his employment agreement. No event in clause (ii) or (iii) will constitute Cause unless the Company gives Mr. Estes written notice of termination of his employment for Cause and such grounds are not corrected by Mr. Estes within 30 days of receipt of notice. If Mr. Estes fails to correct the event or condition to the satisfaction of the Board of Directors, Mr. Estes will have the opportunity to address the Company’s Board of Directors prior to a termination of employment for Cause.

“Good Reason” means a resignation by Mr. Estes for any of the following reasons: (i) a failure by the Company to pay compensation or benefits due and payable; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those set forth in the employment agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Statesville, North Carolina without Mr. Estes’s consent; or (iv) failure by the Company to obtain agreement by a successor to assume the Estes Employment Agreement. Mr. Estes must provide the Company with written notice of his intention to terminate his employment for Good Reason and the Company will have the opportunity to cure the event or condition under clauses (i) and (ii) within 30 days of receipt of such notice.

“Change in Control” shall be deemed to have occurred if any one or more the following events occur: (i) an acquisition by any “person” or “group” of beneficial ownership of 20% or more of the total outstanding voting stock of the Company; (ii) a change in the composition of the Board of Directors of the Company such that the individuals who constitute the Board of Directors as of the Effective Date of the Estes Employment Agreement (the “incumbent directors”) cease to constitute a majority of the Board without the consent of a majority of the incumbent directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

H. Andrew DeFerrari—Employment Agreement

The Company entered into an amended and restated employment agreement with H. Andrew DeFerrari, effective as of July 23, 2015 (the “DeFerrari Employment Agreement”). Pursuant to the DeFerrari Employment Agreement, Mr. DeFerrari will continue to serve as the Chief Financial Officer of the Company. Mr. DeFerrari’s employment under the DeFerrari Employment Agreement commenced on July 23, 2015 and will continue until July 23, 2016. The term of the DeFerrari Employment Agreement will be automatically renewed for additional 12-month periods unless either party gives prior notice of nonrenewal; provided that if there is a “Change in Control” of the Company, Mr. DeFerrari’s employment under the DeFerrari Employment Agreement will be extended for an additional two years.

Termination for Cause; Resignation for Any Reason; Death and Disability. In the event that (i) the Company terminates Mr. DeFerrari’s employment for “Cause” (as defined below), (ii) Mr. DeFerrari resigns his employment for any reason or (iii) Mr. DeFerrari dies or becomes disabled, the Company will not have any obligation to pay his base salary or other compensation or to provide him any employee benefits subsequent to the date of his termination or resignation of employment.

Termination Without Cause Prior to a Change of Control. In the event the Company terminates Mr. DeFerrari’s employment without Cause prior to a Change of Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•	1.5 times the sum of his (i) then base salary plus (ii) the greater of (1) the average bonus amount paid over the three fiscal years immediately preceding the year of termination and (2) 50% of his then base salary. The severance amount will be paid over an eighteen (18)-month period.
•	continued participation in the Company’s group medical and life insurance plans (including benefits to eligible dependents) or a cash payment equal to the value of the benefits excluded, payable in equal monthly installments until the earlier of (i) 18 months following termination of employment or (ii) Mr. DeFerrari obtaining other employment and becoming eligible to participate in the medical and life insurance plans of the new employer.

Change of Control. In the event the Company terminates Mr. DeFerrari’s employment without Cause or he resigns his employment with the Company for Good Reason on or prior to the second anniversary following the consummation of a Change in Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•	the same severance payments and benefits continuation that he would be entitled to receive upon a termination without Cause prior to a Change of Control. Such amounts will be paid in a single-sum payment;

•	a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation; and
•	full vesting of all outstanding equity-based awards granted by the Company pursuant to any of the Company’s long-term incentive plans. In addition, all outstanding performance share awards, performance share units and other equivalent awards granted by the Company pursuant to any of the Company’s long-term incentive plans will immediately vest at their respective target performance levels to the extent not already vested.

Limitations on Severance Payment. If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. DeFerrari will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. DeFerrari’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Restrictive Covenants. Mr. DeFerrari is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. DeFerrari is also subject to an assignment of inventions and developments agreement.

Defined Terms. The following terms provided in the DeFerrari Employment Agreement are used in this description.

“Cause” means (i) entering a plea of no-contest, or being convicted of any crime, that constitutes a felony; (ii) any willful misconduct that is injurious to the financial condition or business reputation of the Company; (iii) any material breach of his duty of loyalty owed to the Company or, as a result of his gross negligence, his breach of his duty of care owed to the Company; or (iv) any material breach of the employment agreement or failure or refusal to perform any material duties required by the employment agreement after being given notice of such breach, failure or refusal and failing to cure within thirty (30) days.

A “Change of Control” shall be deemed to have occurred with respect to the Company if any one or more of the following events occur: (i) subject to certain exceptions, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company; (ii) subject to certain exceptions, the individuals who constitute the Board of Directors as of July 23, 2015 cease to constitute a majority of the Board of Directors; (iii) subject to certain exceptions, a reorganization of the Company or the Company consolidates with, or merges with or into, another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Resignation for “Good Reason” means termination of employment by the executive because of the occurrence of any of the following events: (i) a failure by the Company to pay compensation or benefits due and payable in accordance with the terms of the DeFerrari Employment Agreement; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those duties and responsibilities as set forth in the DeFerrari Employment Agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without the executive’s consent; or (iv) a failure by the Company to obtain agreement by a successor to assume the DeFerrari Employment Agreement in accordance with the applicable provisions of the DeFerrari Employment Agreement.

Richard B. Vilsoet—Employment Agreement

The Company entered into an amended and restated employment agreement with Richard B. Vilsoet, effective as of July 23, 2015 (the “Vilsoet Employment Agreement”). Pursuant to the Vilsoet Employment Agreement, Mr. Vilsoet will continue to serve as the General Counsel of the Company. Mr. Vilsoet’s employment under the Vilsoet Employment Agreement commenced on July 23, 2015 and will continue until July 23, 2016. The term of the Vilsoet Employment Agreement will be automatically renewed for additional 12-month periods unless either party gives prior notice of nonrenewal; provided that if there is a “Change in Control” of the Company, Mr. Vilsoet’s employment under the Vilsoet Employment Agreement will be extended for an additional two years.

Termination for Cause; Resignation for Any Reason; Death and Disability. In the event that (i) the Company terminates Mr. Vilsoet’s employment for “Cause” (as defined below), (ii) Mr. Vilsoet resigns his employment for any reason or (iii) Mr. Vilsoet dies or becomes disabled, the Company will not have any obligation to pay his base salary or other compensation or to provide him any employee benefits subsequent to the date of his termination or resignation of employment.

Termination Without Cause Prior to a Change of Control. In the event the Company terminates Mr. Vilsoet’s employment without Cause prior to a Change of Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•	1.5 times the sum of his (i) then base salary plus (ii) the greater of (1) the average bonus amount paid over the three fiscal years immediately preceding the year of termination and (2) 50% of his then base salary. The severance amount will be paid over an eighteen (18)-month period.
•	continued participation in the Company’s group medical and life insurance plans (including benefits to eligible dependents) or a cash payment equal to the value of the benefits excluded, payable in equal monthly installments until the earlier of (i) 18 months following termination of employment or (ii) Mr. Vilsoet obtaining other employment and becoming eligible to participate in the medical and life insurance plans of the new employer.

Change of Control. In the event the Company terminates Mr. Vilsoet’s employment without Cause or Mr. Vilsoet resigns his employment with the Company for Good Reason on or prior to the second anniversary following the consummation of a Change in Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•	the same severance payments and benefits continuation that he would be entitled to receive upon a termination without Cause prior to a Change of Control. Such amounts will be paid in a single-sum payment;
•	a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation; and
•	full vesting of all outstanding equity-based awards granted by the Company pursuant to any of the Company’s long-term incentive plans. In addition, all outstanding performance share awards, performance share units and other equivalent awards granted by the Company pursuant to any of the Company’s long-term incentive plans will immediately vest at their respective target performance levels to the extent not already vested.

Limitations on Severance Payment. If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Vilsoet will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. Vilsoet’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Restrictive Covenants. Mr. Vilsoet is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Vilsoet is also subject to an assignment of inventions and developments agreement.

Defined Terms. The following terms provided in the Vilsoet Employment Agreement are used in this description.

“Cause” means (i) entering a plea of no-contest, or being convicted of any crime, that constitutes a felony; (ii) any willful misconduct that is injurious to the financial condition or business reputation of the Company; (iii) any material breach of his duty of loyalty owed to the Company or, as a result of his gross negligence, his breach of his duty of care owed to the Company; or (iv) any material breach of the employment agreement or failure or refusal to perform any material duties required by the employment agreement after being given notice of such breach, failure or refusal and failing to cure within thirty (30) days.

A “Change of Control” shall be deemed to have occurred with respect to the Company if any one or more of the following events occur: (i) subject to certain exceptions, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company; (ii) subject to certain exceptions, the individuals who constitute the Board of Directors as of July 23, 2015 cease to constitute a majority of the Board of Directors; (iii) subject to certain exceptions, a reorganization of the Company or the Company consolidates with, or merges with or into, another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Resignation for “Good Reason” means termination of employment by the executive because of the occurrence of any of the following events: (i) a failure by the Company to pay compensation or benefits due and payable in accordance with the terms of the Vilsoet Employment Agreement; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those duties and responsibilities as set forth in the Vilsoet Employment Agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without the executive’s consent; or (iv) a failure by the Company to obtain agreement by a successor to assume the Vilsoet Employment Agreement in accordance with the applicable provisions of the Vilsoet Employment Agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about common stock of the Company that may be issued under its equity compensation plans as of July 29, 2017, including the 2001 Directors Stock Option Plan, the 2003 Long-Term Incentive Plan, the 2012 Long-Term Incentive Plan and the 2007 Non-Employee Directors Equity Plan, all of which were approved by the Company’s shareholders. No further awards will be granted under the 2001 Directors Stock Option Plan or the 2003 Long-Term Incentive Plan. The number of shares remaining available for issuance under the 2012 Long-Term Incentive Plan was 595,044 and 434,921 as of July 29, 2017 and October 2, 2017, respectively. The Non-Employee Directors Equity Plan is scheduled to expire on November 20, 2017 in accordance with its terms.

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrant and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	670,350	$25.24	708,357
Equity compensation plans not approved by security holders	—	—	—
Total	670,350	$25.24	708,357

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

The Company’s compensation program for non-employee directors is designed to enable the Company to attract, retain and motivate highly qualified directors to serve on the Board of Directors. The program is also intended to further align the interests of the directors with those of the shareholders by compensating directors with a mix of cash and equity-based compensation. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees.

The Compensation Committee periodically receives reports on the competitiveness of compensation for non-employee directors from its independent compensation consultant, Compensation Strategies, and is responsible for recommending to the Board of Directors changes in director compensation. In November 2016, at the request of the Compensation Committee, Compensation Strategies prepared a report regarding non-employee director compensation. This report evaluated the competitiveness of the Company’s non-employee director compensation program. Based upon this report, in November 2016, Compensation Strategies recommended certain changes to the Company’s non-employee director compensation program. As a result, for fiscal 2017, the non-employee director compensation program was modified to increase the annual retainer fee from $42,500 to $55,000 and increase the amount of each non-employee director’s annual equity award from $90,000 to $110,000. The Company’s non-employee directors currently receive the compensation described below.

Directors’ Fees. Non-employee directors receive the following retainer fees: (i) an annual retainer fee of $55,000; and (ii) a fee of $20,000 for service as non-management Lead Director, $15,000 for service as Audit Committee chair, $10,000 for service as Compensation Committee chair, $7,500 for service as Corporate Governance Committee chair and $7,500 for service as Finance Committee chair. These fees are paid in four quarterly installments. In addition, non-employee directors receive $2,250 for each regular or special meeting of the Board of Directors attended in person and $1,000 for each telephonic meeting. Non-employee directors receive $1,250 for each regular or special meeting attended in person of the Audit, Compensation, Corporate Governance, Finance and Executive Committees, and $750 for each telephonic meeting. All directors are reimbursed for reasonable expenses incurred in connection with all meetings.

Non-Employee Directors Equity Plan. The 2007 Non-Employee Directors Equity Plan, adopted in November 2007 and last amended in September 2011, provides for the grant of (i) an annual equity award to each continuing non-employee director as of the date of the Company’s annual meeting of shareholders and (ii) an equity award upon a new non-employee director’s initial election or appointment to the Board of Directors. The 2007 Non-Employee Directors Equity Plan permits the grant of awards consisting of non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units. In each case, the value, type and terms of such awards are approved by the Board of Directors based on the recommendation of the Compensation Committee.

For fiscal 2017, the Compensation Committee determined that each non-employee director’s annual equity award would be $110,000, allocated 100% to restricted stock units (based on the values provided to the Compensation Committee by Compensation Strategies). The Compensation Committee determined that granting the annual equity award solely in the form of restricted stock units was consistent with general market practices, as well as those of the Peer Group. Accordingly, each continuing director was granted 1,148 restricted stock units which vest, generally subject to continuing service, ratably over three years following the grant date (each newly appointed director would receive a pro-rata award based on his or her appointment date). Pursuant to our stock ownership guidelines, non-employee directors who do not beneficially own at least 10,000 shares of Company common stock or restricted stock units must receive at least 60% of their annual retainer(s) in restricted shares of Company common stock or restricted stock units, at the Company’s discretion. Non-employee directors may elect to receive up to 100% of such retainer(s) in restricted shares of Company common stock or restricted stock units as determined by the Company. The number of shares of restricted stock or restricted stock units to be granted to a non-employee director is determined by (i) dividing (a) the U.S. dollar amount of the director’s annual retainer(s) elected, or required, to be received in the form of restricted stock or restricted stock units by (b) the fair market value of a share of Company common stock on the date such fees are payable and (ii) rounding up to the nearest whole share of common stock. Non-employee directors are permitted to defer settlement of their restricted stock units until the earlier of their termination of service on the Board of Directors for any reason and a date specified by such director. Under the 2007 Non-Employee Directors Equity Plan, 550,000 shares of common stock are authorized for issuance and, as of July 29, 2017, the Company had 113,313 shares available for future awards under the plan.

Director Compensation Table

The following table sets forth the compensation for the non-employee members of the Board of Directors for the fiscal year ended July 29, 2017.

Name(1)	Fees Earned or Paid in Cash(3)(4)(5)	Stock Awards(5)(6)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Thomas G. Baxter(2)	$42,500	$—	$—	$—	$—	$—	$42,500
Charles B. Coe	$95,261	$124,316	$—	$—	$—	$—	$219,577
Stephen C. Coley	$104,969	$124,316	$—	$—	$—	$—	$229,285
Dwight B. Duke	$89,188	$124,316	$—	$—	$—	$—	$213,504
Eitan Gertel	$43,989	$155,108	$—	$—	$—	$—	$199,038
Anders Gustafsson	$64,049	$137,147	$—	$—	$—	$—	$201,196
Patricia L. Higgins	$98,076	$124,316	$—	$—	$—	$—	$222,392
Laurie J. Thomsen	$51,239	$155,108	$—	$—	$—	$—	$206,288
(1)	As a Company employee, Mr. Nielsen is not separately compensated for his service on the Board of Directors. His compensation is included in the Summary Compensation Table on page 40 of this Proxy Statement.
(2)	Mr. Baxter retired from the Board of Directors on November 22, 2016. Upon Mr. Baxter’s retirement, 3,407 unvested restricted stock units became fully vested.
(3)	Pursuant to the Company’s stock ownership guidelines, non-employee directors who do not beneficially own at least 10,000 shares of Company common stock or restricted stock units (“RSUs”) must elect to receive at least 60% of their annual retainer(s) in shares of common stock or RSUs, at the Company’s discretion. Additionally, non-employee directors may elect to receive up to 100% of such retainer(s) in shares of common stock or RSUs, as determined by the Company. Each RSU entitles the recipient to one share of the Company’s common stock upon settlement. The amounts in this column represent the fees that were earned or paid in cash plus the grant date fair value of restricted shares for the annual retainer(s) which the director elected to receive in restricted shares during fiscal 2017. For fiscal 2017, the total number of restricted shares and aggregate grant date fair value which were elected by non-employee directors to be paid in shares and therefore included in this column is as follows: Charles B. Coe, 668 shares having an aggregate grant date fair value of $58,761, Stephen C. Coley, 895 shares having an aggregate grant date fair value of $78,719, and Anders Gustafsson, 433 shares having an aggregate grant date fair value of $38,549.
(4)	Messrs. Duke and Gertel were each paid a meeting fee of $2,250 for their attendance and presentation at a meeting of management of the Company and its subsidiaries.
(5)	As required by SEC rules, amounts in these columns present the aggregate grant date fair value of stock awards granted during fiscal 2017 computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation - Stock Compensation (“FASB ASC 718”). The stock awards exclude the amounts a director elected to receive in restricted shares or RSUs in lieu of their annual cash retainer(s) as described in footnote (3) above. See Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017, regarding assumptions underlying valuation of equity awards. The stock awards vest, subject to continuing service, ratably over three years following the grant date. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards.

(6)	The following table shows the grant date fair value of shares of restricted stock and RSUs granted to directors during fiscal 2017 computed in accordance with FASB ASC 718. See Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017, regarding assumptions underlying valuation of equity awards.
Name	Grant Date	Grant Date Fair Value of Restricted Stock/Unit Awards	Grant Date Fair Value of Stock Option Awards
Charles B. Coe	08/01/2016	$12,567	$—
	10/31/2016	$12,540	$—
	11/21/2016	$124,316	$—
	01/30/2017	$17,992	$—
	05/01/2017	$15,663	$—
Stephen C. Coley	08/01/2016	$17,537	$—
	10/31/2016	$17,540	$—
	11/21/2016	$124,316	$—
	01/30/2017	$22,972	$—
	05/01/2017	$20,671	$—
Dwight B. Duke	11/21/2016	$124,316	$—
Eitan Gertel	08/01/2016	$6,377	$—
	10/31/2016	$6,385	$—
	11/21/2016	$124,316	$—
	01/30/2017	$9,719	$—
	05/01/2017	$8,311	$—
Anders Gustafsson	08/01/2016	$10,691	$—
	10/31/2016	$10,693	$—
	11/21/2016	$124,316	$—
	01/30/2017	$16,144	$—
	05/01/2017	$13,852	$—
Patricia L. Higgins	11/21/2016	$124,316	$—
Laurie J. Thomsen	08/01/2016	$6,377	$—
	10/31/2016	$6,385	$—
	11/21/2016	$124,316	$—
	01/30/2017	$9,719	$—
	05/01/2017	$8,311	$—

As of July 29, 2017, each non-employee director had the following aggregate number of outstanding unvested restricted stock units and outstanding unexercised stock options:

Name	Outstanding Unvested Restricted Stock Units	Outstanding Stock Options(1)
Charles B. Coe	3,573	2,486
Stephen C. Coley	3,573	40,527
Dwight B. Duke	3,573	10,852
Eitan Gertel	2,531	—
Anders Gustafsson	3,573	2,702
Patricia L. Higgins	3,573	18,131
Laurie J. Thomsen	2,825	—
(1)	Includes vested and unvested stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the beneficial ownership of the Company’s common stock as of October 2, 2017 by each person known to the Company that beneficially owns more than five percent (5%) of the Company’s outstanding common stock, each of the Company’s directors and each of the current Named Executive Officers identified in the Summary Compensation Table on page 40 of this Proxy Statement, and all directors and executive officers as a group. Shares of the Company’s common stock that an individual or group has a right to acquire within 60 days after October 2, 2017 pursuant to the exercise of options or vesting of restricted stock units are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table. Except as otherwise noted, to the Company’s knowledge, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The percentages are based on the Company’s outstanding shares as of October 2, 2017.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent Ownership of Common Stock Beneficially Owned
5% Stockholders:
BlackRock, Inc. 55 East 52nd Street, New York, New York 10055	3,193,510	(1)	10.27%

The Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	2,330,310	(2)	7.49%

National Rural Electric Co-operative Association 4301 Wilson Boulevard, Arlington, VA 22203	1,707,917	(3)	5.49%

Directors and Executive Officers:(4)
Charles B. Coe	58,108		*
Stephen C. Coley	96,538		*
H. Andrew DeFerrari	112,056		*
Kimberly L. Dickens	4,281		*
Dwight B. Duke	28,038		*
Timothy R. Estes	269,149		*
Eitan Gertel	1,495		*
Anders Gustafsson	11,915		*
Patricia L. Higgins	43,657		*
Steven E. Nielsen	983,406	(5)	3.16%
Laurie J. Thomsen	2,898		*
Richard B. Vilsoet	53,741		*
All directors and executive officers as a group (12 persons)	1,665,282		5.35%
*	Less than 1% of the outstanding common stock.
(1)	Based solely on information contained in a Schedule 13G/A filed with the SEC on April 10, 2017 by BlackRock, Inc. (“BlackRock”) and its subsidiaries. The Schedule 13G/A indicates that BlackRock is the beneficial owner of 3,193,510 shares, for which it has sole voting power with respect to 3,126,031 shares and sole dispositive power with respect to 3,193,510 shares.
(2)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2017 by The Vanguard Group, Inc. (“Vanguard”) in its capacity as investment advisor. Vanguard is the beneficial owner of 2,330,310 shares. The Schedule 13G/A indicates that (i) Vanguard has sole dispositive power over 2,266,819 shares and shared dispositive power over 63,491 shares, (ii) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, in its capacity as investment manager of collective trusts is the beneficial owner of 59,708 shares and (iii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, in its capacity as investment manager of Australian investment offerings is the beneficial owner of 5,400 shares.
(3)	Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2017 by The National Rural Electric Cooperative Association (“NRECA”). The Schedule 13G indicates that NRECA is the beneficial owner of 1,707,917 shares, for which it has sole voting and dispositive power.
(4)	Includes the following number of shares of common stock which a director or executive officer has the right to acquire pursuant to the exercise of stock options or vesting of restricted stock units on October 2, 2017, or within 60 days after October 2, 2017:

Name of Beneficial Owner	Restricted Stock Units	Stock Options
Charles B. Coe	3,573	2,486
Stephen C. Coley	2,072	40,527
H. Andrew DeFerrari	—	5,903
Kimberly L. Dickens	—	—
Dwight B. Duke	2,072	10,852
Timothy R. Estes	13,715	34,605
Eitan Gertel	559	—
Anders Gustafsson	2,072	2,702
Patricia L. Higgins	2,072	18,131
Steven E. Nielsen	22,406	255,800
Laurie J. Thomsen	942	—
Richard B. Vilsoet	—	—
All directors and executive officers as a group (12 persons)	49,483	371,006
(5)	Includes 48,001 shares owned by the Margaret Ellen Nielsen Foundation, a charitable foundation of which Mr. Nielsen is President and a Director. Mr. Nielsen disclaims beneficial ownership of all shares of common stock held by the Foundation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written policy and procedures for the review of all transactions in which the Company is a participant and any director or nominee, executive officer or security holder of more than five percent of the Company’s common stock (or, in the case of the foregoing persons, their immediate family members) has a direct or indirect financial interest (each, a “related person transaction”).

A member of the Board of Directors or any of our executive officers proposing to enter into such transaction must report the proposed related person transaction to the Company’s General Counsel or Vice President of Internal Audit. The policy calls for the proposed related person transaction to be reviewed, and if deemed appropriate, approved by the Audit Committee. Generally, the Audit Committee will approve the transaction if the Audit Committee determines the transaction is beneficial to the Company and contains the same or reasonably comparable terms as would be obtained in an arm’s-length transaction with an unrelated third party.

Neither the Company nor any of its subsidiaries has engaged in any related party transaction since the beginning of the last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company’s officers, directors and greater-than-ten percent (10%) shareholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on the Company’s review of reports filed with the SEC by its directors, officers and persons required to file such reports, or written representations from those directors, officers or persons required to file such reports, the Company believes that all such Section 16(a) filing requirements were satisfied during fiscal 2017.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Company’s Board of Directors consists of four directors, all of whom meet the independence standards of the NYSE and the applicable rules of the United States Securities and Exchange Commission. The Committee operates in accordance with a written charter adopted by the Board of Directors. The Committee reviews the charter on an ongoing basis and a copy, which has been approved by the Board of Directors, is available on the Company’s website at www.dycomind.com.

The Committee’s primary responsibility is to assist the Board of Directors in fulfilling its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, internal controls and financial reporting, (b) the Company’s compliance with applicable legal and regulatory requirements, (c) the Company’s independent auditors’ qualifications, independence and performance and (d) the performance of the Company’s internal audit and control functions.

Management has the primary responsibility for preparing the Company’s consolidated financial statements and the overall financial reporting process, including maintaining the Company’s system of internal accounting controls. The Company’s independent auditor, PricewaterhouseCoopers LLP, has the responsibility for auditing the Company’s financial statements and issuing opinions as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, and the effectiveness of the Company’s internal control over financial reporting. The Committee monitors and oversees this process.

The Committee reviewed the Company’s audited consolidated financial statements and the results of the audits relating to the Company’s internal control over financial reporting for the 2017 fiscal year, and discussed those matters with management and PricewaterhouseCoopers LLP. During the 2017 fiscal year, the Committee also discussed the interim financial information contained in each quarterly earnings announcement with management and PricewaterhouseCoopers LLP prior to public release. In addition, the Committee regularly discussed with management, the internal auditors and PricewaterhouseCoopers LLP, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing and the quality of the Company’s financial reporting. The Committee regularly meets separately with management, the Company’s internal auditors and PricewaterhouseCoopers LLP. The Committee reviewed with both PricewaterhouseCoopers LLP and the internal auditors their audit plans, audit scope, and the identification of audit risks. The Committee also discussed with PricewaterhouseCoopers LLP all matters required by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16, “Communications with Audit Committees,” as currently in effect.

As part of the Committee’s oversight responsibilities of the audit process, the Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence from the Company and from management of the Company.

Based on the aforementioned reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017 for filing with the United States Securities and Exchange Commission. The Committee also approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the six-month transition period of July 30, 2017 to January 27, 2018.

Audit Committee

Patricia L. Higgins, Chair
Charles B. Coe
Stephen C. Coley
Laurie J. Thomsen

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

General

As previously reported, the Company has changed its fiscal year end from July to January. Accordingly, PricewaterhouseCoopers LLP has been appointed by the Audit Committee of the Board of Directors to serve as the Company’s independent auditor for the six-month transition period of July 30, 2017 to January 27, 2018. Shareholder ratification of this appointment is not required by the Company’s Amended and Restated By-laws or otherwise; however, the Board of Directors considers a proposal for shareholders to ratify the appointment to be an opportunity for shareholders to provide direct feedback to the Audit Committee on an important aspect of corporate governance and good corporate practice. If shareholders fail to ratify the appointment, the Audit Committee will consider whether it is appropriate to select another registered independent public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent public accounting firm at any time during the year if the Audit Committee believes this change would be in the best interest of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting for the purposes of responding to shareholders’ questions and making statements that they consider appropriate.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the six-month transition period of July 30, 2017 to January 27, 2018.

Principal Accounting Firm Fees

The following table represents aggregate fees billed for the fiscal years ended July 29, 2017 and July 30, 2016 by PricewaterhouseCoopers LLP, our principal independent registered public accounting firm:

	2017	2016
Audit Fees(a)	$3,051,940	$3,438,329
Audit-Related Fees(b)	—	—
Tax Fees(c)	38,000	201,770
All Other Fees(d)	—	—
Total	$3,089,940	$3,640,099
(a)	Audit Fees for each of fiscal 2017 and 2016 consist of fees and expenses for professional services in connection with the audit of the annual financial statements, reviews of the Company’s quarterly reports filed on Form 10-Q and reviews of registration statements and other periodic filings with the SEC. Amounts also include fees for the audit of the Company’s internal control over financial reporting, as promulgated by Section 404 of the Sarbanes-Oxley Act.
(b)	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.
(c)	Tax Fees include fees for tax research and tax advice.
(d)	All Other Fees are fees for any services not included in the first three categories.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Company’s independent auditor fee pre-approval policy provides for an annual process through which the Audit Committee evaluates and pre-approves the nature, scope and fees associated with the annual audit of the Company’s financial statements and other audit-related services. The Audit Committee pre-approves all other audit and permissible non-audit services provided by the Company’s independent auditors on a case-by-case basis. These services may include audit services, audit-related services, tax services and other permissible services.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the rules of the SEC, the Company is required to provide shareholders with a non-binding advisory vote to approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

The Company’s executive compensation program has been designed to attract, motivate and retain high-quality executives; align the financial interests of those executives with the financial interests of the Company’s shareholders; and reward executive actions that support the Company’s business goals and enhance long-term shareholder returns. As a result, the program links the compensation of Named Executive Officers, including the Chief Executive Officer, with the Company’s performance by placing a substantial amount of total executive compensation, including compensation of the Chief Executive Officer, “at risk” based on the performance of the Company.

The Company seeks to implement and maintain sound compensation governance practices to ensure adherence to its pay-for-performance philosophy while appropriately managing risk and aligning the executive compensation program with the financial interests of shareholders. As discussed in greater detail in the “Executive Compensation—Compensation Discussion and Analysis” section (“CD&A”) beginning on page 19 of this Proxy Statement, the principal practices include (i) stock ownership guidelines that require the Chief Executive Officer and the non-employee directors to own minimum amounts of Company common stock; (ii) shareholding requirements for the Named Executive Officers (other than the Chief Executive Officer) with respect to time vesting restricted stock unit awards granted under the Company’s equity incentive plans; (iii) risk mitigation through caps on maximum annual cash incentive awards that may be paid to the Named Executive Officers; and (iv) providing a significant portion of the compensation of the Named Executive Officers in the form of long-term incentive opportunities, with a cap on the maximum number of performance vesting restricted stock units that may be paid out. The Compensation Committee regularly reviews the executive compensation program to ensure alignment with the Company’s business strategies and compensation philosophy.

Shareholders are urged to read the CD&A beginning on page 19 of this Proxy Statement, as well as the 2017 Summary Compensation Table and related compensation tables and narrative, appearing on pages 40 through 47 of this Proxy Statement, which provide detailed information on the Company’s compensation policies and practices and the compensation of the Named Executive Officers.

For the reasons highlighted above, and more fully discussed in the CD&A, the Board of Directors unanimously recommends a vote for the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this Proxy Statement.”

Shareholders may vote “for” or “against” this proposal, or may abstain from voting. This vote is advisory, which means it is non-binding on the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee intends to review the voting results and consider shareholder views in connection with the design and implementation of the executive compensation program.

Recommendation of the Board of Directors

The Board of Directors recommends that Shareholders vote “FOR” the resolution approving, on a non-binding advisory basis, the compensation of the Named Executive Officers.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal 3 above, the shareholders have the opportunity to cast an advisory vote to approve Named Executive Officer compensation (commonly referred to as a “say-on-pay” vote). Pursuant to the rules of the SEC, this Proposal 4 provides the shareholders with the opportunity, at least once every six years, to provide an advisory vote on how often the Company should include a say-on-pay vote in the Company’s proxy statement for future annual shareholder meetings (commonly referred to as a “say-on-pay frequency” vote).

The shareholders may vote to have the say-on-pay vote every year, every two years, or every three years, or may abstain from voting. In 2011, the Company held its first advisory vote on the say-on-pay frequency vote and over 87% of the shares voted were voted “for” an annual vote. Following this year’s say-on-pay frequency vote, it is expected that the next such vote will be at the Company’s 2023 annual meeting of shareholders. Shareholders may cast their advisory vote on the say-on-pay frequency vote every “1 Year,” “2 Years” or “3 Years,” or “Abstain.”

The Board of Directors continues to believe that an annual vote is the most appropriate for the Company as it will provide the shareholders with an opportunity to express their views on the Company’s executive compensation program in a consistent and timely manner. This vote is advisory, which means it is non-binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors intends to review the voting results and consider shareholder views in connection with how often the Company should hold a say-on-pay frequency vote.

Recommendation of the Board of Directors

The Board of Directors recommends that a non-binding advisory vote on executive compensation be held annually, and that Shareholders select “1 Year”.

PROPOSAL 5 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE DYCOM INDUSTRIES, INC. 2012 LONG-TERM INCENTIVE PLAN

Background

On September 28, 2017, the Compensation Committee unanimously approved, subject to shareholder approval, the amendment and restatement of the Dycom Industries, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”) to, among other things, increase the number of shares available for issuance under the 2012 Plan by 865,000, bringing the total number of shares available for future grants under the 2012 Plan as of October 2, 2017 to 1,299,921. The Board of Directors approved the amendment and restatement of the 2012 Plan, subject to the approval of the Company’s shareholders at the 2017 Annual Meeting. If the amendment and restatement of the 2012 Plan is not approved by shareholders, the plan will continue to operate as previously approved by shareholders.

The Company has also made the following additional changes to the 2012 Plan as follows:

•	Added a “Change in Control” definition;
•	Increased the annual limit of awards denominated in cash that may be granted under the 2012 Plan to eligible participants to $3 million;
•	Provided that, with respect to all awards, dividends or dividend equivalents may not be paid until an award is vested;
•	Adopted a one-year minimum vesting period for all equity awards;
•	Adopted a carve-out from the new one-year minimum vesting requirement described above for up to 5% of the total number of shares available for issuance under the 2012 Plan; and
•	Modified the list of permissible performance measures for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Approval of the 2012 Plan will also constitute reapproval, for purposes of Section 162(m) of the Code, of the material terms of the performance measures contained in the 2012 Plan (described below) that are to be used in connection with awards under the 2012 Plan that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals, each of which is discussed below.

The Company is seeking shareholder approval so that it may continue granting equity awards under the 2012 Plan. Equity awards are critical to attract, retain and motivate talented executives and employees essential to the Company’s long-term growth and financial success and to further align their interests with that of the Company’s shareholders. Equity-based awards are highly valued by Company employees. Executive and key employee turnover is low, which, in part, reflects the success and retention value of the long-term equity compensation program. Moreover, the Company’s executives hold a significant portion of their equity awards for extended periods, thereby ensuring that they have a meaningful stake in future Company performance and aligning their interests with those of long-term shareholders.

Dilution and Historical Share Usage

Dilution

The Board of Directors evaluated the dilution and existing terms of outstanding awards under the 2012 Plan as it considered whether to amend the 2012 Plan and to request additional shares. As of October 2, 2017, 434,921 shares were reserved for issuance under the 2012 Plan, which represents approximately 1.4% of the Company’s issued and outstanding shares. The Board of Directors believes that this number of shares constitutes reasonable potential equity dilution. The closing price of the Company’s common stock on the New York Stock Exchange on October 2, 2017 was $85.15.

As of October 2, 2017, the following equity awards were outstanding under the 2012 Plan: 304,820 stock options, 179,771 time vesting restricted stock units and 671,064 performance vesting restricted stock units. The new shares available for issuance under the 2012 Plan would represent an additional potential equity dilution of approximately 3%. The current potential equity dilution for all existing equity plans is approximately 7%. Including the proposed additional shares under the 2012 Plan, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of the Company’s existing equity plans would result in a maximum potential equity dilution of approximately 10%. In addition, if approved, the 2012 Plan will remain in effect until the tenth anniversary of the date of such approval. However, the Company is requesting shareholders to approve a number of shares equal to its anticipated needs through 2020. This provides that shareholders review and consider the long-term equity compensation program and grant practices periodically before the 2012 Plan expires.

Share Usage

The Board of Directors also considered the Company’s historical gross burn rate (the number of incentive awards granted during a period in proportion to the Company’s outstanding shares), issued equity overhang (outstanding incentive awards in proportion to the Company’s outstanding shares) and total equity overhang (outstanding incentive awards and shares available for future awards in proportion to the Company’s outstanding shares). The Company’s gross burn rate for fiscal 2017 was 1% and the three-year average gross burn rate for fiscal 2015 through 2017 was 1.2%. The Company has satisfied Institutional Shareholder Service’s (“ISS”) burn rate as the Company’s three-year average gross burn rate of 2.70%, based upon ISS’s methodology, is below ISS’s prescribed industry benchmark of 2.99%, despite the Company’s repurchasing 4,894,508 shares of common stock in the open market during this period. The Company believes that burn rate is a relevant and objective measure of dilution for shareholders as it seeks to continue existing grant practices going forward. In light of these and other factors, the Board of Directors determined that it was appropriate to amend the 2012 Plan and to increase the number of shares available for issuance under the 2012 Plan by 865,000 shares.

For further information on the Company’s equity plans, see “Equity Compensation Plan Information” beginning on page 54 of this Proxy Statement.

Summary of the Dycom Industries, Inc. 2012 Long-Term Incentive Plan (as amended and restated)

The following is a general description of the material terms of the 2012 Plan. The complete text of the 2012 Plan is set forth in Appendix A to this Proxy Statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix A.

Purposes. The purpose of the 2012 Plan is to attract, retain and motivate key employees and officers of the Company and its subsidiaries, to promote the long-term success of the Company and to increase shareholder value by providing eligible key employees and officers of the Company and its subsidiaries with incentives to contribute to the long-term growth and profitability of the Company.

Eligibility. The Compensation Committee may grant awards under the 2012 Plan to key employees and officers with the potential to contribute to the future success of the Company. Approximately 500 employees, including officers, received awards for fiscal 2017. Non-employee directors of the Board of Directors are not eligible for awards under the 2012 Plan.

Shares Subject to Plan; Maximum Awards. The maximum number of shares authorized under the 2012 Plan is 3,865,000, which represents the 3,000,000 shares originally authorized for issuance in 2012, plus the 865,000 additional shares that will become available if this proposal is approved by shareholders. As of October 2, 2017, 434,921 shares remained available for issuance from the original 3,000,000 authorized share pool. Section 162(m) of the Code requires, among other things, that the maximum number of shares awarded to specified executive officers under the 2012 Plan must be approved by stockholders in order for the awards to be eligible for treatment as “qualified performance-based compensation” that is not subject to the $1 million limitation on tax deductibility for compensation paid to these officers. In addition, Section 422 of the Code requires, among other things, that the maximum number of incentive stock options awarded to employees must be approved by shareholders in order for the awards to be eligible for treatment as incentive stock options. Accordingly, the maximum number of shares subject to awards (including incentive stock options) that may be granted to any individual during a calendar year is 400,000 shares and the maximum dollar amount with respect to awards denominated in cash is $3,000,000. Shares delivered under the 2012 Plan may be (i) authorized but unissued shares, (ii) treasury shares, (iii) shares purchased on the open market or by private purchase or (iv) any combination thereof.

If any shares subject to an award are forfeited, expire unexercised or otherwise terminate without the delivery of shares, then the shares will again be available for award under the 2012 Plan. Shares surrendered for the payment of the exercise price of an award or the withholding of taxes or shares not issued or delivered as a result of the net settlement of an award may not again be made available for grant under the plan. Any awards made and any shares delivered upon the assumption of or in substitution for an award previously granted by an entity acquired by the Company in a corporate transaction will not be counted against shares available for grant under the plan.

Awards. Awards may include: (1) options to purchase Company common stock, including incentive stock options, non-qualified stock options or both; (2) time vesting restricted stock or restricted stock units; (3) performance vesting restricted stock or restricted stock units; or (4) other equity-based or equity-related awards not specifically provided for above.

Minimum Vesting. Except with respect to awards representing no more than 5% of the shares available for issuance under the 2012 Plan, no portion of an award may be scheduled to vest prior to the first anniversary of grant.

Stock Options. The 2012 Plan authorizes the issuance of both incentive stock options, as defined in Section 422 of the Code, and non-qualified stock options. The exercise price or purchase price per common share underlying a stock option will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of a share of common stock on the date of grant. The vesting schedule of a stock option will be determined by the Compensation Committee at the date of grant and set forth in an award document, provided that, subject to the effect of earlier termination or forfeiture, the vesting period shall be not less than three years.

Restricted Stock/RSUs. A restricted stock unit, or RSU, consists of a contractual right to receive one share of Company common stock following the applicable vesting period for no consideration other than the provision of services. Restricted stock represents one share of Company common stock that is transferred to a participant following the applicable vesting period for no consideration other than the provision of services. The vesting schedule of restricted stock or RSUs will be determined by the Compensation Committee at the date of grant and set forth in an award document, provided that, subject to the effect of earlier termination or forfeiture, the vesting period shall be not less than three years.

Performance-Based Awards. The Compensation Committee may determine whether any performance-based award granted under the 2012 Plan is intended to be “qualified performance-based compensation” as defined in Section 162(m) of the Code. Any such awards will be subject to the requirements of Section 162(m). The performance goals that may be used by the Compensation Committee for such awards will be based on the financial goals and quantifiable non-financial goals set forth below. The performance period applicable to a Performance-Based Award may not be less than one year. If a participant’s performance exceeds the target performance goals, awards may be greater than the target award, but may not exceed 200% of such participant’s target award.

Performance Goals. To the extent that performance-based awards or other awards granted under the 2012 Plan are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, and therefore to be fully deductible by the Company, the financial performance measures that may be used by the Compensation Committee are as follows:

Financial Performance Measures

Assets	Net income
Basic or diluted earnings per share	Net income before asset impairment charges and certain other expenses
Basic or diluted earnings per share before asset impairment charges and certain other expenses	Operating cash flow
Basic or diluted earnings per share growth	Gross or Net revenue
Basic or diluted earnings per share growth before asset impairment charges and certain other expenses	Operating cash flow before certain other expenses

Capital expenditures	Operating income
Cash flow	Operating income growth
Cash flow return on investment	Operating margin
Cash value added	Operating income before asset impairment charges and certain other expenses
Contract backlog	Operating revenue
Contract revenues	Pre-tax income
Cost of capital	Share price
Days sales outstanding (accounts receivable)	Pre-tax income before asset impairment charges and certain other expenses
Days sales outstanding (accounts receivable and work in progress)	Pre-tax operating income
Debt-free working capital	Return on assets
Debt level	Return on equity
Earnings before interest and taxes	Return on invested capital
Earnings before interest and taxes, asset impairment charges and certain other expenses	Return on investment
Earnings before interest, taxes, depreciation and amortization	Return on tangible net assets
Earnings before interest, taxes, depreciation and amortization, asset impairment charges and certain other expenses	Return on net assets
Economic value added	Return on tangible net worth
Effective tax rate	Revenue growth
Expense management	Tangible net assets
Free Cash Flow	Tangible net worth
Gross margin	Total shareholder return
Market Capitalization	Working capital

Non-Financial Performance Measures

Customer or employee satisfaction	Objective individual performance goals
Development and execution of strategic initiatives	Safety performance

Performance measures may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division or business unit or any combination of the foregoing and may be measured on an absolute or cumulative basis, an annualized or compound annual basis, or on the basis of percentage of improvement over time. The performance measures may also be measured in terms of company performance (or performance of the applicable subsidiary, division or business unit or any combination of the foregoing) or measured relative to selected peer companies or a market or other index.

Dividends and Dividend Equivalents. The Compensation Committee may provide a participant with the right to receive dividends and dividend equivalents with respect to an outstanding award (other than an option or stock appreciation right), which will only be paid at the time the award is vested.

Other Awards. The Compensation Committee may also grant other forms of equity-based or equity-related awards not described above. Such awards may provide for cash payments based in whole or in part on the value or future value of the Company’s common stock, for the acquisition or future acquisition of Company common stock, or any combination thereof.

Termination of Employment or Change in Control. The Compensation Committee will specify, at or after the time of grant of an award, the effect, if any, that a participant’s termination of employment or a change in control of the Company will have on the disposition, vesting, exercisability, settlement or lapse of restrictions applicable to an award.

For purposes of the 2012 Plan, a “Change in Control” generally means the occurrence of any of the following events with respect to the Company:

(i)   any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company, excluding, however, (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(ii)   the individuals who constitute the Board of Directors as of the Amended Effective Date (the “Incumbent Board”) cease to constitute a majority of the Board of Directors; provided, however, (1) that if the nomination or election of any new director of the Company was approved by a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or as a result of a solicitation of proxies or consents by or on behalf of any “person” or “group” identified in clause (i) above;

(iii)   a reorganization of the Company or the Company consolidates with, or merges with or into another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with or merges with or into the Company; provided, however, that any such transaction shall not constitute a Change in Control if (1) the shareholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction in excess of 50% of the combined voting power of the outstanding voting securities of the corporation or other person or entity resulting from such transaction, (2) no “person” or “group” owns 20% or more of the outstanding voting securities of the corporation or other person or entity resulting from such transaction, and (3) a majority of the Incumbent Board remains; or

(iv)   the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Administration. Subject to the terms of the 2012 Plan, the Compensation Committee (or such other committee designated by the Board of Directors) will have broad discretionary authority to determine the terms and conditions of awards made under the plan, and construe and interpret the terms of the plan and any awards.

Amendment and Termination of the Plan. The Board of Directors or the Compensation Committee may amend, modify, suspend or terminate the 2012 Plan at any time, except as provided by applicable law or stock exchange rule that requires shareholder approval for certain amendments. No action may materially and adversely alter or impair a participant’s rights with respect to previously granted awards without his or her consent. Notwithstanding the foregoing, no stock option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price without the approval of the Company’s shareholders.

Certain Restrictions. No award will be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. However, the Compensation Committee may permit the transfer of an award for no consideration to a permitted transferee. During a participant’s life time, a stock option or other award will be exercisable only by the participant or by a permitted transferee.

Adjustments. The existence of the 2012 Plan and any award document does not affect or restrict the right of the Company to effect corporate changes or acts. In the event of any change in the outstanding common stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the common stock, the Compensation Committee, in its discretion, may make (i) such proportionate adjustments as it considers appropriate to prevent diminution or enlargement of the rights of participants with respect to the aggregate number of shares of common stock for which awards may be granted, the number of shares of common stock covered by each outstanding award and the exercise prices in respect thereof and/or (ii) such other adjustments as it deems appropriate.

Term. The effectiveness of the amendment and restatement of the 2012 Plan is subject to and contingent upon shareholder approval in response to this proposal. If approved, the 2012 Plan will remain in effect until the tenth anniversary of the date of such approval, unless earlier terminated by the Board of Directors.

New Plan Benefits. Awards under the 2012 Plan will be made by the Compensation Committee in its discretion and depend on a number of factors. Generally, the future awards that would be received under the 2012 Plan by our executive officers and employees are discretionary and are therefore not determinable at this time.

For fiscal 2017, all employees, excluding executive officers but including all current officers who are not executive officers, as a group, were granted a total of 38,494 time vesting restricted stock units and a total of 167,229 performance vesting restricted stock units under the 2012 Plan. They did not receive stock options. The equity awards granted to our Named Executive Officers for fiscal 2017 are set forth in the Grants of Plan-Based Awards table on page 41 of this Proxy Statement.

U.S. Federal Income Tax Information

The following is a brief description of the federal income tax consequences generally arising with respect to certain awards that may be granted under the 2012 Plan based on current tax laws. The summary does not include any state, local or foreign tax laws. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2012 Plan.

Nonqualified Stock Options. There will be no federal income tax consequences to a participant upon the grant of a nonqualified stock option and the Company will not take a deduction. Upon the exercise of a nonqualified stock option a participant will realize ordinary income in an amount equal to the excess of the fair market value of the option shares received upon exercise of the option over the exercise price and the Company will be allowed a corresponding deduction. Any gain that a participant realizes upon the subsequent disposition of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares. Nonqualified options may qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Incentive Stock Options. There typically will be no federal income tax consequences to a participant upon the grant or exercise of an incentive stock option and the Company will not take a deduction. If the participant holds the option shares for the required holding period of at least two years after the date of grant or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or the sale price of the shares sold in the disqualifying disposition, if less) over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax. Incentive stock options may qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Restricted Stock and Restricted Share Units. The federal income tax consequences of awards of restricted stock are generally governed by Section 83 of the Code. Generally, a participant will not be taxed on an award of restricted stock until the award vests, unless the participant makes an election under Section 83(b) of the Code to be subject to taxation upon grant, rather than upon vesting. If the election is made, the participant will be subject to taxation on the fair market value of the shares on the date of grant.

If a participant does not make a Section 83(b) election, the participant will be subject to taxation based on the fair market value of the shares included in the award at the time of vesting. The amount recognized as income by a participant, whether in connection with a Section 83(b) election or at the time of vesting, will be subject to ordinary income tax at the rates in effect at that time and will also be subject to all applicable employment tax withholdings. In general, the Company receives an income tax deduction at the same time and in the same amount that is taxable to a participant as compensation, except as limited by Section 162(m) of the Code. Any capital gain or loss recognized by a participant will be either long term or short term.

A participant generally will not recognize income, and the Company will not be allowed a tax deduction, when he or she is awarded RSUs or when dividend equivalents are credited on his or her behalf. Participants will recognize ordinary income in an amount equal to the fair market value of the shares that are delivered when their RSUs are settled. The Company will generally be entitled to a tax deduction of the same amount, except as limited by Section 162(m) of the Code.

Performance-Based Awards. A participant will not recognize income at the time performance-based awards are granted and the Company will not be allowed a tax deduction. When the participant receives payment of the performance-based awards, the amount of cash and the fair market value of any common shares received will be ordinary income to the participant, and the Company will be allowed a corresponding tax deduction at that time, except as limited by Section 162(m) of the Code.

Upon the sale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon how long the shares are held by the participant.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the amendment and restatement of the Dycom Industries, Inc. 2012 Long-Term Incentive Plan and recommends that Shareholders vote “FOR” the approval of the amendment and restatement of the Dycom Industries, Inc. 2012 Long-Term Incentive Plan.

PROPOSAL 6 – APPROVAL OF THE DYCOM INDUSTRIES, INC. 2017 NON-EMPLOYEE DIRECTORS EQUITY PLAN

The Company previously established the Dycom Industries, Inc. 2007 Non-Employee Directors Equity Plan (the “2007 Plan”) effective as of November 20, 2007, after approval by the shareholders at the 2007 Annual Meeting. The 2007 Plan was subsequently amended in 2011 to increase the number of shares available for issuance under the plan. The 2007 Plan is scheduled to expire on November 20, 2017 in accordance with its terms. On September 28, 2017, the Board of Directors approved, subject to shareholder approval, the Dycom Industries, Inc. 2017 Non-Employee Directors Equity Plan (the “2017 Directors Plan”) to replace the 2007 Plan. Upon effectiveness of the 2017 Directors Plan, 140,000 shares of common stock will become available for issuance to eligible directors. The maximum number of shares available under the 2007 Plan was 550,000 shares. As of October 2, 2017, there were approximately 112,576 shares remaining for issuance under the 2007 Plan. Upon effectiveness of the 2017 Directors Plan, any shares remaining for issuance under the 2007 Plan will no longer be available for future awards and the Board of Directors will no longer have authority to grant new awards under the 2007 Plan. Based on the Company’s current stock price, the Company believes that the share pool for the 2017 Directors Plan would likely provide a sufficient number of shares to grant annual equity-based awards to its non-employee directors for the life of the plan.

The 2017 Directors Plan is substantially similar to the 2007 Plan. The Company has, however, made certain changes to the 2017 Directors Plan that reflect changes in current practices, which are as follows:

•	Included a $500,000 annual limit on the value of equity awards granted to non-employee directors;
•	Provided an express prohibition on the cashing out of underwater stock options;
•	Revised the existing Stock Ownership Policy for non-employee directors to require that a director take at least 60% of his or her annual retainer otherwise payable in cash in restricted shares or restricted stock units, at the Company’s discretion, if the ownership guidelines haven’t been met; and
•	Provided that the number of shares surrendered by a non-employee director for the payment of the exercise price of an award or for the withholding of taxes or shares not issued or delivered as a result of the net settlement of an award will not be added back to the plan for future issuance.

A summary of the 2017 Directors Plan is included below. The complete text of the 2017 Directors Plan is set forth in Appendix B to this Proxy Statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix B. In addition, for further information on the Company’s equity plans see, “Equity Compensation Plan Information” on page 54 of this Proxy Statement and “Proposal 5 – Approval of the Amendment and Restatement of the Dycom Industries, Inc. 2012 Long-Term Incentive Plan” beginning on page 64 of this Proxy Statement.

Description of the Dycom Industries, Inc. 2017 Non-Employee Directors Equity Plan

Purpose. The purpose of the 2017 Directors Plan is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in aligning the interests of the Company’s non-employee directors and its shareholders.

Eligibility. Members of the Board of Directors who are not employees of the Company or any of its subsidiaries are eligible to participate in the 2017 Directors Plan. Six of the Company’s current directors will be eligible to participate in the 2017 Directors Plan.

Administration. The 2017 Directors Plan is administered by the Board of Directors or any committee designated by the Board of Directors (for purposes of this proposal, the Board of Directors or such committee being referred to herein as the “Administrator”). Subject to the terms of the 2017 Directors Plan, the Administrator will have discretionary authority to determine the terms and conditions of awards made under the 2017 Directors Plan. Additionally, the Administrator may, without limitation, make factual and legal determinations in connection with the administration or interpretation of the 2017 Directors Plan. All decisions and determinations by the Administrator are final and binding on all parties.

Annual and New Director Awards. The 2017 Directors Plan provides for (i) an annual equity award to each participant who continues to be a member of the Board of Directors as of the date of the Company’s annual meeting of shareholders and (ii) a new director equity award upon a participant’s initial election or appointment to the Board of Directors. In each case, the value, type and terms of such awards shall be approved by the Board of Directors based on the recommendation of any committee designated by the Board of Directors. All members of any such committee will have been designated by the Board of Directors as independent directors.

Shares Reserved for Awards. The aggregate number of shares available for issuance under the 2017 Directors Plan is 140,000 (the “Plan Limit”). The Plan Limit is subject to adjustment in the event of stock splits, stock dividends, bonus issues, mergers, share exchanges, reorganizations, consolidations, amalgamations, recapitalizations, certain issuances of rights or warrants or other similar transactions. For purposes of determining the number of shares that remain available for issuance under the 2017 Directors Plan, the number of shares is determined as follows: (i) each share subject to an outstanding award reduces the Plan Limit by one share; and (ii) the number of shares subject to an outstanding award that is forfeited, cancelled or expires for any reason without having been settled or delivered or that is settled through issuance of consideration other than shares (including, without limitation, cash) is added back to the Plan Limit and will again be available for awards under the 2017 Directors Plan. The number of shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy a participant’s tax withholding obligations in connection with the exercise or settlement of an award will not be added back to the Plan Limit.

Shares are made available from authorized but unissued shares or may be purchased on the open market or by private purchase.

Limitations. The value of awards under the 2017 Directors Plan made to a participant (calculated based on the grant date fair market value of such awards for financial reporting purposes) during any 12-month period may not exceed $500,000. Compensation in any 12-month period will include amounts or grants that would have been paid or made, as applicable, to a particular participant absent such participant’s election to defer such compensation.

Award Document. Each award is evidenced by an award document issued by the Company that sets forth the terms and conditions of such award, including without limitation, the amount and type of an award.

Share Election. All participants may elect to receive all or a portion of their annual director fees that are otherwise payable in cash in the form of shares of restricted stock or restricted stock units as determined by the Committee.

Director Fees. Pursuant to the Company’s stock ownership guidelines, participants who have not met their shareholding requirement as of the day immediately prior to the date of any payment of annual fees are required to receive at least 60% of their annual directors fees that are otherwise payable in cash (other than per diem fees) in the form of shares of restricted stock or restricted stock units. Participants are immediately fully vested in such shares of restricted stock or restricted stock units; provided, however, that such shares or units are subject to a six-month restriction on transfer.

Stock Options. The 2017 Directors Plan authorizes the issuance of nonqualified stock options. Unless determined earlier under the 2017 Directors Plan or an applicable award document, each stock option expires on the tenth anniversary of such option’s date of grant. The exercise price of each stock option is the fair market value of the Company’s shares of common stock on the date of grant. Fair market value is defined as the closing sale price of the Company’s common shares on the New York Stock Exchange. Subject to the terms and conditions of the 2017 Directors Plan, a stock option vests and becomes exercisable in equal annual installments over the four-year period following its date of grant, assuming that the participant has continued to serve as a member of the Board of Directors until such date. Participants may exercise stock options by paying the exercise price in cash or any other method approved by the Administrator, including through a “cashless exercise.”

Restricted Stock. The 2017 Directors Plan authorizes the issuance of restricted shares of the Company’s common stock. Subject to the terms and conditions of the 2017 Directors Plan, shares of restricted stock will vest in three equal annual installments over the three-year period following the applicable date of grant, assuming that the participant continues to serve on the Board of Directors until such date. All unvested shares of restricted stock are forfeited and cancelled without payment, subject to the terms and conditions of the 2017 Directors Plan, in the event a participant’s service on the Board of Directors terminates for any reason.

Restricted Stock Units. Each restricted stock unit will represent the right of a participant to receive one share of the Company’s common stock upon its settlement. Subject to the terms and conditions of the 2017 Directors Plan, each restricted stock unit will vest in three equal annual installments over the three-year period following the applicable date of grant, assuming that the participant continues to serve on the Board of Directors until such date, and shall be payable in shares of the Company’s common stock. All unvested restricted stock units are forfeited and cancelled without payment, subject to the terms and conditions of the 2017 Directors Plan, in the event a participant’s service on the Board of Directors terminates for any reason.

Dividend Equivalents. The 2017 Directors Plan provides that dividend equivalents are awarded with respect to restricted stock units in the event the Company pays a regular cash dividend with respect to its shares of common stock. Dividend equivalents are deemed to be reinvested in common shares of the Company and credited to a bookkeeping account that the Company will maintain on behalf of each participant.

Dividend equivalents will accrue on the restricted stock units until such time as the awards are paid out and are subject to the same terms and conditions (including vesting) as the underlying awards. The dividend equivalents that have been credited to a participant’s account are paid in shares of the Company’s common stock when the underlying restricted stock units are settled. Payment of dividend equivalents that have been credited to a participant’s account will not be made with respect to any award that does not vest and is cancelled.

Right to Elect to Defer Awards. The Administrator may permit a participant to elect to defer all or a portion of his or her restricted stock units until a date subsequent to the settlement date of the restricted stock units.

Amendment and Termination of the Plan. The Board of Directors may amend, modify, suspend or terminate the 2017 Directors Plan at any time, except as provided by applicable law or stock exchange rule that requires shareholder approval for certain amendments. Notwithstanding the foregoing, no stock option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price without the approval of the Company’s shareholders. No amendment or termination may adversely affect a participant’s rights with respect to previously granted awards without his or her consent. In addition, no option may be repurchased or otherwise cancelled in exchange for cash or other property at a time when its exercise price is equal to or greater than the fair market value of the underlying common stock.

Corporate Changes. The existence of the 2017 Directors Plan and any award documents does not affect or restrict in any way the right or power of the Company to effect corporate changes or acts. In the event of any change in the issued and outstanding common shares of the Company by reason of a stock dividend, recapitalization, reorganization, merger, amalgamation, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the common stock of the Company, the Administrator, in its discretion, may take such measures as it deems appropriate with respect to any outstanding awards, which measures may include, without limitation, the acceleration of vesting, the rollover of outstanding awards into awards exercisable for or subject to the acquirer’s securities, the cash out of vested awards or any combination of the foregoing.

Term of the 2017 Directors Plan. The 2017 Directors Plan will remain in effect until November 20, 2027, unless earlier terminated by the Board of Directors. No awards may be granted under the plan after November 20, 2027.

New Plan Benefits

It is not presently possible to determine the benefits or the amounts that will be granted to participants under the 2017 Directors Plan in the future. For fiscal 2017, the Company’s non-employee directors as a group were granted a total of 14,586 restricted stock units under the 2007 Plan.

U.S. Federal Income Tax Consequences

Stock Options. A participant will not recognize taxable income at the time a nonqualified stock option is granted. However, upon the exercise of a nonqualified stock option the participant will include as ordinary income an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the option, and the Company will generally be entitled to a tax deduction in the same amount. Upon the sale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon the length of time the shares are held by the participant.

Restricted Stock. The federal income tax consequences of awards of restricted stock are generally governed by Section 83 of the Code. Generally, a participant will recognize income on an award of restricted stock, and the Company will not be allowed a tax deduction until the award vests, unless the participant makes an election under Section 83(b) of the Code to be subject to taxation upon grant, rather than upon vesting. A Section 83(b) election must be made no later than 30 days following the date of grant. If the election is made, the participant will recognize ordinary income on the fair market value of the shares on the date of grant and the Company will generally be entitled to a tax deduction in the same amount.

If a participant does not make a Section 83(b) election, the participant will recognize income based on the full fair market value of the shares included in the award, plus any cash distributed in lieu of fractional shares, at the time of vesting and the Company will generally be entitled to a tax deduction in the same amount. The amount recognized as income by a participant, whether in connection with a Section 83(b) election or at the time of vesting, will be subject to ordinary income tax at the rates in effect at that time.

Any capital gain or loss recognized by a participant will be either long term or short term depending on the length of time the participant held the shares.

Restricted Stock Units. A participant generally will not recognize income, and the Company will not be allowed a tax deduction when he or she is awarded restricted stock units or when dividend equivalents are credited on his or her behalf. Participants will recognize ordinary income in an amount equal to the fair market value of the shares of the common stock of the Company that are delivered when their restricted stock units are settled. The Company will generally be entitled to a tax deduction in the same amount.

Upon the sale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss, depending upon the length of time the shares are held by the participant.

The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the 2017 Non-Employee Directors Equity Plan and recommends that Shareholders vote “FOR” the 2017 Non-Employee Directors Equity Plan.

ADDITIONAL INFORMATION

Proposals for 2018 Annual Meeting of Shareholders

Submission of Proposals for Inclusion in 2018 Proxy Materials. Proposals that shareholders intend to present at the 2018 Annual Meeting of Shareholders must be received by the Secretary of the Company on or before December 13, 2017 to be considered for inclusion in the Company’s proxy materials for that meeting. The Company has determined such date is a reasonable time before it expects to begin to print and send its proxy materials for the 2018 Annual Meeting of Shareholders. Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of shareholders intended for inclusion in the Proxy Statement for the Company’s 2018 Annual Meeting of Shareholders must be received not less than 120 calendar days before the date the Company’s Proxy Statement was released to shareholders in connection with the 2017 Annual Meeting of Shareholders, unless the date of the 2018 Annual Meeting of Shareholders will change by more than 30 days from the anniversary of the date of the 2017 Annual Meeting of Shareholders. In such cases, the deadline for submitting a proposal is a reasonable time before the Company prints and sends the proxy materials for its 2018 Annual Meeting of Shareholders. The Company expects that the Board of Directors will hold the 2018 Annual Meeting of Shareholders in the spring of 2018. The actual date of the 2018 Annual Meeting of Shareholders will be announced by the Company at a later date.

Advance Notice Provisions under By-laws. Shareholders who desire to propose an item of business for action at an annual meeting of shareholders (other than proposals submitted by inclusion in the Proxy Statement), including the election of a director, must follow certain procedures set forth in the Company’s Amended and Restated By-laws. In general, written notice must be received by the Secretary of the Company not earlier than 120 days before the annual meeting and not later than the later of 90 days before such annual meeting or 10 days following the day on which public announcement of the date of the meeting is first made by the Company. The notice should contain a brief description of the proposal and the reason for conducting such business; the name and address of the shareholder proposing such business, as it appears in the Company’s books; the class and number of shares of the Company that are beneficially owned by the shareholder; and any financial interest of the shareholder in such business. Shareholders should, however, consult the Company’s Amended and Restated By-laws to ensure that the specific requirements of such notice are met. A copy of the Company’s Amended and Restated By-laws may be obtained by any shareholder, without charge, upon written request to the Secretary of the Company at 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408.

All shareholder proposals should be sent to the Company’s executive offices at 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408, Attention: Secretary.

Expenses of Solicitation

The Company will bear the cost of this solicitation of proxies, including the preparation, printing and mailing of proxy materials. Proxies may be solicited by directors, officers and regular employees of the Company, without compensation, in person or by mail, telephone, facsimile transmission, telephone or electronic transmission. In addition, the Company may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and regular employees of the Company. The Company will not pay additional compensation to these individuals for any such services.

The Company has engaged Innisfree M&A Incorporated as the proxy solicitor for the Annual Meeting for an approximate fee of $15,000 plus out-of-pocket costs. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding proxy material to beneficial owners.

Other Matters

The Board of Directors knows of no other matters that will be brought before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, the persons named as proxies and acting thereon will have discretion to vote on those matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote.

Notice of Internet Availability of Proxy Materials

Dycom Industries, Inc.’s 2017 Proxy Statement and its 2017 Annual Report to Shareholders are available at the Company’s website, www.dycomind.com. Please note that the other information contained in or connected to our website is not intended to be part of this Proxy Statement.

By Order of the Board of Directors,

Richard B. Vilsoet
Vice President, General Counsel and Secretary
October 12, 2017

APPENDIX A

DYCOM INDUSTRIES, INC.
2012 LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective as of November 21, 2017)

1.	Purposes of the Plan

The purposes of the Plan are to aid the Company in (a) attracting, retaining and motivating highly qualified key employees and officers of the Company and its Subsidiaries, (b) promoting the long-term success of the Company and its Subsidiaries and (c) increasing stockholder value by providing eligible key employees and officers with incentives to contribute to the long-term growth and profitability of the Company through the grant of equity-based awards.

2.	Definitions and Rules of Construction

(a)   Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Amended Effective Date” means the date on which the Plan is approved by the stockholders of the Company at the 2017 annual meeting.

“Award” means, individually or collectively, a grant under the Plan of an Option, Restricted Share, Restricted Share Unit, Performance Share, Performance Share Unit, Stock Appreciation Right or Other Award.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change in Control” means any of the following with respect to the Company:

(i)   any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company, excluding, however, (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(ii)   the individuals who constitute the Board as of the Amended Effective Date (the “Incumbent Board”) cease to constitute a majority of the Board; provided, however, (1) that if the nomination or election of any new director of the Company was approved by a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or as a result of a solicitation of proxies or consents by or on behalf of any “person” or “group” identified in clause (i) above;

(iii)   a reorganization of the Company or the Company consolidates with, or merges with or into another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with or merges with or into the Company; provided, however, that any such transaction shall not constitute a Change in Control if (1) the shareholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction in excess of 50% of the combined voting power of the outstanding voting securities of the corporation or other person or entity resulting from such transaction, (2) no “person” or “group” owns 20% or more of the outstanding voting securities of the corporation or other person or entity resulting from such transaction, and (3) a majority of the Incumbent Board remains; or

(iv)   the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

provided, however, that if any Award is determined to constitute nonqualified deferred compensation subject to Section 409A of the Code, to ensure compliance with the requirements of Section 409A of the Code with respect to such Award, an event shall not constitute a Change in Control unless such event also constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of a Company’s assets, in each case, within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the New York Stock Exchange; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

“Common Stock” means the common stock of the Company, par value $0.333 per share, or such other class of share or other securities as may be applicable under Section 13(b) of the Plan.

“Company” means Dycom Industries, Inc., a Florida corporation, or any successor to substantially all of its business.

“Eligible Individual” means an individual described in Section 4(a) of the Plan.

“Exchange Act”means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology established by the Committee in compliance with the requirements of Section 409A of the Code. In the absence of any alternative valuation methodology established by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on the New York Stock Exchange or such other national securities exchange but is regularly quoted on an automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the mean of the high bid and low quoted asked prices as reported on said composite tape or automated system for the most recent day during which such information exists) as reported in The Wall Street Journal or such other source as the Committee deems reliable.

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option, Nonqualified Stock Option or any other type of option granted pursuant to Section 7 of the Plan.

“Original Effective Date” means November 21, 2012.

“Other Award” means any form of Award other than an Option, Restricted Share, Restricted Share Unit, Performance Share, Performance Share Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which the attainment of Performance Targets are measured.

“Performance Share” means a right to receive a Target Number of shares of Common Stock granted pursuant to Section 9 of the Plan.

“Performance Share Unit” means a right to receive a Target Number of shares of Common Stock (or cash equivalent, if applicable) granted pursuant to Section 9 of the Plan.

“Performance Target” means the performance goals established by the Committee from among the performance measures provided in Annex A hereof and prescribed in the applicable Award Document.

“Plan” means the Dycom Industries, Inc. 2012 Long-Term Incentive Plan as amended from time to time.

“Plan Limit” shall have the meaning set forth in Section 5(a) of the Plan.

“Repricing” means (i) amending the terms of an Option or Stock Appreciation Right after its grant date to reduce its exercise price or grant price; (ii) canceling an Option or Stock Appreciation Right at a time when its exercise price or grant price is equal to or greater than the Fair Market Value of the underlying Common Stock in exchange for another Option or Stock Appreciation Right; or (iii) any action that is treated as a repricing of an Option or Stock Appreciation Right under generally accepted accounting principles or any applicable laws, rules or regulations.

“Restricted Share” means a share of Common Stock granted or sold pursuant to Section 8 of the Plan.

“Restricted Share Unit” means a right to receive a share of Common Stock (or cash equivalent, if applicable) granted pursuant to Section 8 of the Plan.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on shares of Common Stock granted pursuant to Section 10 of the Plan.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company in connection with a corporate transaction or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity.

“Target Number” means the target number of shares of Common Stock (or cash equivalent, if applicable) established by the Committee and prescribed in the applicable Award Document.

“Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

(b)   Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Any determinations, approvals or actions that are performed or taken by the Board or the Committee (or its delegates) in connection with the Plan shall be deemed to be performed in the sole discretion of such entity or person. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.   Administration

(a)   Committee. The Plan shall be administered by the Committee, no member of which shall be eligible to participate in the Plan.

(b)   Powers and Responsibility. The Committee shall have full power and authority, subject to the express provisions hereof, to:

(i)     select the Participants from the Eligible Individuals;

(ii)   grant Awards in accordance with the Plan;

(iii)   determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

(iv)   determine the terms and conditions of each Award, including, without limitation, those related to term, methods of exercise, vesting, forfeiture, payment, settlement, Performance Periods, Performance Targets and exercisability, and the effect or occurrence, if any, of a Participant’s termination of employment, separation from service or leave of absence with the Company or any of its Subsidiaries or a Change in Control of the Company;

(v)    subject to Sections 20 and 23 of the Plan, amend the terms and conditions of an Award after the granting thereof;

(vi)   specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii)  make factual determinations in connection with the administration or interpretation of the Plan;

(viii)   establish, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(ix)     employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(x)      correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan;

(xi)     vary the terms of Awards to take account of tax, securities law and other regulatory requirements; and

(xii)    make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(c)   Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan and any Award Document delivered under the Plan.

(d)   Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e)   Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to individuals (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 20 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(e).

(f)   Liability of Committee. Subject to applicable laws, rules and regulations, no member of the Board or Committee, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan in the manner provided in the Company’s Restated Articles of Incorporation or any relevant indemnification agreement between the Company and such person. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(g)   Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.   Eligibility

(a)   Eligible Individuals. Only officers and employees of the Company or any of its Subsidiaries or any individual who has accepted an offer of employment with the Company or any of its Subsidiaries as an officer or employee shall be eligible to participate in the Plan and to receive Awards under the Plan. Members of the Committee shall not be eligible to participate in the Plan.

(b)   Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.   Common Stock Subject to the Plan

(a)   Plan Limit. Subject to adjustment in accordance with Section 13(b) of the Plan, the maximum number of shares of Common Stock which may be awarded for all purposes under the Plan shall be 3,865,000 shares (the “Plan Limit”). Shares of Common Stock to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open market or in private transactions) and that are being held in treasury, or a combination thereof. All of the shares of Common Stock subject to the Plan Limit may be issued pursuant to Incentive Stock Options.

(b)   Rules Applicable to Determining Shares Available for Issuance. The number of shares of Common Stock remaining available for issuance under the Plan will be reduced by the number of shares of Common Stock subject to outstanding Awards and, for Awards that are not denominated by shares, by the number of shares actually delivered upon settlement or payment of the Award; provided, however, that, notwithstanding the above, for every one share of Common Stock issued in respect of an award of (i) Restricted Shares, (ii) Restricted Share Units, (iii) Performance Shares, (iv) Performance Share Units or (v) Other Awards, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one share.

For purposes of determining the number of shares of Common Stock that remain available for issuance under the Plan, (i) the number of shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the shares covered by a stock-settled Stock Appreciation Right to the extent exercised, will not be added back to the Plan Limit. In addition, for purposes of determining the number of shares of Common Stock that remain available for issuance under the Plan, the number of shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through issuance of consideration other than shares of Common Stock (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

(c)   Special Limits. Anything to the contrary in Section 5(a) of the Plan notwithstanding, but subject to Section 13(b) of the Plan, the following special limits shall apply to shares of Common Stock available for Awards under the Plan:

(i)   The maximum number of shares of Common Stock that may be subject to Awards, including, without limitation, Incentive Stock Options, granted to any Eligible Individual in any calendar year shall equal 400,000 shares, plus any shares which were available under this Section 5(c)(i) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards, and the maximum dollar amount of Awards denominated in cash that may be granted to any Eligible Individual in any calendar year is $3 million.

(ii)   In no event will the number of shares of Common Stock issued in connection with the grant of Awards exceed the Plan Limit, as in effect on the Amended Effective Date.

(d)   Substitute Awards. To the extent not prohibited by applicable laws, rules and regulations, any shares of Common Stock underlying Substitute Awards shall not be counted against the number of shares remaining for issuance and shall not be subject to Section 5(c) of the Plan.

6.   Awards in General

(a)   Types of Awards. Awards under the Plan may consist of Options, Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)   Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, rules and regulations, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c)   Termination of Employment; Change in Control. (i) The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award.

(ii)   Subject to the terms and conditions of the Plan and any Award Document, the Committee shall have full authority to determine the effect, if any, of a Change in Control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time, including, without limitation, to (A) terminate or cancel any outstanding Award in exchange for a cash payment (including, if as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the exercise of the Award, then the Award may be cancelled by the Company without payment of consideration) or (B) provide for the assumption, substitution, replacement or continuation of any Award by a successor or surviving entity (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof).

(d)   Minimum Vesting. Subject to Section 6(c) above, except with respect to Awards representing no more than five percent (5%) of the total number of shares of Common Stock available for issuance under the Plan, no portion of an Award may be scheduled to vest prior to the first anniversary of the date of grant.

(e)   Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

(f)   Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b) of the Plan.

(g)   Limitation on Exercise and Settlement. An Award may not be exercised or settled and no shares of Common Stock may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available.

(h)   Performance-Based Awards. (i) The Committee may determine whether any Award under the Plan is intended to be “qualified performance-based compensation” as defined in Treasury Regulation Section

1.162-27(e) or any successor provision. Any such Awards designated to be “qualified performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets, to the extent required by Section 162(m) of the Code. The Performance Targets will be comprised of specified levels of one or more of the performance measures set forth on Annex A hereto as the Committee deems appropriate. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division or business unit) or measured relative to selected peer companies or a market index. At the time of grant, the Committee may provide for adjustments to the performance measures in accordance with Section 162(m) of the Code. In addition, for Awards not intended to qualify as “qualified performance-based compensation”, the Committee may establish performance goals based on other criteria as it deems appropriate.

(ii)   The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within 90 days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee retains the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(i)   Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends with respect to an outstanding Award (other than an Option or a Stock Appreciation Right), which payments shall accrue and be paid or distributed only upon the vesting or subsequent settlement of an Award or shall be deemed to have been reinvested in shares of Common Stock (which shall be subject to the same forfeiture terms and vesting schedule as the corresponding Award), and can be made in shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any payment or reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Dividend equivalent rights granted as a component of an Award which vests or is earned based upon the achievement of Performance Targets shall not vest unless such Performance Targets for the underlying Award are achieved.

7.   Terms and Conditions of Options

(a)   General. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options, Nonqualified Stock Options or any other type of Option which may exist from time to time. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option (or other type of Option, as applicable), and be in such form and contain such provisions as the Committee shall from time to time deem appropriate. At the time of grant of an Option, the Committee shall, in its discretion, establish a Vesting Period during which the forfeiture provisions may lapse. The Vesting Period may lapse over a period of time specified by the Committee in an Award Document; provided, however, that, subject to Section 6(c), such Vesting Period shall be not less than three years.

(b)   Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of an Option be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant; provided, however, that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and may be less than 100% of the Fair Market Value.

(c)   Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the 10th anniversary of the date of grant of such Option.

(d)   Exercise; Payment of Exercise Price. Options shall be exercised in whole or in part by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, payment of the exercise price of an Option shall be made (i) in cash or cash equivalents, (ii) to the extent provided by the Committee at or after the time of grant, by actual delivery or attestation to ownership of freely transferable shares of Common Stock already owned and held by the Participant or in any combination of cash and shares held by the Participant, (iii) through net share settlement or similar procedure involving the withholding of shares of Common Stock subject to the Option with a value equal to the exercise price, or (iv) by such other means as the Committee may authorize. Except in connection with a transaction or event described in Section 13(b) below, nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under the Plan or options previously granted under any other plan of the Company without stockholder approval. In accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

(e)   Incentive Stock Options. The exercise price per share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value per share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Incentive Stock Option, and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.   Terms and Conditions of Restricted Shares and Restricted Share Units

(a)   Restricted Shares. The Committee, in its discretion, may grant or sell Restricted Shares to Eligible Individuals. An Award of Restricted Shares shall consist of one or more shares of Common Stock granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document.

(b)   Restricted Share Units. The Committee, in its discretion, may grant Restricted Share Units to Eligible Individuals. A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, one or more shares of Common Stock. If and when the forfeiture provisions lapse, the Restricted Share Units shall become shares of Common Stock owned by the corresponding Participant or, at the discretion of the Committee, cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares at the time of payment.

(c)   Vesting Period. At the time of grant of a Restricted Share or Restricted Share Unit, the Committee shall, in its discretion, establish a Vesting Period during which the forfeiture provisions may lapse. The Vesting Period may lapse over a period of time specified by the Committee in an Award Document; provided, however, that, subject to Section 6(c), such Vesting Period shall be not less than three years.

9.   Terms and Conditions of Performance Shares and Performance Share Units

(a)   Performance Shares. The Committee, in its discretion, may grant Performance Shares to Eligible Individuals. Subject to Section 6(g) above, an Award of Performance Shares shall consist of a Target Number of shares of Common Stock granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document.

(b)   Performance Share Units. The Committee, in its discretion, may grant Performance Share Units to Eligible Individuals. Subject to Section 6(h) above, a Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, a Target Number of shares of Common Stock or cash based upon the achievement of Performance Targets over the applicable Performance Period. At the discretion of the Committee, Performance Share Units shall be settled through the delivery of shares of Common Stock or cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares of Common Stock as of the last day of the applicable Performance Period.

(c)   Performance Period. At the time of grant of a Performance Share Unit or Performance Share, the Committee shall, in its discretion, establish a Performance Period. The Performance Targets applicable to each Performance Period shall be measured over a period of not less than one year.

10.   Stock Appreciation Rights

(a)   General. The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document. The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; but in no event shall the grant price of a Stock Appreciation Right be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Right shall be determined in accordance with Section 409A of the Code and may be less 100% of the Fair Market Value. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or shares of Common Stock, or in a combination of cash and shares of Common Stock, having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right.

(b)   Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term and exercise price as the related Option. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

(c)   Vesting Period. At the time of grant of a Stock Appreciation Right, the Committee shall, in its discretion, establish a Vesting Period during which the forfeiture provisions may lapse. The Vesting Period may lapse over a period of time specified by the Committee in an Award Document; provided, however, that, subject to Section 6(c), such Vesting Period shall be not less than three years.

(d)   Term. A Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Stock Appreciation Right, and the Committee may extend the term of a Stock Appreciation Right after the time of grant; provided, however, that the term of a Stock Appreciation Right may in no event extend beyond the 10th anniversary of the date of grant of such Stock Appreciation Right.

11.   Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of shares of Common Stock, for the acquisition or future acquisition of shares of Common Stock, or any combination thereof. At the time of grant, the Committee shall, in its discretion, establish a Vesting Period during which the forfeiture provisions may lapse. The Vesting Period may lapse over a period of time specified by the Committee in an Award Document; provided, however, that, subject to Section 6(c), such Vesting Period shall not be less than three years.

12.   Tax Withholding

(a)   Withholding Generally. Whenever shares of Common Stock are to be issued in satisfaction of an Award granted under the Plan, the Company or a Subsidiary may require the Participant to remit to the Company or a Subsidiary an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of book entry (or any certificate(s)) for the shares of Common Stock. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)   Common Stock Withholding. Subject to approval by the Committee, and prior to the Company’s adoption of ASU 2016-09, Compensation – Stock Compensation (Topic 718) dated March 2016 (“ASU 2016-09”), the Company may allow a Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the shares of Common Stock to be issued that number of whole shares of Common Stock having a Fair Market Value that would satisfy the withholding amount due (determined as of the date the amount of tax to be withheld is to be determined). Subject to approval by the Committee, and subsequent to the Company’s adoption of ASU 2016-09, the Company may allow a Participant to satisfy up to the lesser of (i) the maximum statutory rate in the Participant’s applicable jurisdiction or (ii) the amount required by applicable tax laws and regulations, by electing to have the Company withhold from the shares of Common Stock to be issued that number of whole shares of Common Stock having a Fair Market Value that would satisfy the withholding amount due (determined as of the date the amount of tax to be withheld is to be determined).

13.   No Restriction on Right of Company to Effect Corporate Changes

(a)   Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)   Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5 above, including the maximum number of shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, partial or complete liquidation, reclassification, consolidation, extraordinary dividend, split-up, spin-off, combination, separation, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event or distribution of stock or property of the Company affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the exercise price per share (or the grant price as the case may be), if any, under any outstanding Award shall be equitably adjusted in the manner deemed necessary by the Committee (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

14.   Application of Funds

The proceeds received by the Company from the sale of Common Stock pursuant to Awards will be used for general corporate purposes.

15.   Exchange Act

Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a Change in Control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

16.   No Right to Employment

No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

17.   Awards to Individuals Subject to Non-U.S. Jurisdictions

To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

18.   Term of the Plan

Unless earlier terminated pursuant to Section 20 below, the Plan shall terminate on the 10th anniversary of the Amended Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the 10th anniversary of the Amended Effective Date.

19.   Effective Date

The Plan shall become effective on the Amended Effective Date; provided, however, that if the Plan is not approved by the stockholders upon submission to them for approval at the 2017 annual meeting, the Plan shall continue to operate as approved by the stockholders of the Company on the Original Effective Date.

20.   Amendment and Termination

(a)   Amendment. Subject to applicable laws, rules and regulations, the Board or the Committee may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the New York Stock Exchange and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable to (x) comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (y) take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b) of the Plan), or (z) take into account significant acquisitions or dispositions of assets or other property by the Company

(b)   Repricings. The Committee may not effect a Repricing of any Option or Stock Appreciation Right granted under the Plan without the approval of the Company’s shareholders. In addition, no Option or Stock Appreciation Right may be repurchased or otherwise cancelled in exchange for cash or other property (except in connection with a change in the Common Stock or the capitalization of the Company as provided in Section 13(b) above) if the exercise price of the Option or the grant price of the Stock Appreciation Right is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange without the approval of the Company’s shareholders.

21.   Transferability

No Award shall be transferable other than by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order.

22.   Section 162(m) of the Code

The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards that are intended to constitute “qualified performance-based compensation” as defined in Treasury Regulation Section 1.162-27(e) or any successor provision, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

23.   Section 409A of the Code

To the extent applicable, the Plan and Award Documents shall be interpreted in accordance with Section 409A of the Code and interpretive guidance issued thereunder. If the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Document evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. Notwithstanding any contrary provision in the Plan or an Award Document, if the Committee determines that any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, the Committee may modify or amend such provision of the Plan or Award Document without consent of the Participant in any manner it deems reasonable or appropriate. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

24.   Satisfaction of Obligations

Subject to applicable laws, rules and regulations, the Company may apply any cash, shares of Common Stock, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise.

25.   Recoupment

Any Awards granted under the Plan shall be subject to any clawback or recoupment policies and procedures that are required under applicable law, rule or regulation or Company policy as enacted, adopted or modified from time to time.

26.   Award Document

In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

27.   Governing Law

Except as to matters of federal law, the Plan, the Award Document and all actions taken thereunder shall be construed in accordance with and shall be subject to the laws of the State of Florida.

Financial Performance Measures
Assets	Net income
Basic or diluted earnings per share	Net income before asset impairment charges and certain other expenses
Basic or diluted earnings per share growth	Gross or Net revenue
Basic or diluted earnings per share before asset impairment charges and certain other expenses	Operating cash flow
Basic or diluted earnings per share growth before asset impairment charges and certain other expenses	Operating cash flow before certain other expenses
Capital expenditures	Operating income
Cash flow	Operating income growth
Cash flow return on investment	Operating margin
Cash value added	Operating income before asset impairment charges and certain other expenses
Contract backlog	Operating revenue
Contract revenues	Pre-tax income
Days sales outstanding (accounts receivable)	Pre-tax income before asset impairment charges and certain other expenses
Days sales outstanding (accounts receivable and work in progress)	Pre-tax operating income
Debt-free working capital	Return on assets
Working capital	Return on equity
Debt level	Return on invested capital
Earnings before interest and taxes	Return on investment
Earnings before interest, taxes, depreciation and amortization	Return on net assets
Earnings before interest and taxes, asset impairment charges and certain other expenses	Return on tangible net assets
Earnings before interest, taxes, depreciation and amortization, asset impairment charges and certain other expenses	Return on tangible net worth
Economic value added	Revenue growth
Cost of capital	Share price
Effective tax rate	Tangible net assets
Expense management	Tangible net worth
Free cash flow	Gross margin
Market capitalization	Total shareholder return

Non-Financial Performance Measures
Customer or employee satisfaction	Objective individual performance goals
Development and execution of strategic initiatives	Safety performance

APPENDIX B

DYCOM INDUSTRIES, INC.
2017 NON-EMPLOYEE DIRECTORS
EQUITY PLAN

Dycom Industries, Inc., a company incorporated under the laws of Florida (“Dycom”), hereby establishes an equity compensation plan to be known as the Dycom Industries, Inc. 2017 Non-Employee Directors Equity Plan (the “Plan”). The Plan shall become effective as of the Effective Date, as defined in Section 14. Subject to approval by the shareholders of Dycom, upon the Effective Date no further awards shall be granted pursuant to the 2007 Non-Employee Directors Plan, as amended from time to time. Capitalized terms that are not otherwise defined in the text of the Plan are defined in Section 2.

1.	Purpose

The purpose of the Plan is to promote the long-term growth and financial success of Dycom and its Subsidiaries by attracting, motivating and retaining Non-Employee Directors of outstanding ability and assisting in promoting a greater identity of interest between the Company’s Non-Employee Directors and its shareholders.

2.	Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the Board or any committee thereof as designated by the Board.

“Annual Meeting” means the annual general meeting of the Company’s shareholders.

“Award” means, individually or collectively, any Director Option, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan.

“Award Document” means the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain such terms and conditions not inconsistent with the Plan as the Administrator may determine and which shall incorporate the Plan by reference and unless the Administrator requires otherwise, need not be signed by a representative of the Company or a Non-Employee Director.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable treasury regulations and rulings promulgated thereunder.

“Common Stock” means the common stock, par value $0.33 1∕3 per share, of Dycom.

“Company” means Dycom Industries, Inc., a Florida corporation, or any successor to substantially all its business.

“Date of Grant” means the date on which an Award is granted to a Non-Employee Director under the Plan.

“Deferral Election” has the meaning set forth in Section 12.

“Deferral Election Form” means a document, in a form approved by the Administrator, pursuant to which a Non-Employee Director may elect to make a Deferral Election under the Plan.

“Director Option” means an Award representing a right to purchase one Share granted to a Non-Employee Director pursuant to the terms and conditions set forth in Section 8.

“Disability” means any physical or mental injury or disorder of a Non-Employee Director to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last of a continuous period of not less than twelve calendar months. A Non-Employee Director shall be deemed disabled if determined to be totally disabled by the Social Security Administration.

“Dividend Equivalent” means a right to receive payment in accordance with Section 11 based on the value of a regular cash dividend paid by the Company on a Share.

“Effective Date” means the effective date of the Plan provided for in Section 14.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Administrator. In the absence of any alternative valuation methodology approved by the Administrator, the Fair Market Value of a Share shall be the closing price of a Share as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Administrator, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the closing price of a Share as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Fees” means (i) any annual cash fee payable to a Non-Employee Director for service on the Board, (ii) any other cash fee determined on an annual basis and payable for service on, or for acting as chairperson of, any committee of the Board, and (iii) any similar annual cash fee or fees payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors; provided, however, that “Fees” shall not include any per diem fees paid to a Non-Employee Director.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Payment Date” means the date or dates on which the Fees are payable to a Non-Employee Director.

“Plan Limit” has the meaning set forth in Section 4(a).

“Restriction Period” means, with respect to an award of Restricted Stock or Restricted Stock Units pursuant to Section 7 only, the period of time, commencing on the Payment Date and ending on the earlier to occur of (i) the six-month anniversary of the Payment Date and (ii) the termination of such Non-Employee Director’s services as a Non-Employee Director due to death or Disability.

“Restricted Stock” means a Share granted to a Non-Employee Director pursuant to the terms and conditions set forth in Section 9.

“Restricted Stock Unit” means an Award representing a right to receive one Share granted to a Non-Employee Director pursuant to the terms and conditions set forth in Section 10.

“Section 409A” means Section 409A of the Code and the treasury regulations and rulings promulgated thereunder.

“Service Period” means a twelve-month period commencing on the date of an applicable Annual Meeting or such other period as the Administrator may specify from time to time. The first Service Period shall commence on the date of the 2017 Annual Meeting.

“Share Amount” means the U.S. dollar amount of Fees received in the form of Restricted Stock or Restricted Stock Units by a Non-Employee Director, subject to the terms and conditions of this Plan.

“Share Election” means, unless otherwise determined by the Administrator, a Non-Employee Director’s written election to receive payment of a percentage of such Director’s Fees in the form of Restricted Stock or Restricted Stock Units, as determined by the Administrator in its sole discretion, subject to the terms and conditions of this Plan. Unless the Administrator determines otherwise, a Share Election shall be irrevocable.

“Share Election Form” means a document, in a form approved by the Administrator, pursuant to which a Non-Employee Director makes a Share Election under the Plan.

“Shares” means shares comprising the Common Stock.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrator designates as a Subsidiary for purposes of the Plan.

3.	Administration of the Plan

(a) Administrator. The plan shall be administered by the Administrator.

(b) Powers and Responsibility. The Administrator shall have full power and authority, subject to the express provisions hereof, to:

(i) grant Awards in accordance with the Plan;

(ii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iii) determine the terms and conditions of each Award at the time of grant or otherwise, including, without limitation, those related to vesting, forfeiture, payment, settlement and exercisability, and the effect, if any, of a Non-Employee Director’s termination of service from the Board or a change in control of the Company;

(iv) make factual and legal determinations in connection with the administration or interpretation of the Plan;

(v) establish, amend and rescind administrative regulations, rules and procedures relating to the Plan;

(vi) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(vii) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions; and

(viii) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(c) Plan Construction and Interpretation. The Administrator shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d) Determinations of the Administrator Final and Binding. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e) Delegation of Authority. The Administrator may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Administrator may not delegate (i) its authority with regard to Awards (including decisions concerning the timing, pricing and amount of Shares subject to an Award granted to Non-Employee Directors for purposes of Section 17 (b) of the Exchange Act) and (ii) its authority pursuant to Section 15 to amend the Plan.

(f) Liability of Administrator. The Administrator, the Chief Executive Officer, or any officer, Non-Employee Director or employee of the Company to whom any duties or responsibilities are delegated hereunder shall not be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify in the manner provided in the Company’s Third Amended and Restated By-Laws (as may be amended from time to time) or any relevant indemnification agreement between the Company and such person. In the performance of its responsibilities with respect to the Plan, the Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Administrator deems necessary, and no member of the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

4.	Shares Available

(a) General. Subject to adjustment as provided in Section 16, the maximum number of Shares that may be subject to Awards issued under the Plan (the “Plan Limit”) shall be 140,000 Shares.

(b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance under the Plan will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award; provided, however, that, notwithstanding the above, for every one Share issued in respect of an award of (i) Restricted Stock or (ii) Restricted Stock Units, the number of Shares available for issuance under the Plan shall be reduced by one Share.

For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares that are tendered by a Non-Employee Director or withheld by the Company to pay the exercise price of an Award or to satisfy a Non-Employee Director’s tax withholding obligations in connection with the exercise or settlement of an Award will not be added back to the Plan Limit. In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares subject to an Award that is forfeited, cancelled or expires for any reason without having been settled or delivered or that is settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and shall again be available for the grant of Awards under the Plan.

(c) Limitations. In any Service Period, the value of Awards under the Plan made to any Non-Employee Director (calculated based on the grant date Fair Market Value of such Awards for financial reporting purposes) shall not exceed $500,000, excluding the value of any Awards made under Section 7. For purposes of this Section 4(c), compensation in any Service Period shall include any amounts or grants that would have been paid or made, as applicable, to a particular Non-Employee Director absent such Non-Employee Director’s election to defer such compensation pursuant to any arrangement or plan of the Company permitting deferral of such compensation.

5.	Eligibility

Awards shall be granted only to Non-Employee Directors.

6.	Awards in General

(a) Grant of Awards. Unless otherwise determined by the Administrator, Awards shall be granted under the Plan as follows:

(i) upon a Non-Employee Director’s initial election or appointment to the Board;

(ii) to a Non-Employee Director who continues to be a member of the Board as of the date of an Annual Meeting; and

(iii) to a Non-Employee Director pursuant to the terms and conditions set forth in Section 7 herein.

All Awards shall be subject to the approval of the Board.

(b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document and such terms and conditions shall not be inconsistent with the Plan and shall include, without limitation, the date on which the Award was granted and the amount and type of such Award.

7.	Fees

(a) General. Each Non-Employee Director may elect to receive all or a portion of the annual Fees in Restricted Stock or Restricted Stock Units, as determined by the Administrator in its sole discretion, through the submission of a Share Election Form.

(b) Share Election. Prior to the commencement of any applicable Service Period, each Non-Employee Director will be provided with a Share Election Form. A Share Election Form submitted by a Non-Employee Director for an applicable Service Period, in accordance with such procedures to be determined by the Administrator, shall be deemed to be a continuing election for all subsequent Service Periods, unless such Non-Employee Director completes, signs and submits a subsequent Share Election Form prior to the commencement of a subsequent Service Period. A Non-Employee Director shall indicate on their Share Election Form the percentage of Fees for the applicable Service Period to be paid in Restricted Stock or Restricted Stock Units, as determined by the Administrator in its sole discretion.

(c) Effect of No Share Election Form. Subject to Section 7(b), a Non-Employee Director who does not have a completed and signed Share Election Form on file with the Company immediately prior to the payment of any Fees will have 100% of his or her Fees paid in cash.

(d) Determination of Number of Shares of Restricted Stock or Restricted Stock Units. The number of shares of Restricted Stock or Restricted Stock Units, as applicable, to be payable to a Non-Employee Director pursuant to this Section 7 shall be determined by (i) dividing (x) the Share Amount as of the Payment Date by (y) the Fair Market Value of a share of Common Stock as of the Payment Date and (ii) rounding up to the nearest whole share of Common Stock.

(e) Nontransferability. During the Restriction Period, shares of Restricted Stock or shares of Common Stock underlying Restricted Stock Units shall not be assigned, pledged, encumbered, or hypothecated to or in favor of or subject to any lien, obligation, or liability of a Non-Employee Director to any party other than the Company. Restricted Stock or shares of Common Stock underlying Restricted Stock Units, or other right of a Non-Employee Director relating thereto, shall not be transferred by a Non-Employee Director otherwise than by will or the laws of descent and distribution.

8.	Terms and Conditions of Director Options

(a) General. The Administrator shall determine the number of Director Options (if any) that may be granted to a Non-Employee Director. Director Options shall be nonqualified stock options and are not intended to qualify as “incentive stock options” under Section 422 of the Code. The exercise price per Share subject to each Director Option shall be equal to the Fair Market Value of a Share on the Date of Grant.

(b) Option Term. Each Director Option shall expire on the tenth anniversary of the Date of Grant or such earlier time as set forth in the Plan or an applicable Award Document.

(c) Vesting and Termination of Service.

(i) Vesting. Subject to the terms and conditions of the Plan, each Director Option granted to a Non-Employee Director shall vest and become exercisable in equal annual installments over the four-year period following the applicable Date of Grant. Once exercisable, an Option may be exercised at any time prior to its expiration, cancellation or termination as provided in the Plan.

(ii) Termination of Status as a Non-Employee Director.

(A) Disability. In the event that a Non-Employee Director ceases to be a director by reason of such Non-Employee Director’s Disability, any outstanding Director Option held by such Non-Employee Director that is vested and exercisable as of the date of such termination of services shall remain exercisable for a period of ninety-days following the termination, at the end of which time such Director Option shall terminate (unless the Director Option expires earlier by its terms) without any payment. Any outstanding Director Option that is not vested and exercisable at the date of such Non-Employee Director’s termination of services shall be terminated without any payment.

(B) Death. In the event that a Non-Employee Director ceases to be a director by reason of death, any outstanding Director Option held by such Non-Employee Director that is vested and exercisable on the date of his death shall remain exercisable for a period of ninety-days following such termination, at the end of which time such Director Option shall terminate (unless the Director Option expires earlier by its terms) without any payment. Any outstanding Director Option that is not vested and exercisable at the date of such Non-Employee Director’s termination of services shall be terminated without any payment.

(C) Termination of Services for Reasons Other than Death or Disability. In the event a Non-Employee Director terminates service as a member of the Board for any reason other than Disability or death, any unvested Director Option shall be cancelled and forfeited without any payment.

(iii) Subject to Exchange Rules. Any and all grants of Director Options shall be subject to all applicable rules and regulations of any exchange on which the Common Stock may then be listed.

(d) Notice of Exercise. Subject to the other terms and conditions of the Plan, a Non-Employee Director may exercise all or any portion of a vested Director Option by giving notice of exercise to the Company or its designated agent; provided, however, that in no event shall the Director Option be exercisable for a fractional

Share. The date of exercise of a Director Option shall be the later of (i) the date on which the Company or its agent receives such notice or (ii) the date on which the conditions provided in Sections 8(e) and 8(g) are satisfied.

(e) Form of Payment. The exercise price of a Director Option may be paid in (i) cash or (ii) by any other method as approved by the Administrator. In accordance with the rules and procedures authorized by the Administrator for this purpose, a Director Option may also be exercised through a “cashless exercise” procedure authorized by the Administrator from time to time.

(f) Limitation on Exercise. A Director Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(g) Shareholder Rights. A Non-Employee Director shall have no rights as a shareholder with respect to any Shares issuable upon exercise of a Director Option until such Shares shall have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate. No adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date upon which the Non-Employee Director becomes the holder of record thereof.

(h) Issuance of Shares. Subject to the foregoing conditions, after the Company’s receipt of a proper notice of exercise and payment of the exercise price for the number of Shares with respect to which a Director Option is exercised, Shares shall be issued in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy. Any fractional Shares shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

9.	Terms and Conditions of Restricted Stock

(a) General. The Administrator shall determine the number of Shares of Restricted Stock (if any) that may be granted to a Non-Employee Director.

(b) Vesting. Unless previously vested or forfeited in accordance with the terms and conditions contained herein, subject to the terms and conditions of the Plan, the Restricted Stock shall vest and become non-forfeitable in three equal annual installments over the three-year period following the applicable Date of Grant (each, a “Vesting Date”), provided that the Non-Employee Director is a member of the Board on the applicable Vesting Date.

(c) Shareholder Rights. A Non-Employee Director shall have all rights of a shareholder as to the Shares of Restricted Stock (including the right to receive regular cash dividends and to vote). Dividends shall be subject to the same terms and conditions (including vesting) as the underlying Shares of Restricted Stock and shall be distributed to a Non-Employee Director upon vesting of such Shares. None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, unless such Shares have vested.

(d) Issuance of Shares. As soon as practicable following the grant of an Award, the Restricted Stock shall be registered in the Non-Employee Director’s name in one or more stock certificates or book entry form in the discretion of the Company. If a certificate is issued it shall include such restrictions as the Company deems appropriate and shall be held by the Company until the restrictions lapse. If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy. Any fractional Shares shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

10.	Terms and Conditions of Restricted Stock Units

(a) General. The Administrator shall determine the number of Restricted Stock Units (if any) that may be granted to a Non-Employee Director.

(b) Vesting. Unless previously vested or forfeited in accordance with the terms and conditions contained herein, subject to the terms and conditions of the Plan, the Restricted Stock Units shall vest and become non-forfeitable in three equal annual installments over the three-year period following the applicable Date of Grant (each, a “Vesting Date”), provided that the Non-Employee Director is a member of the Board on the applicable Vesting Date.

(c) Shareholder Rights. A Non-Employee Director shall not have any rights as a shareholder with respect to the Shares underlying any Restricted Stock Unit until such Shares have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate. None of the Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of unless such Restricted Stock Units vest and are paid in Shares.

(d) Settlement of Restricted Stock Units. Subject to Section 12, on the date on which the Restricted Stock Units vest, all restrictions covering such Restricted Stock Units shall lapse and the Restricted Stock Units shall be payable in Shares and shall be evidenced in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws or Company policy. Any fractional Shares shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

(e) Deferral of Restricted Stock Units. A Non-Employee Director may elect to defer receipt of all or any portion of the Shares to be received upon settlement of the Restricted Stock Units until a date subsequent to the settlement date of the Restricted Stock Units as specified in Section 12, in which case there shall be credited to the Non-Employee Director’s Deferred Stock Unit Account a number of Elective Stock Units equal to the number of Shares being deferred.

11.	Dividend Equivalents

A Non-Employee Director shall be entitled to receive Dividend Equivalents on Restricted Stock Units in the event the Company pays a regular cash dividend with respect to its Common Stock. Dividend Equivalents shall be deemed to be reinvested in Shares. The Company shall maintain a bookkeeping record with respect to the Dividend Equivalents and such Dividend Equivalents shall be credited to a Non-Employee Director’s account on the date that the Company pays such regular cash dividend. Dividend Equivalents shall accrue on the Restricted Stock Units until such time as such Awards are settled and paid in Shares. If the Non-Employee Director elects to defer settlement of any Restricted Stock Units, such Awards shall continue to earn additional Dividend Equivalents during the deferral period and such additional Dividend Equivalents shall be deferred subject to the same terms and conditions as the Restricted Stock Units to which the Dividend Equivalents originally related. Payment of Dividend Equivalents that have been credited to the Non-Employee Director’s account will not be made with respect to any Restricted Stock Units that do not vest and are cancelled. Any fractional Dividend Equivalents shall be paid in cash.

12.	Election to Defer Awards

(a) General. The Administrator may permit any Non-Employee Director to elect to defer receipt of the value of all or a portion of his or her Restricted Stock Units until the earlier of (i) a date that is at least twelve months subsequent to the settlement date of the Restricted Stock Units and (ii) the date the Non-Employee Director terminates service as a member of the Board for any reason (the “Deferral Election”). Any Deferral Election must be made by a Non-Employee Director in such manner as specified in the rules and procedures to be established by the Administrator and set forth in the applicable Deferral Election Form approved from time to time by the Administrator.

(b) Elections. Within thirty days prior to the beginning of an applicable Service Period, or such other date prescribed by the Administrator, each Non-Employee Director shall have the opportunity to submit a Deferral

Election Form to the Company indicating his or her Deferral Election. Such Deferral Election shall specify the whole percentage of Restricted Stock Units (between 10% and 100%) to be deferred and the time of distribution of the Deferral Election in accordance with Section 12(a). The Deferral Election shall be irrevocable upon the latest date to submit the Deferral Election Form as set by the Administrator.

(c) Newly Elected Non-Employee Director Elections. In the event a Non-Employee Director is newly elected to the Board at an Annual Meeting or is otherwise elected or appointed on a date other than the Annual Meeting, such Non-Employee Director shall have the opportunity to make a Deferral Election within thirty days prior to any subsequent Service Period at which the newly elected Non-Employee Director will receive an initial Restricted Stock Unit Award (or such other time prescribed by the Administrator). Each newly elected Non-Employee Director shall submit his or her Deferral Election Form to the Company in accordance with this Section 12.

(d) Default Election. In the event a Non-Employee Director fails to complete, sign and return the Deferral Election Form to the Company within the specified timeframe, as stated in this Section 12, such Non-Employee Director’s Restricted Stock Units shall be issued in accordance with Section 10.

(e) Permissible Acceleration or Delay of Issuance of Shares. The Administrator shall not have the discretionary authority to accelerate or delay issuance of a Share underlying a Restricted Stock Unit, except to the extent that such acceleration or delay may, in the sole discretion of the Administrator, be effected in a manner that will not cause the Non-Employee Director to incur additional taxes, interest or penalties under Code Section 409A.

13.	Transferability

Awards may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order.

14.	Term

The “Effective Date” is November 21, 2017, assuming the Plan is approved by an affirmative vote of the holders of a majority of the Shares present, or represented, and entitled to vote at the 2017 Annual Meeting. Unless earlier terminated in accordance with Section 15, the Plan shall expire on the tenth anniversary of the Effective Date (the “Expiration Date”). No Awards shall be granted under the Plan after the Expiration Date. However, the expiration of the Plan shall not affect Awards made on or prior to the Expiration Date, which Awards shall remain outstanding subject to the terms hereof.

15.	Amendments

(a) Amendment. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Awards to be issued to a Non-Employee Director; provided, however, that any amendment which under the requirements of applicable law or a stock exchange rule must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule. No termination or amendment of the Plan that would materially and adversely alter or impair the rights of a Non-Employee Director under the Plan with respect to any Award previously made under the Plan shall be effective without such Non-Employee Director’s consent.

(b) Repricings. Notwithstanding the foregoing, no Director Option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price (other than as provided in Section 16) without the approval of the Company’s shareholders. In addition, no Director Option may be repurchased or otherwise cancelled in exchange for cash or other property at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying Common Stock.

16.	No Restriction on Right of Company to Effect Corporate Changes

(a) Authority of the Company and Shareholders. The existence of the Plan, the Award Documents and any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under the Plan will be equitably adjusted in the case of a stock-split, and may be adjusted in the sole discretion of the Administrator in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Awards may be equitably adjusted (including by payment of cash to a Non-Employee Director) in the sole discretion of the Administrator, and will be equitably adjusted in the case of a stock-split, in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Awards. Subject to the term hereof, such adjustments shall be made by the Administrator, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Administrator, such adjusted Awards shall be subject to the same restrictions, as applicable, to which the underlying Award is subject.

17.	No Right to Re-election

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

18.	Governing Law

The Plan and all agreements, including, without limitation, any Award Document, entered into under the Plan shall be construed in accordance with and subject to the laws of the state of Florida.

19.	Unfunded Plan

The Plan is unfunded. Prior to the exercise of any Awards, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general creditor of the Company. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

20.	Compliance with Rule 16b-3

It is the Company’s intent that the Plan and the Awards comply in all respects with Rule 16b-3 of the Exchange Act. If the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, but not the obligation, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

21.	Compliance with Code Section 409A

It is the Company’s intent that the Plan, Award Document and the Awards comply in all respects with Code Section 409A and the regulations and guidance promulgated thereunder. Notwithstanding any other provision of this Plan to the contrary, to the extent that any provision of this Plan, any Award Document, or any Award contravenes any regulations or guidance promulgated under Code Section 409A or could cause any person to be subject to additional taxes, interest or penalties under Code Section 409A, the Administrator may, without notice or consent of any Non-Employee Director, modify such provision, to the extent necessary or desirable to ensure the Plan continues to be exempt from the requirements of Code Section 409A. Any such amendment shall maintain, to the maximum extent practicable, the original intent of the applicable provision.

22.	Termination of Service

If any amount owed to a Non-Employee Director under this Plan is considered for purposes of Code Section 409A to be owed by virtue of his or her termination of service as a member of the Board, such amount shall be paid if and only if such termination constitutes a “separation from service” with the Company for purposes of Code Section 409A, determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto.

23.	Stated Periods of Time

In the event that any period of days, months or years set forth in the Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.

APPENDIX C

Supplemental Information about Fiscal 2017 Financial Overview and Strategic Developments

The Company uses information in the sections entitled “Proxy Statement Summary” and “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Fiscal 2017 Financial Overview and Strategic Developments” in this Proxy Statement that is derived from its consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain of this information is considered Non-GAAP financial measures under the United States Securities and Exchange Commission rules. The Non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

GAAP to Non-GAAP Reconciliations (Unaudited)

Organic Contract Revenues

The below table presents the reconciliation of GAAP contract revenue growth to Non-GAAP organic contract revenue growth.

			Additional week of revenue as a result of the Company’s 52/53 week year(2)		Revenue Growth
	Contract Revenues – GAAP	Revenues from businesses acquired(1)		Non-GAAP Organic Contract Revenues	GAAP – Growth – %	Non–GAAP Organic Growth %
	(Dollars in thousands)
Fiscal Year Ended July 29, 2017	$3,066,880	$(214,936)	$—	$2,851,944	14.8%	14.1%
Fiscal Year Ended July 30, 2016	$2,672,542	$(119,818)	$(53,485)	$2,499,239
(1)	Amounts for the fiscal year ended July 29, 2017 and July 30, 2016 represent revenues from acquired businesses that were not owned for the full period in both the current and prior year periods.
(2)	The fourth quarter of fiscal 2016 contained 14 weeks of operations as a result of the Company’s 52/53 week fiscal year, compared to 13 weeks of operations in the fourth quarter of fiscal 2017. The Non-GAAP adjustment is calculated independently for each comparative period as (i) total fourth quarter of fiscal 2016 contract revenues less, (ii) contract revenues for the fourth quarter of fiscal 2016 from businesses acquired that were not owned for the full period in both the current and prior year period, (iii) divided by 14 weeks.

Non-GAAP Adjusted EBITDA

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the fiscal year ended July 29, 2017 and July 30, 2016, and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Fiscal Year Ended July 29, 2017	Fiscal Year Ended July 30, 2016
	(Dollars in thousands)
Reconciliation of net income to Adjusted EBITDA:
Net income	$157,217	$128,740
Interest expense, net	37,364	34,720
Provision for income taxes	93,208	77,587
Depreciation and amortization expense	147,906	124,940
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	435,695	365,987
Gain on sale of fixed assets	(14,866)	(9,806)
Stock-based compensation expense	20,805	16,850
Loss on debt extinguishment	—	16,260
Acquisition transaction related costs	—	715
Non-GAAP Adjusted EBITDA	$441,634	$390,006

C-1

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share

The below table presents Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share for the fiscal year ended July 29, 2017 and July 30, 2016, and a reconciliation of Non-GAAP Adjusted Net Income to net income.

	Fiscal Year Ended July 29, 2017	Fiscal Year Ended July 30, 2016
	(Dollars in thousands, except per share amounts)
Reconciliation of Non-GAAP Adjusted Net Income:
Net income	$157,217	$128,740
Adjustments
Pre-tax non-cash amortization of debt discount	17,610	14,709
Pre-tax loss on debt extinguishment	—	16,260
Acquisition transaction related costs	—	715
Tax impact of adjustments	(6,561)	(12,040)
Total adjustments, net of tax	11,049	19,644
Non-GAAP Adjusted Net Income	$168,266	$148,384
Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:
Net income per common share	$4.92	$3.89
Total adjustments from above, net of tax	0.35	0.59
Non-GAAP Adjusted Diluted Earnings per Common Share	$5.26	$4.48
Diluted shares used in computing Adjusted Diluted Earnings per Common Share	31,984,731	33,115,755

Amounts in table above may not add due to rounding.

C-2

DYCOM

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or by phone, you do not need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33517-P97973 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYCOM INDUSTRIES, INC.

The Board of Directors recommends that you vote "FOR" the nominees listed in Proposal 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Dwight B. Duke	☐	☐	☐
1b. Laurie J. Thomsen	☐	☐	☐

The Board of Directors recommends that you vote "FOR" Proposals 2, 3, 5 and 6 and "1 YEAR" on Proposal 4:

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. To recommend, by non-binding advisory vote, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 5 AND 6 AND "1 YEAR" ON PROPOSAL 4.** If other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Meeting Location
Dycom Industries, Inc.
11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, FL 33408

YOUR VOTE IS IMPORTANT

E33518-P97973

DYCOM INDUSTRIES, INC.
Proxy for the 2017
Annual Meeting of Shareholders - November 21, 2017
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Steven E. Nielsen and H. Andrew DeFerrari, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting, then the action of such one to be in any event controlling), to vote all shares of common stock held of record by the undersigned on October 2, 2017 at the 2017 Annual Meeting of Shareholders (the "Annual Meeting") of the Company scheduled to be held on November 21, 2017 and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 5 AND 6 AND "1 YEAR" ON PROPOSAL 4. IF OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR IF CUMULATIVE VOTING IS REQUIRED, THE PERSON NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side